Exhibit 99.1

AGREEMENT AND PLAN OF REORGANIZATION

BY AND AMONG

GENSTAR THERAPEUTICS CORPORATION

GENESIS ACQUISITION CORPORATION

AND

VASCULAR GENETICS INC.

Dated as of September 12, 2002

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TABLE OF CONTENTS
(continued)

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TABLE OF CONTENTS
(continued)

INDEX OF EXHIBITS

Exhibit	Description

Exhibit A	Form of Company Affiliate Agreement

Exhibit B	Form of Company Stockholder Agreement

Exhibit C	Form of Parent Stockholder Agreement

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INDEX OF SCHEDULES

Company Schedules	Parent Schedules	Description
1.6(e)		Assumed Warrants
2.2(a)		Stockholder List
2.2(b)	3.2(b)	Option and Warrant List
	3.3	Subsidiaries
2.4	3.4	Governmental and Third Party Consents
2.5	3.5	Financial Statements
2.6		Undisclosed Liabilities
2.7	3.7	No Changes
2.8	3.8	Tax Returns and Audits
2.9	3.9	Restrictions on Business Activities
2.10(a)	3.10(a)	Company Leases/Parent Leases
2.10(b)	3.10(b)	Liens on Property
2.11(a)	3.11(a)	Intellectual Property
2.11(b)	3.11(b)	Intellectual Property Licenses
2.11(c)	3.11(c)	Intellectual Property Claims
2.12(a)	3.12(a)	Agreements, Contracts and Commitments
2.12(b)	3.12(b)	Breaches
2.13	3.13	Interested Party Transactions
2.15		Litigation
2.16	3.16	Insurance
	3.18	Hazardous Materials
2.19		Brokers/Finders Fees; Expenses of Transaction
2.20(b)	3.20(b)	Employee Benefit Plans and Employee Agreements
2.20(d)	3.20(d)	Employee Plan Compliance
2.20(g)	3.20(g)	Post Employment Obligations
2.20(h)(i)	3.20(h)	Effect of Transaction
2.20(h)(ii)	3.20(h)	Excess Parachute Payments
2.20(j)	3.20(j)	Labor
2.22(a)	3.22(a)	FDA Matters
2.22(c)	3.22(c)	FDA Adverse Reaction Reports
2.23	3.23	Studies
2.25	3.24	Indebtedness
4.1(a)(vii)	4.1(b)(vii)	Exercised Options and Warrants
4.1(a)(xii)	4.1(b)(xii)	Severance Agreements
5.13		Company Affiliate List
5.23		Acceleration of Vesting
5.30		Permitted Indebtedness
6.3(c)	6.2(c)	Third Party Consents
6.3(j)	6.2(j)	Permitted Liens
7.2(a)		Company Stockholders

AGREEMENT AND PLAN OF REORGANIZATION

This AGREEMENT AND PLAN OF REORGANIZATION (this “Agreement”) is made and entered into as of September 12, 2002 among GenStar Therapeutics Corporation, a Delaware corporation (“Parent”), Genesis Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and Vascular Genetics Inc., a Delaware corporation (the “Company”).

RECITALS

A.    The Boards of Directors of each of the Company, Parent and Merger Sub believe it is in the best interests of each company and their respective stockholders that Parent and the Company combine through the statutory merger of Merger Sub with and into the Company (the “Merger”) and, in furtherance thereof, have approved the Merger.

B.    Pursuant to the Merger, among other things, and subject to the terms and conditions of this Agreement, all of the issued and outstanding shares of capital stock of the Company (“Company Capital Stock”) and all outstanding options, Assumed Warrants (as defined in Section 1.6(e)), convertible securities or other rights to acquire or receive shares of Company Capital Stock shall be converted into the right to receive shares of Common Stock of Parent (“Parent Common Stock”) or options or warrants therefore, as applicable.

C.    A portion of the shares of Parent Common Stock otherwise issuable to the holders of Company Capital Stock in connection with the Merger shall be placed in escrow by Parent, the release of which amount shall be contingent upon certain events and conditions, all as set forth in Article VII hereof.

D.    Additional shares of Parent Common Stock shall be reserved for issuance to stockholders of the Company after the Effective Time of the Merger, the distribution of which shall be contingent upon certain events and conditions, all as set forth in Article VII hereof.

E.    The Company, Parent and Merger Sub intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Treasury Regulation Section 1.368-2(g) and that the Merger described herein shall qualify for federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code, as amended (the “Code”).

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, intending to be legally bound hereby the parties agree as follows:

ARTICLE I

THE MERGER

1.1    The Merger.    At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the Delaware General Corporation Law (“Delaware Law”), Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation and as a wholly-owned subsidiary of Parent. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the “Surviving Corporation.”

1.2    Effective Time.    Unless this Agreement is earlier terminated pursuant to Section 8.1, the closing of the Merger (the “Closing”) will take place as promptly as practicable, but no later than five (5) business days, following satisfaction or waiver of the conditions set forth in Article VI, at the offices of Wilson, Sonsini, Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California, unless another place or time is agreed to by

Parent and the Company. The date upon which the Closing actually occurs is herein referred to as the “Closing Date.” On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger (or like instrument) with the Secretary of State of the State of Delaware (the “Certificate of Merger”), in accordance with the relevant provisions of applicable law (the time of acceptance by the Secretary of State of Delaware of such filing being referred to herein as the “Effective Time”).

1.3    Effect of the Merger.    At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

1.4    Certificate of Incorporation; Bylaws.

(a)    Unless otherwise determined by Parent, at the Effective Time, the Certificate of Incorporation of the Surviving Corporation shall be amended and restated in its entirety to be identical to the Certificate of Incorporation of Merger Sub (except that the name of the Surviving Corporation shall be “Vascular Genetics Inc.”, which shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation.

(b)    Unless otherwise determined by Parent, the Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

1.5    Directors and Officers.    The director(s) of Merger Sub immediately prior to the Effective Time shall be the initial director(s) of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation. The officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Bylaws of the Surviving Corporation.

1.6    Shares to Be Issued; Effect on Capital Stock.    Subject only to the potential distribution of additional shares of Parent Common Stock as provided in Sections 1.7 and 7.3 herein, the number of shares of Parent Common Stock to be issued (including Parent Common Stock to be reserved for issuance after the Merger upon exercise of any of the Company’s options, warrants and other convertible securities to be assumed by Parent) in exchange for the acquisition by Parent of all outstanding Company Capital Stock and all unexpired and unexercised options (whether vested or unvested), Assumed Warrants (as defined in Section 1.6(e)), convertible securities or other rights to acquire Company Capital Stock shall be equal to the Fully-Diluted Parent Capital Stock, as defined in subsection 1.6(j) below, as of the Share Assessment Date (as defined in Section 1.6(f) below), less the sum of that number of shares of Company Capital Stock, if any, to be cancelled and extinguished pursuant to subsection 1.6(c) multiplied by the Exchange Ratio (as defined in Section 1.6(j) below) and the number of Appraisal Shares (as defined in Section 1.8), if any, multiplied by (i) the product of the Series B Factor (as defined in subsection 1.6(b) below) multiplied by the Exchange Ratio, if such Appraisal Shares are Company Series B Preferred Stock, or (ii) the Exchange Ratio, if such Appraisal Shares are any other securities of the Company (the “Merger Consideration”). Subject to the terms and conditions of this Agreement, as of the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holder of any shares of the Company Capital Stock, the following shall occur:

(a)    Conversion of Company Common Stock.    Each share of Common Stock of the Company, including all shares of Company Common Stock issued upon conversion of all Series A Preferred Stock and Series C Preferred Stock of the Company (collectively, the “Company Series A&C Preferred Stock”) immediately prior to the Closing and all shares of Common Stock issued in connection with the Recapitalization (as defined in Section 5.30), (collectively, the “Company Common Stock”) issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be canceled pursuant to Section 1.6(c), if any, and any Appraisal Shares (as defined and to the extent provided in Section 1.8(a)) will be canceled and extinguished and be converted automatically into the right to receive that number of shares of Parent Common Stock equal to the Exchange Ratio (as defined in Section 1.6(j) below), upon surrender of the certificate representing such share of Company Common Stock in the manner provided in Section 1.9.

(b)    Conversion of Company Series B Preferred Stock.    Each share of Series B Preferred Stock of the Company (the “Company Series B Preferred Stock”) issued and outstanding immediately prior to the Effective Time (other than any shares of Company Series B Preferred Stock which are to be canceled pursuant to Section 1.6(c), if any, or which are Appraisal Shares (as defined and to the extent provided in Section 1.8(a)) will be canceled and extinguished and be converted automatically into the right to receive that number of shares of Parent Common Stock equal to the product of the following formula: (a) 1.4926933 (“Series B Factor”) multiplied by (b) the Exchange Ratio.

(c)    Cancellation of Parent-Owned and Company-Owned Stock.    Each share of Company Capital Stock owned by Merger Sub, Parent, the Company or any direct or indirect wholly-owned subsidiary of Parent or the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

(d)    Stock Options.    At the Effective Time, all options to purchase Company Common Stock then outstanding under the Vascular Genetics Inc. Stock Option Plan (the “Option Plan”) or otherwise shall be assumed by Parent in accordance with provisions described below.

(i)    At the Effective Time, each outstanding option to purchase shares of Company Common Stock (each a “Company Option”) under the Option Plan or otherwise, whether vested or unvested, shall be, in connection with the Merger, assumed by Parent. Each Company Option so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Option Plan and/or as provided in the respective option agreements governing such Company Option immediately prior to the Effective Time, except that (A) such Company Option shall be exercisable for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Company Option immediately prior to the Effective Time (assuming such Company Option is fully vested, but understanding that the vesting schedule of such Company Option will be preserved) multiplied by the Exchange Ratio, rounded down (in the case of Company Options granted under the Option Plan or otherwise) to the nearest whole number of shares of Parent Common Stock and (B) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Option shall be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Company Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent.

(ii)    It is the intention of the parties that the Company Options assumed by Parent qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent the Company Options qualified as incentive stock options immediately prior to the Effective Time.

(iii)    Promptly following the Effective Time, Parent will issue to each holder of an outstanding Company Option a document evidencing the foregoing assumption of such Company Option by Parent.

(e)    Warrants.    At the Effective Time, certain warrants to purchase Company Common Stock or the Company’s Series A Preferred Stock or Series C Preferred Stock, each listed on Schedule 1.6(e) (the “Assumed Warrants”), shall be assumed by Parent. Each Assumed Warrant so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions as provided in the respective Assumed Warrant immediately prior to the Effective Time, except that (A) such Assumed Warrant shall be exercisable for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock or the Company’s Series A Preferred Stock or Series C Preferred Stock, as applicable, that were issuable upon exercise of such Assumed Warrant immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock and (B) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such Assumed Warrant shall be equal to the quotient determined by dividing the exercise price per share of Company Common Stock or the Company’s Series A Preferred Stock or Series C Preferred Stock, as applicable, at which such Assumed Warrant was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent.

(f)    Share Assessment Date.    On the date that is five (5) days prior to the Closing Date (the “Share Assessment Date”), Parent shall deliver to the Company a report that provides satisfactory detail of the Fully-Diluted Parent Capital Stock as of such Share Assessment Date.

(g)    Capital Stock of Merger Sub.    Each share of Common Stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

(h)    Adjustments to Exchange Ratio.    The Exchange Ratio shall reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Capital Stock), reorganization, recapitalization or other like change with respect to Parent Common Stock or Company Capital Stock occurring after the date hereof and prior to the Effective Time.

(i)    Fractional Shares.    No fraction of a share of Parent Common Stock shall be issued. The number of shares of Parent Common Stock received by a holder of shares of Company Capital Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall be rounded down to the nearest whole number of shares of Parent Common Stock.

(j)    Certain Definitions.

(i)    Aggregate Common Number.    The “Aggregate Common Number” shall mean the aggregate number of shares of Company Common Stock (including all shares of Company Common Stock issued upon conversion of the Company Series A&C Preferred Stock immediately prior to the Closing and all shares of Common Stock issued in connection with the Recapitalization (as defined in Section 5.30)) outstanding immediately prior to the Effective Time, including any shares of Company Capital Stock which will be canceled in accordance with Section 1.6(c).

(ii)    Aggregate Option Number.    The “Aggregate Option Number” shall mean the aggregate number of shares of Company Common Stock (or the shares of Company Series A&C Preferred Stock, as applicable) issuable upon the exercise of all outstanding Company Options, Assumed Warrants (as defined in Section 1.6(e)), convertible securities (expressly excluding the outstanding Company Series A&C Preferred Stock and the Company Series B Preferred Stock) and other rights to acquire shares of Company Common Stock immediately prior to the Effective Time.

(iii)    Aggregate Series B Preferred Number.    The “Aggregate Series B Preferred Number” shall mean the number obtained by multiplying the number of shares of Company Series B Preferred Stock times the Series B Factor (as defined in Section 1.6(b) above).

(iv)    Company Aggregate Share Number.    The “Company Aggregate Share Number” shall mean the sum of the Aggregate Common Number, Aggregate Option Number, and the Aggregate Series B Preferred Number.

(v)    Company Escrow Amount.    The “Company Escrow Amount” shall be a number of shares of Parent Common Stock obtained by multiplying (x) the Parent Aggregate Share Number by (y) 0.10.

(vi)    Exchange Ratio.    The “Exchange Ratio” shall mean the quotient obtained by dividing the Parent Aggregate Share Number by the Company Aggregate Share Number.

(vii)    Merger Consideration.    The “Merger Consideration” shall be as defined in Section 1.6 above.

(viii)    Parent Aggregate Share Number.    The “Parent Aggregate Share Number” shall be that number of shares of Parent Common Stock which is equal to the Fully-Diluted Parent Capital Stock as of the Share Assessment Date.

(ix)    Fully-Diluted Parent Capital Stock.    The “Fully-Diluted Parent Capital Stock” shall mean the aggregate issued and outstanding shares of capital stock of Parent (expressly excluding any issued and outstanding shares of Series C Preferred Stock of Parent) on a fully-diluted basis, including all unexpired and unexercised options (whether vested and unvested), warrants (expressly excluding any warrants that terminate in connection with the Merger), convertible securities or other rights to acquire or receive shares of capital stock of Parent (expressly excluding any outstanding rights to acquire or receive shares of Series C Preferred Stock of Parent) plus an additional 500,000 shares of capital stock of Parent in lieu of the issued and outstanding, or any rights to acquire, shares of Series C Preferred Stock of Parent.

(x)    Parent Indemnification Amount.    The “Parent Indemnification Amount” shall be a number of shares of Parent Common Stock obtained by multiplying (x) the Parent Aggregate Share Number by (y) 0.10.

1.7    Parent Indemnification Fund.    As provided in Section 7.3, Parent shall reserve for issuance to stockholders of Company a number of shares of Parent Common Stock equal to the Parent Indemnification Amount, the distribution of which shall be contingent upon the events and conditions set forth in Article VII. Such shares shall remain in the treasury account of Parent and shall only become beneficially owned by the stockholders of Company Capital Stock in the event that the distribution of the shares, or a portion thereof, is required to indemnify or otherwise compensate such stockholders as provided in Article VII.

1.8    Appraisal Shares.

(a)    Notwithstanding any provision of this Agreement to the contrary, any shares of Company Capital Stock held by a holder who has demanded and perfected appraisal rights for such shares in accordance with Delaware Law and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal rights (“Appraisal Shares”) shall not be converted into or represent a right to receive Parent Common Stock pursuant to Section 1.6, but the holder thereof shall only be entitled to such rights as are granted by Delaware Law.

(b)    Notwithstanding the provisions of subsection (a), if any holder of shares of Company Capital Stock who demands appraisal of such shares under Delaware Law shall effectively withdraw or lose (through failure to perfect or otherwise) the right to appraisal, then, as of the later of the Effective Time and the occurrence of such event, such holder’s shares shall automatically be converted into and represent only the right to receive Parent Common Stock as provided in Section 1.6, without interest thereon, upon surrender of the certificate representing such shares.

(c)    The Company shall give Parent (i) prompt notice of any written demands for appraisal of any shares of Company Capital Stock, withdrawals of such demands, and any other instruments served pursuant to Delaware Law and received by the Company and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under Delaware Law. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisal of capital stock of the Company or offer to settle or settle any such demands.

1.9    Surrender of Company Stock Certificates

(a)    Exchange Agent.    Prior to the Effective Time, Parent shall designate a bank or trust company to act as exchange agent (the “Exchange Agent”) in the Merger.

(b)    Parent to Provide Common Stock.    Promptly after the Effective Time, Parent shall make available to the Exchange Agent for exchange in accordance with this Article I, the aggregate number of shares of Parent Common Stock issuable pursuant to Section 1.6 in exchange for outstanding shares of Company Capital Stock; provided that, on behalf of the holders of Company Capital Stock, Parent shall deposit into an escrow account a number of shares of Parent Common Stock equal to the Company Escrow Amount out of the aggregate number of shares of Parent Common Stock otherwise issuable pursuant to Section 1.6. The portion of the Company Escrow Amount contributed on behalf of each holder of Company Capital Stock shall be in proportion to the aggregate number of shares of Parent Common Stock which such holder would otherwise be entitled to receive under Section 1.6 by virtue of ownership of outstanding shares of Company Capital Stock.

(c)    Exchange Procedures.    Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each holder of record of a certificate or certificates (the “Company Stock Certificates”) which immediately prior to the Effective Time represented outstanding shares of Company Capital Stock and which shares were converted into the right to receive shares of Parent Common Stock pursuant to Section 1.6, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Company Stock Certificates shall pass, only upon delivery of the Company Stock Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Company Stock Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Company Stock Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Company Stock Certificate shall be entitled to receive in exchange therefor a certificate representing the number of shares of Parent Common Stock (less the number of shares of Parent Common Stock, if any, to be deposited in the Escrow Fund on such holder’s behalf pursuant to Article VII hereof), rounded down to nearest number of whole shares in accordance with Section 1.6(i), to which such holder is entitled pursuant to Section 1.6, and the Company Stock Certificate so surrendered shall forthwith be canceled. As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of Article VII hereof, Parent shall cause to be distributed to the Escrow Agent (as defined in Article VII) a certificate or certificates representing that number of shares of Parent Common Stock equal to the Company Escrow Amount, which certificate shall be registered in the name of the Escrow Agent. Such shares shall be beneficially owned by the holders on whose behalf such shares were deposited in the Escrow Fund and shall be available to compensate Parent as provided in Article VII. Until so surrendered, each outstanding Company Stock Certificate will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of shares of Parent Common Stock into which such shares of Company Capital Stock shall have been so converted, in accordance with Section 1.6.

(d)    Distributions With Respect to Unexchanged Shares.    No dividends or other distributions with respect to Parent Common Stock declared or made after the Effective Time and with a record date after the Effective Time will be paid to the holder of any unsurrendered Company Stock Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Company Stock Certificate shall surrender such Company Stock Certificate. Subject to applicable law, following surrender of any such Company Stock Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of Parent Common Stock.

(e)    Transfers of Ownership.    If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the Company Stock Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Company Stock Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the Company Stock Certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

(f)    No Liability.    Notwithstanding anything to the contrary in this Section 1.9, none of the Parent, the Exchange Agent, the Surviving Corporation, or other any party hereto, or any officer, agent or representative thereof, shall be liable to a holder of shares of Parent Common Stock or Company Capital Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

1.10    No Further Ownership Rights in Company Common Stock.    Subject to the provisions of Article VII, all shares of Parent Common Stock issued upon the surrender for exchange of shares of Company Capital Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Company Stock Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

1.11    Lost, Stolen or Destroyed Company Stock Certificates.    In the event any Company Stock Certificates evidencing shares of Company Capital Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Company Stock Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock as may be required pursuant to Section 1.6; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Company Stock Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent or the Exchange Agent with respect to the Company Stock Certificates alleged to have been lost, stolen or destroyed.

1.12    Tax.    It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code and that this Agreement is adopted as a “plan of reorganization” within the meaning of Treasury Regulation Section 1.368-2(g).

1.13    Taking of Necessary Action; Further Action.    If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to Parent and Merger Sub, subject to such exceptions as are specifically disclosed herein or in the disclosure letter (referencing the appropriate section number) supplied by the Company to Parent (the “Company Schedules”) and dated as of the date hereof, as follows:

2.1    Organization of the Company.    The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations and results of operations, taken as a whole (hereinafter referred to as a “Material Adverse Effect”), of the Company. The Company has delivered a true and correct copy of its Certificate of Incorporation and Bylaws, each as amended to date, to Parent.

2.2    Company Capital Structure.

(a)    As of the date hereof, the authorized capital stock of the Company consists of 20,000,000 shares of authorized Common Stock, of which 8,809,915 shares are issued and outstanding, and 20,000,000 shares of authorized Preferred Stock, of which 1,885,750 shares are issued and outstanding and designated Series A Preferred Stock. 699,427 shares are issued and outstanding and designated as Series B Preferred Stock, and 1,929,063 shares are issued and outstanding and designated as Series C Preferred Stock. The Company Capital Stock is held of record by the persons, with the addresses of record and in the amounts set forth on Schedule 2.2(a). All outstanding shares of Company Capital Stock are duly authorized, validly issued, fully paid and non-assessable and were not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of the Company or any agreement to which the Company is a party or by which it is bound at the time of issuance, except for preemptive rights which have been waived. All offers for sale, sales and issuances of the capital stock of the Company have been in compliance with all applicable agreements and all applicable laws, including applicable federal and state securities laws.

(b)    The Company has reserved 1,000,000 shares of Common Stock for issuance to employees and consultants pursuant to the Option Plan, of which 733,000 shares are subject to outstanding, unexercised options and 267,000 shares remain available for future grant. The Company shall reserve 18,044 shares of Series A Preferred Stock and has reserved 1,877,729 shares of Series C Preferred Stock for issuance upon exercise of outstanding warrants. The Company has reserved 5,932,041 shares of Common Stock for issuance upon conversion of the Preferred Stock now outstanding and shall reserve an additional 1,877,720 shares of Common Stock for issuance upon the conversion of the Series C Preferred Stock issued in connection with the exercise of warrants. Additionally, the Company shall reserve 3,868,036 shares of Common Stock for issuance in connection with the Recapitalization. Schedule 2.2(b) sets forth for each outstanding Company Option or warrant the name of the holder of such option or warrant, the number of shares of Common Stock subject to such option or warrant, the exercise price of such option or warrant and the vesting schedule for such option or warrant, including the extent vested to date and whether the exercisability of such option or warrant will be accelerated and become exercisable by reason of the transactions contemplated by this Agreement. Except for the Company Options and warrants described in Schedule 2.2(b) or otherwise as described in Schedule 2.2(b), there are no options, warrants, subscriptions, calls, preemptive rights, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. The holders of Company Options and warrants have been or will be given, or shall have properly waived, any required notice prior to the Merger. All warrants other than the Assumed Warrants shall have been terminated at or prior to the Effective Time. As a result of the Merger, Parent will be the record and the sole beneficial owner of all capital stock of the Company and rights to acquire or receive such capital stock.

(c)    The Series B Factor (as defined in Section 1.6(b)) represents the current conversion rate of the Series B Preferred Stock into Company Common Stock.

2.3    Subsidiaries.    The Company does not have and has never had any subsidiaries or affiliated companies and does not otherwise own and has never otherwise owned any shares of capital stock or any interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity.

2.4    Authority.    Subject only to the requisite approval of the Merger, this Agreement and the Conversion Amendment (as defined in Section 4.1(a)(viii)) by the Company’s stockholders, the Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. Assuming the Company’s stockholders of record as constituted immediately prior to the Merger will hold at least (50%) of the voting power of Parent immediately after the Effective Time, the vote required of the Company’s stockholders to duly approve the Merger and this Agreement is a majority of the Company Common

Stock and the majority of the Company Capital Stock. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject only to the approval of the Merger, this Agreement and the Conversion Amendment by the Company’s stockholders. The Company’s Board of Directors has approved the Merger and this Agreement. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms. Except as set forth on Schedule 2.4, subject only to the approval of the Merger, this Agreement and the Conversion Amendment by the Company’s stockholders, the execution and delivery of this Agreement by the Company does not, and, as of the Effective Time, the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (any such event, a “Conflict”) (i) any provision of the Certificate of Incorporation or Bylaws of the Company, (ii) any mortgage, indenture, lease, contract or other agreement or instrument to which the Company is a party or by which it or any of its properties are bound, or (iii) any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets. The execution and delivery of this Agreement by the Company does not, and, as of the Effective Time, the consummation of the transactions contemplated hereby will not, result in the creation or imposition of any lien, claim, charge, restriction, security interest or encumbrance of any kind whatsoever upon any asset of the Company. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or foreign governmental authority, instrumentality, agency or commission (“Governmental Entity”) or any third party (so as not to trigger any Conflict) is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger with the Delaware Secretary of State, (ii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and (iii) such other consents, waivers, authorizations, filings, approvals and registrations which are set forth on Schedule 2.4.

2.5    Company Financial Statements.    Schedule 2.5 sets forth (i) the Company’s audited balance sheets as of December 31, 2001 and the related audited statements of operations and cash flows for the twelve-month period then ended (ii) and the Company’s unaudited balance sheet as of July 31, 2002 (the “Current Company Balance Sheet”) and the related unaudited statement of operations and cash flows for the seven-month period then ended (collectively, the “Company Financials”). Except as disclosed in Schedule 2.5, the Company Financials are correct in all material respects and have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a basis consistent throughout the periods indicated and consistent with each other. Except as disclosed in Schedule 2.5, the Company Financials present fairly the financial condition and operating results of the Company as of the dates and during the periods indicated therein, subject, in the case of the unaudited financial statements, to normal year-end adjustments, which such adjustments will not be material in amount or significance.

2.6    No Undisclosed Liabilities.    Except as set forth in Schedule 2.6, the Company does not have any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with GAAP), which individually or in the aggregate, (i) has not been reflected in the Current Company Balance Sheet, or (ii) has not arisen in the ordinary course of the Company’s business since the date of the Current Company Balance Sheet, consistent with past practices.

2.7    No Changes.    Except as set forth in Schedule 2.7, since the date of the Current Company Balance Sheet, there has not been, occurred or arisen any:

(a)    transaction by the Company except in the ordinary course of business as conducted on the date of the Current Company Balance Sheet and consistent with past practices;

(b)    amendments or changes to the Certificate of Incorporation or Bylaws of the Company;

(c)    capital expenditure or commitment by the Company, either individually or in the aggregate, exceeding $25,000;

(d)    destruction of, damage to or loss of any assets, business or customers of the Company (whether or not covered by insurance);

(e)    labor trouble or claim of wrongful discharge or other unlawful labor practice or action;

(f)    change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company;

(g)    revaluation by the Company of any of its assets;

(h)    declaration, setting aside or payment of a dividend or other distribution with respect to the capital stock of the Company, or any direct or indirect redemption, purchase or other acquisition by the Company of any of its capital stock;

(i)    increase in the salary or other compensation payable or to become payable (whether in cash, stock, equity securities, or otherwise) to any of its officers, directors, employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment of a bonus or other additional salary or compensation to any such person except as otherwise contemplated by this Agreement;

(j)    sale, lease, license or other disposition of any of the assets or properties of the Company, except in the ordinary course of business as conducted on that date and consistent with past practices;

(k)    amendment or termination of any contract, agreement or license to which the Company is a party or by which it is bound;

(l)    loan by the Company to any person or entity, incurring by the Company of any indebtedness, guaranteeing by the Company of any indebtedness, issuance or sale of any debt securities of the Company or guaranteeing of any debt securities of others, except for advances to employees for travel and business expenses in the ordinary course of business, consistent with past practices;

(m)    waiver or release of any right or claim of the Company, including any write-off or other compromise of any account receivable of the Company;

(n)    commencement or notice or threat of commencement of any lawsuit or proceeding against or investigation of the Company or its affairs;

(o)    notice to the Company of any claim of ownership by a third party of the Company Intellectual Property Rights (as defined in Section 2.11 below) or of infringement by the Company of any third party’s intellectual property rights;

(p)    issuance or sale by the Company of any of its shares of capital stock, or any options, warrants or other securities exchangeable, convertible or exercisable therefor, or of any other of its securities;

(q)    change in pricing or royalties set or charged by the Company to its customers or licensees or in pricing or royalties set or charged by persons who have licensed Intellectual Property to the Company;

(r)    event or condition of any character that has or could be reasonably expected to have a Material Adverse Effect on the Company;

(s)    creation of any mortgage, lien, security interest, restriction, charge or other encumbrance to which the assets of the Company may be subject, except for permitted liens as provided in Section 6.3(j) herein; or

(t)    negotiation or agreement by the Company or any officer or employees thereof to do any of the things described in the preceding clauses (a) through (s) (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement).

2.8    Tax and Other Returns and Reports.

(a)    Definition of Taxes.    For the purposes of this Agreement, “Tax” or, collectively, “Taxes”, means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

(b)    Tax Returns and Audits.    Except as set forth in Schedule 2.8:

(i)    The Company as of the Effective Time will have prepared and filed all required federal, state, local and foreign returns, estimates, information statements and reports (“Returns”) relating to any and all Taxes concerning or attributable to the Company or its operations and such Returns are true and correct and have been completed in accordance with applicable law.

(ii)    The Company as of the Effective Time: (A) will have paid all Taxes it is required to pay and (B) will have withheld with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld.

(iii)    The Company has not been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against the Company, nor has the Company executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

(iv)    No audit or other examination of any Return of the Company is currently in progress, nor has the Company been notified of any request for such an audit or other examination.

(v)    The Company does not have any liabilities for unpaid Taxes which have not been accrued or reserved against in accordance with GAAP on the Current Company Balance Sheet, whether asserted or unasserted, contingent or otherwise, and there is no basis for the assertion of any such liability attributable to the Company, its assets or operations. Since the date of the Current Company Balance Sheet, the Company has not incurred any liabilities for Taxes other than in the ordinary course of business.

(vi)    The Company has provided to Parent copies of all federal and state income and all state sales and use Tax Returns for all periods since the date of Company’s incorporation.

(vii)    There are (and as of immediately following the Effective Time there will be) no liens, pledges, charges, claims, security interests or other encumbrances of any sort (“Liens”) on the assets of the Company relating to or attributable to Taxes.

(viii)    There is no basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of the Company.

(ix)    None of the Company’s assets are treated as “tax-exempt use property” within the meaning of Section 168(h) of the Code.

(x)    As of the Effective Time, there will not be any contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G of the Code.

(xi)    The Company has not filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

(xii)    The Company has (a) never been a member of an affiliated group (within the meaning of Code §1504(a)) filing a consolidated federal income tax Return (other than a group the common parent of which was Company), (b) never been a party to a tax sharing, indemnification or allocation agreement, nor does the Company owe any amount under any such agreement (c) no liability for the Taxes of any person (other than Company or any of its Subsidiaries) under Treas. Reg. § 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise and (d) never been a party to any joint venture, partnership or other agreement that could be treated as a partnership for Tax purposes.

(xiii)    The Company is not, and has not been at any time, a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code.

(xiv)    No adjustment relating to any Return filed by the Company has been proposed formally or, to the knowledge of the Company, informally by any tax authority to the Company or any representative thereof.

(xv)    The Company has not constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code (x) in the two years prior to the date of this Agreement or (y) in a distribution which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

2.9    Restrictions on Business Activities.    Except as set forth in Schedule 2.9, there is no agreement (noncompete or otherwise), commitment, judgment, injunction, order or decree to which the Company is a party or otherwise binding upon the Company which has or reasonably could be expected to have the effect of prohibiting or impairing any business practice of the Company, any acquisition of property (tangible or intangible) by the Company or the conduct of business by the Company. Without limiting the foregoing, except as set forth in Schedule 2.9, the Company has not entered into any agreement under which the Company is restricted from selling, licensing or otherwise distributing any of its products to any class of customers, in any geographic area, during any period of time or in any segment of the market.

2.10    Title to Properties; Absence of Liens and Encumbrances.

(a)    The Company owns no real property, is not obligated to purchase any real property and has never owned any real property. Schedule 2.10(a) sets forth a list of all real property currently leased or otherwise occupied by the Company, the name of the lessor, the date of the lease or other occupancy agreement and each amendment thereto (each a “Company Lease”) and, with respect to any current Company Lease, the aggregate annual rental and/or other fees payable under any such Company Lease. All such current Company Leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such Company Leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default). The Company has delivered true, correct and complete copies of all such current Company Leases to the Parent.

(b)    The Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens (as defined in Section 2.8(b)(vii)), except as reflected in the Company Financials or in Schedule 2.10(b) and except for liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not detract from the value, or interfere with the present use, of the property subject thereto or affected thereby.

(c)    The facilities, plants, structures and equipment owned or leased by the Company are structurally sound with no known material defects, except for reasonable wear, and are in good and safe operating condition and repair and are adequate for the uses to which they are being put.

2.11    Intellectual Property

(a)    To the Company’s knowledge, the Company owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, technology, know-how, clinical data, patient records, computer software programs or applications (in both source code and object code form), any information provided to any regulatory agency in support of any regulatory filings relating to the business of the Company as currently conducted or as proposed to be conducted (as contemplated in its filings with the FDA or other regulatory authority) by the Company, and all other tangible or intangible proprietary information or material that are used in the business of the Company as currently conducted or as proposed to be conducted by the Company (the “Company Intellectual Property Rights”). Schedule 2.11(a) sets forth a complete list of all patents, registered and unregistered trademarks, registered copyrights, trade names and service marks, and any applications therefor, included in the Company Intellectual Property Rights, and specifies, where applicable, the jurisdictions in which each such Company Intellectual Property Right has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners.

(b)    Schedule 2.11(b) sets forth a complete list of all licenses, sublicenses and other agreements (with the exception of all commercial off-the-shelf software licenses, label licenses, “shrink wrap” licenses, “click through” licenses, or any other similar publicly available end-user licenses) to which the Company is a party and pursuant to which the Company or any other person is authorized to use any Company Intellectual Property Right or trade secret of the Company, and includes the identity of all parties thereto. The execution and delivery of this Agreement by the Company, and the consummation of the transactions contemplated hereby, will neither cause the Company to be in violation or default under any such license, sublicense or agreement, nor entitle any other party to any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement. Except as set forth in Schedule 2.11(a) and except for the terms and conditions of the agreements listed on Schedule 2.11(b), and further with the exception of commercial off-the-shelf software licenses, label licenses, “shrink wrap” licenses, “click through” licenses, or any other similar publicly available end-user licenses, the Company is the sole and exclusive owner or licensee of, with all right, title and interest in and to (free and clear of any liens or encumbrances), the Company Intellectual Property Rights, and has sole and exclusive rights (and is not contractually obligated to pay any compensation to any third party in respect thereof) to the use thereof or the material covered thereby in connection with the services or products in respect of which the Company Intellectual Property Rights are being used by the Company as of the date of this Agreement.

(c)    Except as set forth in Schedule 2.11(c), no claims with respect to the Company Intellectual Property Rights have been asserted or are threatened by any person, nor, to the knowledge of the Company, are there any valid grounds for any bona fide claims, (i) to the effect that the manufacture, sale, licensing or use of any of the products of the Company infringes on any copyright, patent, trade mark, service mark, trade secret or other proprietary right, (ii) against the use by the Company of any trademarks, service marks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the Company’s business as currently conducted or as proposed to be conducted (as contemplated in its filings with the FDA or other regulatory authority) by the Company, or (iii) challenging the ownership by the Company, validity or effectiveness of any of the Company Intellectual Property Rights. All registered trademarks, service marks and copyrights held by the Company are valid and subsisting. The Company has not, to its knowledge, infringed any valid copyright, patent, trademark, service mark, trade secret, or other proprietary right of any third party, and to the Company’s knowledge the business of the Company as is currently conducted or as proposed to be conducted does not infringe, any valid copyright, patent, trademark, service mark, trade secret or other proprietary right of any third party. To the Company’s knowledge, there is no unauthorized use, infringement or misappropriation of any of the Company Intellectual Property Rights by any third party, including any employee or former employee of the Company. To the Company’s knowledge, no Company Intellectual Property Right or product of the Company or any of its subsidiaries is subject to any outstanding decree, order, judgment, or stipulation restricting in any manner the licensing thereof by the Company. Each employee, consultant or contractor of the Company has executed a proprietary information and confidentiality agreement. All software included in the Company Intellectual Property Rights is original with the Company and has been either created by employees of the Company on a work-for-hire basis or by consultants or contractors who have created such software themselves and have assigned all rights they may have had in such software to the Company.

2.12    Agreements, Contracts and Commitments.

(a)    Except as set forth on Schedule 2.12(a), the Company does not have, is not a party to nor is it bound by:

(i)    any collective bargaining agreements,

(ii)    any agreements or arrangements that contain any severance pay or post-employment liabilities or obligations,

(iii)    any bonus, deferred compensation, pension, profit sharing or retirement plans, or any other employee benefit plans or arrangements,

(iv)    any employment or consulting agreement, contract or commitment with an employee or individual consultant or salesperson or any consulting or sales agreement, contract or commitment under which any firm or other organization provides services to the Company,

(v)    any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement,

(vi)    any fidelity or surety bond or completion bond,

(vii)    any lease of personal property having a value individually in excess of $25,000,

(viii)    any agreement of indemnification or guaranty,

(ix)    any agreement, contract or commitment containing any covenant limiting the freedom of the Company to engage in any line of business or to compete with any person,

(x)    any agreement, contract or commitment relating to capital expenditures and involving future payments in excess of $25,000,

(xi)    any agreement, contract or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of the Company’s business,

(xii)    any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in clause (viii) hereof,

(xiii)    any purchase order or contract for the purchase of raw materials involving $25,000 or more,

(xiv)    any construction contracts,

(xv)    any distribution, joint marketing or development agreement,

(xvi)    any agreement pursuant to which the Company has granted or may grant in the future, to any party, a source-code license or option or other right to use or acquire source-code,

(xvii)    any other agreement, contract or commitment that involves $25,000 or more or is not cancelable without penalty within thirty (30) days,

(xviii)    any licenses of intellectual property to or from any person, except for any commercial off-the-shelf software licenses, label licenses, “shrink wrap” or “click through” licenses or any other similar publicly available end user license agreements,

(xix)    any agreement containing registration rights with respect to any of its securities or pursuant to which the Company may be obligated to register any securities,

(xx)    any contract, agreement or other arrangement entitling any person or other entity to any profits, revenues or cash flows of the Company or requiring any payments or other distributions based on such profits, revenues or cash flows, or

(xxi)    any contracts or agreements with any director, officer or material stockholder of the Company, or with any person related to any such person or with any company or other organization in which any director, officer, or material stockholder of the Company, or anyone related to any such person, has a direct or indirect financial interest (for purposes hereof, the term “material stockholder” shall mean any person or entity that owns, beneficially or of record, more than five percent (5%) of any class or series of the Company’s capital stock).

(b)    Except for such alleged breaches, violations and defaults, and events that would constitute a breach, violation or default with the lapse of time, giving of notice, or both, as are all noted in Schedule 2.12(b), the Company has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any agreement, contract or commitment required to be set forth on Schedule 2.12(a) and Schedule 2.11(b) (any such agreement, contract or commitment, a “Contract”). Each Contract is in full force and effect and, except as otherwise disclosed in Schedule 2.12(b), is not subject to any default thereunder by any party obligated to the Company pursuant thereto.

2.13    Interested Party Transactions.    Except as set forth on Schedule 2.13, to the Company’s knowledge, no officer, director or stockholder of the Company (nor any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an interest), has or has had, directly or indirectly, (i) an economic interest in any entity which furnished or sold, or furnishes or sells, services or products that the Company furnishes or sells, or proposes to furnish or sell, (ii) an economic interest in any entity that purchases from or sells or furnishes to, the Company, any goods or services or (iii) a beneficial interest in any contract or agreement set forth in Schedule 2.12(a) and Schedule 2.11(b); provided, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an “economic interest in any entity” for purposes of this Section 2.13.

2.14    Compliance with Laws.    The Company has complied with, is not in violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation.

2.15    Litigation.    Except as set forth in Schedule 2.15, there is no action, suit or proceeding of any nature pending or threatened against the Company, its properties or any of its officers or directors, in their respective capacities as such. Except as set forth in Schedule 2.15, there is no investigation pending or threatened against the Company, its properties or any of its officers or directors by or before any Governmental Entity. Schedule 2.15 sets forth, with respect to any pending or threatened action, suit, proceeding or investigation, the forum, the parties thereto, the subject matter thereof and the amount of damages claimed or other remedy requested. No Governmental Entity has at any time challenged or questioned the legal right of the Company to manufacture, offer or sell any of its products in the present manner or style thereof. Further, except as set forth in Schedule 2.15, there are no judgments, orders, writs, injunctions, decrees, indictments or information against or relating to the Company or involving any of its properties or businesses.

2.16    Insurance.    Except as disclosed in Schedule 2.16, with respect to the insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company, there is no claim by the Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. The liability coverage under all such policies and bonds is adequate for any potential liability to the Company, its properties or any of its directors or officers in any potential or threatened action, suit, proceeding or investigation set forth in Schedule 2.15. All premiums due and payable under all such policies and bonds have been paid and the Company is otherwise in compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). There is not any threatened termination of, or premium increase with respect to, any of such policies.

2.17    Minute Books.    The minute books of the Company made available to counsel for Parent are the only minute books of the Company and contain a reasonably accurate summary of all meetings of directors (or committees thereof) and stockholders or actions by written consent since the time of incorporation of the Company.

2.18    Environmental Matters.

(a)    Hazardous Material.    The Company has not operated any underground storage tanks, and has no knowledge of the existence, at any time, of any underground storage tank (or related piping or pumps), at any property that the Company has at any time owned, operated, occupied or leased. The Company has not released any amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, oil and petroleum products, urea-formaldehyde and all substances listed as a “hazardous substance,” “hazardous waste,” “hazardous material” or “toxic substance” or words of similar import, under any law, including but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended; the Resource Conservation and Recovery Act of 1976, as amended; the Federal Water Pollution Control Act, as amended; the Clean Air Act, as amended, and the regulations promulgated pursuant to said laws, (a “Hazardous Material”). No Hazardous Materials are present as a result of the actions or omissions of the Company, or, to the Company’s knowledge, as a result of any actions of any third party or otherwise in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company has at any time owned, operated, occupied or leased.

(b)    Hazardous Materials Activities.    The Company has not transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Effective Time, nor has the Company disposed of, transported, sold, or manufactured any product containing a Hazardous Material (any or all of the foregoing being collectively referred to as “Hazardous Materials Activities”) in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

(c)    Permits.    The Company currently holds all environmental approvals, permits, licenses, clearances and consents (the “Environmental Permits”) necessary for the conduct of the Company’s Hazardous Material Activities and other businesses of the Company as such activities and businesses are currently being conducted.

(d)    Environmental Liabilities.    No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending or, to the knowledge of the Company, threatened concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity of the Company. The Company is not aware of any fact or circumstance which could involve the Company in any environmental litigation or impose upon the Company any environmental liability.

2.19    Brokers’ and Finders’ Fees; Third Party Expenses.    Except as set forth in Schedule 2.19, the Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

2.20    Employee Matters and Benefit Plans.

(a)    Definitions.    For purposes of this Agreement, the following terms shall have the meanings set forth below:

(i)    “Company ERISA Affiliate” shall mean any other person or entity under common control with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations thereunder;

(ii)    “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended;

(iii)    “Company Employee Plan” shall refer to any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether formal or informal, funded or unfunded and whether or not legally binding, including without limitation, each “employee benefit plan”, within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Company or any Company ERISA Affiliate for the benefit of any “Company Employee” (as defined below), and pursuant to which the Company or any Company ERISA Affiliate has or may have any liability contingent or otherwise;

(iv)    “Company Employee” shall mean any current, former, or retired employee, officer, or director of the Company or any Company ERISA Affiliate;

(v)    “Company Employee Agreement” shall refer to each management, employment, severance, consulting, relocation, repatriation, expatriation, visas, work permit or similar agreement or contract between the Company or any Company ERISA Affiliate and any Company Employee or consultant;

(vi)    “IRS” shall mean the Internal Revenue Service;

(vii)    “Company Multiemployer Plan” shall mean any “Company Pension Plan” (as defined below) which is a “multiemployer plan”, as defined in Section 3(37) of ERISA; and

(viii)    “Company Pension Plan” shall refer to each Company Employee Plan which is an “employee pension benefit plan”, within the meaning of Section 3(2) of ERISA.

(b)    Schedule.    Schedule 2.20(b) contains an accurate and complete list of each Company Employee Plan and each Company Employee Agreement, together with a schedule of all liabilities, whether or not accrued, under each such Company Employee Plan or Company Employee Agreement. The Company does not have any plan or commitment, whether legally binding or not, to establish any new Company Employee Plan or Company Employee Agreement, to modify any Company Employee Plan or Company Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan or Company Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to enter into any Company Employee Plan or Company Employee Agreement, nor does it have any intention or commitment to do any of the foregoing.

(c)    Documents.    The Company has provided to Parent (i) correct and complete copies of all documents embodying or relating to each Company Employee Plan and each Company Employee Agreement including all amendments thereto and written interpretations thereof; (ii) the most recent annual actuarial valuations, if any, prepared for each Company Employee Plan; (iii) the three most recent annual reports (Series 5500 and all schedules thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan or related trust; (iv) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets; (v) the most recent summary plan description together with the most recent summary of modifications, if any, required under ERISA with respect to each Company Employee Plan; (vi) all IRS determination letters and rulings relating to Company Employee Plans and copies of all applications and correspondence to or from the IRS or the Department of

Labor (“DOL”) with respect to any Company Employee Plan; (vii) all communications to any Company Employee or Company Employees relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any liability to the Company; and (viii) all registration statements and prospectuses prepared in connection with each Company Employee Plan.

(d)    Company Employee Plan Compliance.    Except as set forth on Schedule 2.20(d), (i) the Company has performed all obligations required to be performed by it under each Company Employee Plan, and each Company Employee Plan has been established and maintained in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (ii) no “prohibited transaction”, within the meaning of Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any Company Employee Plan; (iii) there are no actions, suits or claims pending, or threatened or anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan; and (iv) each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to the Company, Parent or any of its Company ERISA Affiliates (other than ordinary administration expenses typically incurred in a termination event); (v) there are no inquiries or proceedings pending or any affiliates, threatened by the IRS or DOL with respect to any Company Employee Plan; and (vi) neither the Company nor any Company ERISA Affiliate is subject to any penalty or tax with respect to any Company Employee Plan under Section 402(i) of ERISA or Section 4975 through 4980 of the Code.

(e)    Company Pension Plans.    The Company does not now, nor has it ever, maintained, established, sponsored, participated in, or contributed to, any Company Pension Plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

(f)    Company Multiemployer Plans.    At no time has the Company contributed to or been requested to contribute to any Company Multiemployer Plan.

(g)    No Post-Employment Obligations.    Except as set forth in Schedule 2.20(g), no Company Employee Plan provides, or has any liability to provide, life insurance, medical or other employee benefits to any Company Employee upon his or her retirement or termination of employment for any reason, except as may be required by statute, and the Company has never represented, promised or contracted (whether in oral or written form) to any Company Employee (either individually or to Company Employees as a group) that such Company Employee(s) would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by statute.

(h)    Effect of Transaction.

(i)    Except as set forth on Schedule 2.20(h)(i), the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Company Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Company Employee.

(ii) Except as set forth on Schedule 2.20(h)(ii), no payment or benefit which will or may be made by the Company or Parent, or any or Company ERISA Affiliate or Parent ERISA Affiliate (as defined in Section 3.20 herein), with respect to any Company Employee (or to any other “disqualified individual”) as a result of the transactions contemplated by this Agreement will be characterized as an “excess parachute payment”, within the meaning of Section 280G(b)(1) of the Code.

(i)    Employment Matters.    The Company (i) is in compliance with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Company Employees; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Company Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Company Employees (other than routine payments to be made in the normal course of business and consistent with past practice).

(j)    Labor.    No work stoppage or labor strike against the Company is pending or threatened. The Company is not involved in or threatened with, any labor dispute, grievance, or litigation relating to labor, safety or discrimination matters involving any Company Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in liability to the Company. Neither the Company nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act which would, individually or in the aggregate, directly or indirectly result in a liability to the Company. Except as set forth in Schedule 2.20(j), the Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Company Employees and no collective bargaining agreement is being negotiated by the Company.

2.21    Registration Statement; Parent Proxy Statement; Company Proxy Statement.

(a)    None of the information supplied or to be supplied by the Company for inclusion in the S-4 (as defined in Section 5.1), including the prospectus forming part of the registration statement and the proxy statement to be sent to the stockholders of Parent (the “Parent Proxy Statement”) in connection with the meeting of the stockholders of Parent to consider the adoption of this Agreement and the approval of the Merger, the Shares Issuance and the Name Change (the “Parent Stockholders’ Meeting”), shall contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are were made, not misleading as of each of the following times: (i) at the time the S-4 becomes effective under the Securities Act of 1933, as amended (the “Securities Act”), (ii) on the date the Parent Proxy Statement is first mailed to the stockholders of Parent, (iii) at the time of the Parent Stockholders’ Meeting, and (iv) at the Effective Time.

(b)    Assuming for the purposes of this representation only that the prospectus contained in the S-4 does not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading as of the times specified below, none of the information supplied or to be supplied by the Company for inclusion in the Company Proxy Statement (as defined in Section 5.1) to be sent to the stockholders of Company in connection with the meeting or written consent of the Company’s stockholders to consider the adoption of this Agreement and the approval of the Merger (the “Company Stockholders Meeting”), shall contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading as of each of the following times: (i) on the date the Company Proxy Statement is first mailed to the stockholders of the Company, (ii) at the time of the Company Stockholders’ Meeting, and (iii) at the Effective Time.

(c)    If at any time prior to the Effective Time, any event relating to the Company or any of its affiliates, officers or directors should be discovered by the Company which should be set forth in an amendment to the S-4 or a supplement to the Parent Proxy Statement or Company Proxy Statement (as defined in Section 5.1), the Company shall promptly inform Parent. Any such information provided by Company to Parent shall qualify the representations and warranties made by the Company in this Section 2.21. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or Merger Sub that is contained in any of the foregoing documents.

2.22    FDA Matters.

(a)    Except as set forth on Schedule 2.22(a), the Company is, and to the Company’s knowledge the Company’s agents are, in compliance in all material respects with all applicable statutes, rules and regulations of the U.S. Food and Drug Administration or similar federal, state or local governmental authority (the “FDA”) and, to the extent applicable, other foreign governmental authority (“Foreign Authorities”) with respect to the manufacture, collection, labeling, storing, testing, or distribution of the Company’s products, including, without limitation, the record keeping, reporting of adverse events, filing of reports, Company’s investigational gene therapy products (the “Company Products”). The Company has, and to the Company’s knowledge the Company’s agents have, adhered to, in all material respects, applicable regulations in the manufacture of the Company’s products, including current Good Manufacturing Practice, or CGMP, regulations, and, “Good Clinical Practice,” regulations “Informed Consent” and “Institutional Review Board” regulations, and all applicable requirements relating to the protection of human subjects for its clinical trials as required by the FDA and any applicable corresponding requirements of the Foreign Authorities. The Company has all requisite FDA and Foreign Authorities permits, approvals, registration, licenses or the like to conduct Company’s business as it is currently conducted. The Company has previously delivered or made available to Parent and Merger Sub an index of all applications, approvals, registration or licenses obtained by the Company from the FDA or Foreign Authorities or required in connection with the conduct of the Company’s business as it is currently conducted, and has made all such information available to Parent and Merger Sub. The Company is in compliance with all applicable registration and listing requirements set forth in the U.S. Food, Drug & Cosmetic Act, 21 U.S.C. 360 and all similar applicable laws and regulations, except for noncompliance which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company.

(b)    The Company has made available to Parent and Merger Sub all written communications and oral communications reduced to written form between the Company and the FDA or Foreign Authorities. The Company shall promptly deliver or make available to Parent copies of all written communications and information and records regarding all oral communications reduced to written form or otherwise recorded, between the Company and the FDA or Foreign Authorities from the date hereof through the Effective Time, but in no event shall such delivery take place later than one day prior to the Effective Time. Except as described in Schedule 2.22(a), the Company is not in receipt of notice of, and not subject to, any adverse inspection, finding of deficiency, finding of non-compliance, notices of adverse findings, warning letters, compelled or voluntary recall, investigation, penalty for corrective or remedial action or other compliance or enforcement action, in each case relating to any Company Products or to the facilities in which the Company Products are manufactured, collected or handled, by the FDA or Foreign Authorities. Except as set forth in Schedule 2.22(a), there are no pending or, to the knowledge of the Company, threatened actions, proceedings or complaints by the FDA or Foreign Authorities which would prohibit or impede the conduct of the Company’s business as it is currently conducted.

(c)    Schedule 2.22(c) sets forth all Adverse Reaction Reports filed by the Company and the Company’s agents with the FDA and any applicable Foreign Authorities.

(d)    To the knowledge of the Company, the Company and the Company’s agents have not made any false statements on, or omissions from, the applications, approvals, reports and other submissions to the FDA or Foreign Authorities or in or from any other records and documentation prepared or maintained to comply with the requirements of the FDA or Foreign Authorities relating to Company Products that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

(e)    The Company has not received any notification, written or oral, that remains unresolved, from the FDA, Foreign Authorities, or other authorities indicating that any Company Product is misbranded or adulterated as defined in the U.S. Food, Drug & Cosmetic Act, 21 U.S.C. 321, et seq., as amended, and the rules and regulations promulgated thereunder.

(f)    No Company Product has been recalled, suspended or discontinued as a result of any action by the FDA or any foreign authority, by the Company or, to the knowledge of the Company, any licensee or distributor of any Company Product, in the United States.

(g)    The Company has not committed any act, made any statement or failed to make any statement that would reasonably be expected to provide a basis for the FDA to invoke its policy with respect to

“Fraud, Untrue Statements of Material Facts; Bribery, and Illegal Gratuities” set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto. Additionally, neither the Company, nor to the knowledge of the Company any officer, key employee or agent of the Company has been convicted of any crime or engaged in any conduct that would reasonably be expected to result in (i) debarment under 21 U.S.C. Section 335a or any similar state law or regulation or (ii) exclusion under 42 U.S.C. Section 1320a-7 or any similar state law or regulation.

2.23    Studies.    Except as set forth in Schedule 2.23, the clinical, pre-clinical, safety and other studies and tests conducted by or on behalf of or sponsored by the Company or its agents or in which the Company’s product candidates under development have participated, were and, if still pending, are being conducted in accordance with medical and scientific research procedures. The Company and it’s agents have operated within, and currently are in compliance with, all applicable rules, regulations and policies of the FDA and other applicable foreign authorities. Except as set forth in Schedule 2.23, neither the Company nor its agents have received any notices or other correspondence from the FDA, other foreign authority, or any other governmental entity requiring the termination, suspension, or modification of any clinical, pre-clinical, safety or other studies or tests.

2.24    Securities Matters.    Neither the Company nor any of its directors or officers has violated any provisions of the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or the rules and regulations promulgated under the Securities Act and the Exchange Act with respect to any securities of the Company.

2.25    Indebtedness.    Schedule 2.25 sets forth a complete and accurate list and description of all instruments or other documents relating to any direct or indirect indebtedness for borrowed money of the Company, as well as indebtedness by way of lease-purchase arrangements, guarantees, undertakings on which others rely in extending credit and all conditional sales contracts, chattel mortgages and other security arrangements with respect to personal property used or owned by the Company (other than those set forth on Schedule 2.12), other than regular trade payables. The Company has made available to Parent a true, correct and complete copy of each of the items required to be listed on Schedule 2.25.

2.26    Representations Complete.    None of the representations or warranties made by the Company (as modified by the Company Schedules), nor any statement made in any schedule or certificate furnished by the Company pursuant to this Agreement, or furnished in or in connection with documents mailed or delivered to the stockholders of the Company in connection with soliciting their consent to this Agreement and the Merger, contains or will contain at the Effective Time, any untrue statement of a fact, or omits or will omit at the Effective Time to state any fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub hereby represent and warrant to the Company, subject to such exceptions as are specifically disclosed herein or in the disclosure letter (referencing the appropriate section number) supplied by Parent and Merger Sub to the Company (the “Parent Schedules”) and dated as of the date hereof, as follows:

3.1    Organization, Standing and Power.    Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Merger Sub has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on Parent. Each of Parent and Merger Sub has delivered a true and correct copy of its Certificate of Incorporation and Bylaws, each as amended to date, to the Company.

3.2    Parent Capital Structure.

(a)    The authorized stock of Parent consists of 50,000,000 shares of Common Stock, of which 23,927,806 shares were issued and outstanding as of July 31, 2002, and 5,000,000 shares of Preferred Stock, of which 5,830 shares are issued and outstanding and designated as Series A Preferred Stock as of the date hereof, which are convertible into 5,830,000 shares of Common Stock, 12,890 shares are issued and outstanding and designated as Series B Preferred Stock as of the date hereof, which are convertible into 2,010,920 shares of Common Stock, and 2,000 shares are issued and outstanding and designated as Series C Preferred Stock as of the date hereof. Parent has reserved 1,000,000 shares of Common Stock for issuance under its Employee Stock Purchase Plan. The authorized capital stock of Merger Sub consists of 100 shares of Common Stock, 100 shares of which, as of the date hereof, are issued and outstanding and are held by Parent. All such shares have been duly authorized, and all such issued and outstanding shares have been validly issued, are fully paid and nonassessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof. All outstanding shares of Parent capital stock were not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of Parent or any agreement to which the Parent is a party or by which it is bound at the time of issuances, except those preemptive rights that were waived. All offers for sale, sales and issuances of the capital stock of Parent have been in compliance with all applicable agreements and all applicable laws, including applicable federal and state securities laws. The shares of Parent Common Stock to be issued pursuant to the Merger, when issued, will be duly authorized, validly issued, fully paid, non-assessable and issued in compliance with applicable federal and applicable state securities laws.

(b)    As of the date hereof, Parent has reserved 6,695,514 shares of Common Stock for issuance to officers, employees, non-employee directors, consultants and certain advisors pursuant to the 1995 Stock Plan, the 1995 Director Option Plan and the 1999 Stock Plan, of which 4,720,201 shares are subject to outstanding, unexercised options and 1,975,313 shares remain available for future grant. Parent has reserved 2,672,435 shares of Common Stock for issuance upon exercise of warrants. Schedule 3.2(b) sets forth for each outstanding option or warrant the name of the holder of such option or warrant, the number of shares of Common Stock subject to such option or warrant, the exercise price of such option or warrant and the vesting schedule for such option or warrant, including the extent vested to date and whether the exercisability of such option or warrant will be accelerated and become exercisable by reason of the transactions contemplated by this Agreement. Except for the options and warrants described in Schedule 3.2(b), there are no options, warrants, subscriptions, calls, preemptive rights, rights, commitments or agreements of any character, written or oral, to which Parent is a party or by which it is bound obligating Parent to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of Parent or obligating the Parent to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. The holders of options and warrants have been or will be given, or shall have properly waived, any required notice prior to the Merger, and all such rights will be terminated at or prior to the Effective Time.

3.3    Subsidiaries.    Other than Merger Sub and as disclosed in Schedule 3.3, Parent does not have and has never had any subsidiaries or affiliated companies and does not otherwise own and has never otherwise owned any shares of capital stock or any interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity.

3.4    Authority.    Subject only to the requisite approval of this Agreement, the Merger and the Share Issuance and the Name Change (as defined in Section 5.27) by the stockholders of Parent and Merger Sub, Parent and Merger Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The vote required of Parent’s stockholders to duly approve this Agreement, the Merger, the Share Issuance and the Name Change is a majority of the Parent Common Stock. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub. Parent’s Board of Directors has approved the Merger and this Agreement. This Agreement has been duly executed and delivered by Parent and Merger Sub and constitutes the valid and binding obligations of Parent and Merger Sub, enforceable in accordance with its terms. Except as set forth on Schedule 3.4, the execution and delivery of this Agreement by Parent and Merger Sub does not, and, as of the Effective Time, the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (i) any provision of the Certificate of Incorporation or Bylaws of Parent or Merger Sub, (ii) any mortgage, indenture, lease, contract or other agreement or instrument to which Parent is a party or by which it or any of its properties are bound, or (iii) any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or Merger Sub or their respective properties or assets. The execution and delivery of this Agreement by Parent and Merger Sub does not, and, as of the Effective Time, the consummation of the transactions contemplated hereby will not, result in the creation or imposition of any lien, claim, charge, restriction, security interest or encumbrance of any kind whatsoever upon any asset of Parent. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity or any third party is required by or with respect to Parent and Merger Sub in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of a S-4 (as defined in Section 5.1) with the Securities and Exchange Commission (“SEC”) in accordance with the Securities Act, (ii) the filing of the Certificate of Merger with the Secretary of State of Delaware, (iii) the filing of the Parent Proxy Statement with the SEC in accordance with the Exchange Act, (iv) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws; and (v) such other consents, waivers, approvals, orders, authorizations, registrations, declarations and filings which are set forth in Schedule 3.4.

3.5    Parent Financial Statements.    Parent has furnished or made available to the Company true and complete copies of all reports or registration statements filed by it with the SEC under the Exchange Act since January 1, 2002, all in the form so filed, including Parent’s annual report on Form 10-KSB for the year ended December 31, 2001 and Parent’s quarterly report on Form 10-Q for the quarter ended June 30, 2002 (all of the foregoing being collectively referred to as the “SEC Documents”). The financial statements of Parent, including the notes thereto, included in the SEC Documents (the “Parent Financial Statements”), are correct in all material respects and have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other. Except as disclosed in Schedule 3.5, the Parent Financial Statements present fairly the financial condition and operating results of Parent as of the dates and during the periods indicated therein, subject, in the case of the unaudited financial statements in Form 10-Q, to normal year-end adjustments, which such adjustments will not be material in amount or significance.

3.6    No Undisclosed Liabilities.    Each of Parent and Merger Sub does not have any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with GAAP), which individually or in the aggregate, (i) has not been reflected on Parent’s consolidated balance sheet as of June 30, 2002 included in Parent’s most recently filed report on Form 10-Q or Form 10-KSB (the “Current Parent Balance Sheet”), or (ii) has not arisen in the ordinary course of Parent’s business since the date of the Current Parent Balance Sheet, consistent with past practices.

3.7    No Changes.    Except as set forth in Schedule 3.7, since the date of the Current Parent Balance Sheet, there has not been, occurred or arisen any:

(a)    transaction by Parent or Merger Sub except in the ordinary course of business as conducted on the date of the Current Parent Balance Sheet and consistent with past practices;

(b)    amendments or changes to the Certificate of Incorporation or Bylaws of Parent or Merger Sub;

(c)    capital expenditure or commitment by Parent or Merger Sub, either individually or in the aggregate, exceeding $25,000;

(d)    destruction of, damage to or loss of any assets, business or customers of Parent or Merger Sub (whether or not covered by insurance);

(e)    labor trouble or claim of wrongful discharge or other unlawful labor practice or action;

(f)    change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Parent or Merger Sub;

(g)    revaluation by Parent or Merger Sub of any of its assets;

(h)    declaration, setting aside or payment of a dividend or other distribution with respect to the capital stock of Parent or Merger Sub, or any direct or indirect redemption, purchase or other acquisition by Parent or Merger Sub of any of its capital stock;

(i)    increase in the salary or other compensation payable or to become payable (whether in cash, stock, equity securities, or otherwise) to any of its officers, directors, employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment of a bonus or other additional salary or compensation to any such person except as otherwise contemplated by this Agreement;

(j)    sale, lease, license or other disposition of any of the assets or properties of Parent or Merger Sub, except in the ordinary course of business as conducted on that date and consistent with past practices;

(k)    amendment or termination of any material contract, agreement or license to which Parent or Merger Sub is a party or by which it is bound;

(l)    loan by Parent or Merger Sub to any person or entity, incurring by Parent or Merger Sub of any indebtedness, guaranteeing by Parent or Merger Sub of any indebtedness, issuance or sale of any debt securities of Parent or Merger Sub or guaranteeing of any debt securities of others, except for advances to employees for travel and business expenses in the ordinary course of business, consistent with past practices;

(m)    waiver or release of any right or claim of Parent or Merger Sub, including any write-off or other compromise of any account receivable of Parent or Merger Sub;

(n)    commencement or notice or threat of commencement of any lawsuit or proceeding against or investigation of Parent or Merger Sub or its affairs;

(o)    notice to Parent of any claim of ownership by a third party of Parent Intellectual Property Rights (as defined in Section 3.11 below) or of infringement by Parent or Merger Sub of any third party’s intellectual property rights;

(p)    issuance or sale by Parent or Merger Sub of any of its shares of capital stock, or any options, warrants or other securities exchangeable, convertible or exercisable therefor, or of any other of its securities;

(q)    change in pricing or royalties set or charged by Parent or Merger Sub to its customers or licensees or in pricing or royalties set or charged by persons who have licensed Intellectual Property to Parent or Merger Sub;

(r)    event or condition of any character that has or could be reasonably expected to have a Material Adverse Effect on Parent or Merger Sub;

(s)    creation of any mortgage, lien, security interest, restriction, charge or other encumbrance to which any assets of Parent or Merger Sub may be subject, except for permitted liens as provided in Section 6.2(i) herein; or

(t)    negotiation or agreement by Parent or Merger Sub or any officer or employees thereof to do any of the things described in the preceding clauses (a) through (s) (other than negotiations with Parent or Merger Sub and its representatives regarding the transactions contemplated by this Agreement).

3.8    Tax and Other Returns and Reports.

(a)    Tax Returns and Audits.    Except as set forth in Schedule 3.8:

(i)    Parent as of the Effective Time will have prepared and filed all required federal, state, local and foreign returns, estimates, information statements and reports (“Returns”) relating to any and all Taxes concerning or attributable to Parent or its operations and such Returns are true and correct and have been completed in accordance with applicable law.

(ii)    Parent as of the Effective Time: (A) will have paid all Taxes it is required to pay and (B) will have withheld with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld.

(iii)    Parent has not been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against Parent, nor has Parent executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

(iv)    No audit or other examination of any Return of Parent is currently in progress, nor has Parent been notified of any request for such an audit or other examination.

(v)    Parent does not have any liabilities for unpaid Taxes which have not been accrued or reserved against in accordance with GAAP on the Current Parent Balance Sheet, whether asserted or unasserted, contingent or otherwise, and there is no basis for the assertion of any such liability attributable to Parent, its assets or operations. Since the date of the Current Parent Balance Sheet, Parent has not incurred any liabilities for Taxes other than in the ordinary course of business.

(vi)    Parent has provided to the Company copies of all federal and state income and all state sales and use Tax Returns for all periods since the date of Parent’s incorporation.

(vii)    There are (and as of immediately following the Effective Time there will be) no Liens (as defined in Section 2.8(a)(vii)) on the assets of Parent relating to or attributable to Taxes.

(viii)    There is not any basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of Parent.

(ix)    None of Parent’s assets are treated as “tax-exempt use property” within the meaning of Section 168(h) of the Code.

(x)    As of the Effective Time, there will not be any contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of Parent that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G of the Code.

(xi)    Parent has not filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by Parent.

(xii)    Parent has (a) never been a member of an affiliated group (within the meaning of Code §1504(a)) filing a consolidated federal income tax Return (other than a group the common parent of which was Parent), (b) never been a party to a tax sharing, indemnification or allocation agreement, nor does Parent owe any amount under any such agreement (c) no liability for the Taxes of any person (other than Parent or any of its Subsidiaries) under Treas. Reg. § 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise and (d) never been a party to any joint venture, partnership or other agreement that could be treated as a partnership for Tax purposes.

(xiii)    Parent is not, and has not been at any time, a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code.

(xiv)    No adjustment relating to any Return filed by Parent has been proposed formally or, to the knowledge of Parent, informally by any tax authority to Parent or any representative thereof.

(xv)    Parent has not constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code (x) in the two years prior to the date of this Agreement or (y) in a distribution which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

3.9    Restrictions on Business Activities.    Except as set forth in Schedule 3.9, there is no agreement (noncompete or otherwise), commitment, judgment, injunction, order or decree to which Parent or Merger Sub are a party or otherwise binding upon Parent or Merger Sub which has or reasonably could be expected to have the effect of prohibiting or impairing any business practice of Parent or Merger Sub, any acquisition of property (tangible or intangible) by Parent or Merger Sub or the conduct of business by Parent or Merger Sub. Without limiting the foregoing, except as set forth in Schedule 3.9, Parent and Merger Sub have not entered into any agreement under which Parent or Merger Sub are restricted from selling, licensing or otherwise distributing any of their products to any class of customers, in any geographic area, during any period of time or in any segment of the market.

3.10    Title to Properties; Absence of Liens and Encumbrances.

(a)    Except as reflected in Schedule 3.10(a), each of Parent and Merger Sub own no real property, is not obligated to purchase any real property and has never owned any real property. Schedule 3.10(a) sets forth a list of all real property currently leased or otherwise occupied by Parent and Merger Sub, the name of the lessor, the date of the lease or other occupancy agreement and each amendment thereto (each, a “Parent Lease”) and, with respect to any current Parent Lease, the aggregate annual rental and/or other fees payable under any such Parent Lease. All such current Parent Leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such Parent Leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default). Parent has made available to the Company true, correct and complete copies of all such current Parent Leases to the Company.

(b)    Each of Parent and Merger Sub have good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens (as defined in Section 2.8(b)(vii)), except as reflected in the Parent Financial Statements and in Schedule 3.10(b) and except for liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not detract from the value, or interfere with the present use, of the property subject thereto or affected thereby.

(c)    The facilities, plants, structures and equipment owned or leased by Parent are structurally sound with no known material defects, except for reasonable wear, and are in good and safe operating condition and repair and are adequate for the uses to which they are being put.

3.11    Intellectual Property.

(a)    To Parent’s knowledge, each of Parent and Merger Sub owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, technology, know-how, clinical data, patient records, computer software programs or applications (in both source code and object code form), any information provided to any regulatory agency in support of any regulatory filings relating to the business of Parent and Merger Sub as currently conducted or as proposed to be conducted (as contemplated in its filings with the FDA or other regulatory authority) by Parent and Merger Sub, and all other tangible or intangible proprietary information or material that are used in the business of Parent and Merger Sub as currently conducted or as proposed to be conducted by Parent and Merger Sub (the “Parent Intellectual Property Rights”). Schedule 3.11(a) sets forth a complete list of all patents, registered and unregistered trademarks, registered copyrights, trade names and service marks, and any applications therefor, included in Parent Intellectual Property Rights, and specifies, where applicable, the jurisdictions in which each such Parent Intellectual Property Right has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners.

(b)    Schedule 3.11(b) sets forth a complete list of all licenses, sublicenses and other agreements (with the exception of all commercial off-the-shelf software licenses, label licenses, “shrink wrap” licenses, “click through” licenses, or any other similar publicly available end-user licenses) to which each of Parent and Merger Sub is a party and pursuant to which Parent or any other person is authorized to use any Parent Intellectual Property Rights or trade secret of Parent or Merger Sub, and includes the identity of all parties thereto. The execution and delivery of this Agreement by each of Parent and Merger Sub, and the consummation of the transactions contemplated hereby, will neither cause Parent or Merger Sub to be in violation or default under any such license, sublicense or agreement, nor entitle any other party to any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement. Except as set forth in Schedule 3.11(a) and except for the terms and conditions of the agreements listed on Schedule 3.11(b), and further with the exception of all commercial off-the-shelf software licenses, label licenses, “shrink wrap” licenses, “click through” licenses, or any other similar publicly available end-user licenses, Parent is the sole and exclusive owner or licensee of, with all right, title and interest in and to (free and clear of any liens or encumbrances), Parent Intellectual Property Rights, and has sole and exclusive rights (and is not contractually obligated to pay any compensation to any third party in respect thereof) to the use thereof or the material covered thereby in connection with the services or products in respect of which Parent Intellectual Property Rights are being used by Parent as of the date of this Agreement.

(c)    Except as set forth in Schedule 3.11(c), no claims with respect to Parent Intellectual Property Rights have been asserted or are threatened by any person, nor are there any valid grounds for any bona fide claims, (i) to the effect that the manufacture, sale, licensing or use of any of the products of Parent or Merger Sub infringes on any copyright, patent, trade mark, service mark, trade secret or other proprietary right, (ii) against the use by Parent or Merger Sub of any trademarks, service marks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in Parent’s business as currently conducted or as proposed to be conducted (as contemplated in its filings with the FDA or other regulatory authority) by Parent, or (iii) challenging the ownership by Parent or Merger Sub, validity or effectiveness of any of Parent Intellectual Property Rights. All registered trademarks, service marks and copyrights held by Parent and Merger Sub are valid and subsisting. Each of Parent and Merger Sub, to its knowledge, has not infringed any valid copyright, patent, trademark, service mark, trade secret or other proprietary right of any third party, and to the knowledge of Parent and Merger Sub the business of Parent and Merger Sub as is currently conducted or as proposed to be conducted does not infringe, any valid copyright, patent, trademark, service mark, trade secret or other proprietary right of any third party. To the knowledge of each of Parent and Merger Sub, there is no unauthorized use, infringement or misappropriation of any of Parent Intellectual Property Rights by any third party, including any employee or former employee of Parent. To the knowledge of each of Parent and Merger Sub, no Parent Intellectual Property Right or product of Parent or any of its subsidiaries (including Merger Sub) is subject to any outstanding decree, order, judgment, or stipulation restricting in any manner the licensing thereof by Parent or Merger Sub. Each employee, consultant or contractor of Parent and Merger Sub have executed a proprietary information and confidentiality agreement. All software, if any, included in Parent Intellectual Property Rights is original with Parent and has been either created by employees of Parent on a work-for-hire basis or by consultants or contractors who have created such software themselves and have assigned all rights they may have had in such software to Parent.

3.12    Agreements, Contracts and Commitments.

(a)    Except as set forth in Schedule 3.12, each of Parent and Merger Sub do not have, is not a party to nor is it bound by:

(i)    any collective bargaining agreements,

(ii)    any agreements or arrangements that contain any severance pay or post-employment liabilities or obligations,

(iii)    any bonus, deferred compensation, pension, profit sharing or retirement plans, or any other employee benefit plans or arrangements,

(iv)    any employment or consulting agreement, contract or commitment with an employee or individual consultant or salesperson or any consulting or sales agreement, contract or commitment under which any firm or other organization provides services to Parent or Merger Sub,

(v)    any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement,

(vi)    any fidelity or surety bond or completion bond,

(vii)    any lease of personal property having a value individually in excess of $25,000,

(viii)    any agreement of indemnification or guaranty,

(ix)    any agreement, contract or commitment containing any covenant limiting the freedom of Parent or Merger Sub to engage in any line of business or to compete with any person,

(x)    any agreement, contract or commitment relating to capital expenditures and involving future payments in excess of $25,000,

(xi)    any agreement, contract or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise with a value in excess of $25,000,

(xii)    any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in clause (viii) hereof,

(xiii)    any purchase order or contract for the purchase of raw materials involving $25,000 or more,

(xiv)    any construction contracts,

(xv)    any distribution, joint marketing or development agreement,

(xvi)    any agreement pursuant to which Parent or Merger Sub has granted or may grant in the future, to any party, a source-code license or option or other right to use or acquire source-code,

(xvii)    any other agreement, contract or commitment that involves $25,000 or more and is not cancelable without penalty within thirty (30) days,

(xviii)    any licenses of intellectual property to or from any person, except for any commercial off-the-shelf software licenses, label licenses, “shrink wrap” or “click through” licenses or any other similar publicly available end user license agreements,

(xix)    any agreement containing registration rights with respect to any of its securities or pursuant to which Parent may be obligated to register any securities,

(xx)    any contract, agreement or other arrangement entitling any person or other entity to any profits, revenues or cash flows of Parent or requiring any payments or other distributions based on such profits, revenues or cash flows, or

(xxi)    any contracts or agreements with any director, officer or material stockholder of Parent, or with any person related to any such person or with any company or other organization in which any director, officer, or material stockholder of Parent, or anyone related to any such person, has a direct or indirect financial interest (for purposes hereof, the term “material stockholder” shall mean any person or entity that owns, beneficially or of record, more than five percent (5%) of any class or series of Parent’s capital stock).

(b)    Except for such alleged breaches, violations and defaults, and events that would constitute a breach, violation or default with the lapse of time, giving of notice, or both, as are all noted in Schedule 3.12(b), each of Parent and Merger Sub have not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any agreement, contract or commitment required to be set forth on Schedule 3.12(a) and Schedule 3.11(b) (any such agreement, contract or commitment, a “Contract”). Each Contract is in full force and effect and, except as otherwise disclosed in Schedule 3.12(b), is not subject to any default thereunder by any party obligated to Parent or Merger Sub pursuant thereto.

3.13    Interested Party Transactions.    Except as set forth in Schedule 3.13, no officer, director or stockholder of each of Parent and Merger Sub (nor any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an interest), has or has had, directly or indirectly, (i) an economic interest in any entity which furnished or sold, or furnishes or sells, services or products that Parent or Merger Sub furnishes or sells, or proposes to furnish or sell, (ii) an economic interest in any entity that purchases from or sells or furnishes to, Parent or Merger Sub, any goods or services or (iii) a beneficial interest in any contract or agreement set forth in Schedule 3.12(a) and Schedule 3.11(b); provided, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an “economic interest in any entity” for purposes of this Section 3.13.

3.14    Compliance with Laws.    Each of Parent and Merger Sub has complied with, is not in violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation.

3.15    Litigation.    There is no action, suit or proceeding of any nature pending or threatened against each of Parent and Merger Sub, its properties or any of its officers or directors, in their respective capacities as such. There is no investigation pending or threatened against each of Parent and Merger Sub, its properties or any of its officers or directors by or before any Governmental Entity. No Governmental Entity has at any time challenged or questioned the legal right of each of Parent and Merger Sub to manufacture, offer or sell any of its products in the present manner or style thereof. Further, there are no judgments, orders, writs, injunctions, decrees, indictments or information against or relating to Parent or involving any of its properties or business.

3.16    Insurance.    Except as disclosed in Schedule 3.16, with respect to the insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of Parent and Merger Sub, there is no claim by Parent or Merger Sub pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. The liability coverage under all such policies and bonds is adequate for any potential liability to each of Parent and Merger Sub, its properties or any of its directors or officers in any potential or threatened action, suit, proceeding or investigation set forth in Schedule 3.16. All premiums due and payable under all such policies and bonds have been paid and each Parent and Merger Sub is otherwise in compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). There is not any threatened termination of, or premium increase with respect to, any of such policies.

3.17    Minute Books.    The minute books of Parent made available to counsel for the Company are the only minute books of Parent and contain a reasonably accurate summary of all meetings of directors (or committees thereof) and stockholders or actions by written consent since the time of incorporation of Parent.

3.18    Environmental Matters.

(a)    Hazardous Material.    Except as set forth in Schedule 3.18, each of Parent and Merger Sub has not operated any underground storage tanks, and has no knowledge of the existence, at any time, of any underground storage tank (or related piping or pumps), at any property that Parent or Merger Sub has at any time owned, operated, occupied or leased. Each of Parent and Merger Sub has not released any amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, oil and petroleum products, urea-formaldehyde and all substances listed as a “hazardous substance,” “hazardous waste,” “hazardous material” or “toxic substance” or words of similar import, under any law, including but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended; the Resource Conservation and Recovery Act of 1976, as amended; the Federal Water Pollution Control Act, as amended; the Clean Air Act, as amended, and the regulations promulgated pursuant to said laws, (a “Hazardous Material”). No Hazardous Materials are present as a result of the actions or omissions of Parent or Merger Sub, or to the knowledge of Parent and Merger Sub, as a result of any actions of any third party or otherwise in, on or under any property, including the land and the improvements, ground water and surface water thereof, that each of Parent and Merger Sub has at any time owned, operated, occupied or leased.

(b)    Hazardous Materials Activities.    Each of Parent or Merger Sub has not transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Effective Time and has not disposed of, transported, sold, or manufactured any product containing a Hazardous Material (any or all of the foregoing being collectively referred to as “Hazardous Materials Activities”) in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

(c)    Permits.    Each of Parent or Merger Sub currently holds all environmental approvals, permits, licenses, clearances and consents (the “Environmental Permits”) necessary for the conduct of Parent’s Hazardous Material Activities and other businesses of Parent or Merger Sub as such activities and businesses are currently being conducted.

(d)    Environmental Liabilities.    No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the knowledge of Parent and Merger Sub, threatened concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activities of Parent or Merger Sub Parent and Merger Sub is not aware of any fact or circumstance which could involve Parent or Merger Sub in any environmental litigation or impose upon Parent or Merger Sub any environmental liability.

3.19    Brokers’ and Finders’ Fees; Third Party Expenses.    Each of Parent and Merger Sub has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

3.20    Employee Matters and Benefit Plans.

(a)    Definitions.    For purposes of this Agreement, the following terms shall have the meanings set forth below:

(i)    “Parent ERISA Affiliate” shall mean any other person or entity under common control with Parent within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations thereunder;

(ii)    “ERISA” shall be as defined in Section 2.20(a)(ii) above.

(iii)    “Parent Employee Plan” shall refer to any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether formal or informal, funded or unfunded and whether or not legally binding, including without limitation, each “employee benefit plan”, within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by Parent or any Parent ERISA Affiliate for the benefit of any “Parent Employee” (as defined below), and pursuant to which Parent or any Parent ERISA Affiliate has or may have any liability contingent or otherwise;

(iv)    “Parent Employee” shall mean any current, former, or retired employee, officer, or director of Parent or any Parent ERISA Affiliate;

(v)    “Parent Employee Agreement” shall refer to each management, employment, severance, consulting, relocation, repatriation, expatriation, visas, work permit or similar agreement or contract between Parent or any Parent ERISA Affiliate and any Parent Employee or consultant;

(vi)    “IRS” shall be as defined in Section 2.20(a)(vi) above;

(vii)    “Parent Multiemployer Plan” shall mean any “Parent Pension Plan” (as defined below) which is a “multiemployer plan”, as defined in Section 3(37) of ERISA; and

(viii)    “Parent Pension Plan” shall refer to each Parent Employee Plan which is an “employee pension benefit plan”, within the meaning of Section 3(2) of ERISA.

(b)    Schedule.    Schedule 3.20(b) contains an accurate and complete list of each Parent Employee Plan and each Parent Employee Agreement, together with a schedule of all liabilities, whether or not accrued, under each such Parent Employee Plan or Parent Employee Agreement. Parent does not have any plan or commitment, whether legally binding or not, to establish any new Parent Employee Plan or Parent Employee Agreement, to modify any Parent Employee Plan or Parent Employee Agreement (except to the extent required by law or to conform any such Parent Employee Plan or Parent Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Company in writing, or as required by this Agreement), or to enter into any Parent Employee Plan or Parent Employee Agreement, nor does it have any intention or commitment to do any of the foregoing.

(c)    Documents.    Parent has provided to the Company (i) correct and complete copies of all documents embodying or relating to each Parent Employee Plan and each Parent Employee Agreement including all amendments thereto and written interpretations thereof; (ii) the most recent annual actuarial valuations, if any, prepared for each Parent Employee Plan; (iii) the three most recent annual reports (Series 5500 and all schedules thereto), if any, required under ERISA or the Code in connection with each Parent Employee Plan or related trust; (iv) if Parent Employee Plan is funded, the most recent annual and periodic accounting of Parent Employee Plan assets; (v) the most recent summary plan description together with the most recent summary of modifications, if any, required under ERISA with respect to each Parent Employee Plan; (vi) all IRS determination letters and rulings relating to Parent Employee Plans and copies of all applications and correspondence to or from the IRS or the Department of Labor (“DOL”) with respect to any Parent Employee Plan; (vii) all communications to any Parent Employee or Employees relating to any Parent Employee Plan and any proposed Parent Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any liability to Parent; and (viii) all registration statements and prospectuses prepared in connection with each Parent Employee Plan.

(d)    Parent Employee Plan Compliance.    Except as set forth on Schedule 3.20(d), (i) Parent has performed all obligations required to be performed by it under each Parent Employee Plan, and each Parent Employee Plan has been established and maintained in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (ii) no “prohibited transaction”, within the meaning of Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any Parent Employee Plan; (iii) there are no actions, suits or claims pending, or threatened or anticipated (other than routine claims for benefits) against any Parent Employee Plan or against the assets of any Parent Employee Plan; and (iv) each Parent Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to the Company, Parent or any of its Parent ERISA Affiliates (other than ordinary administration expenses typically incurred in a termination event); (v) there are no inquiries or proceedings pending or threatened by the IRS or DOL with respect to any Parent Employee Plan; and (vi) neither Parent nor any Parent ERISA

Affiliate is subject to any penalty or tax with respect to any Parent Employee Plan under Section 402(i) of ERISA or Section 4975 through 4980 of the Code.

(e)    Parent Pension Plans.    Parent does not now, nor has it ever, maintained, established, sponsored, participated in, or contributed to, any Parent Pension Plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

(f)    Parent Multiemployer Plans.    At no time has Parent contributed to or been requested to contribute to any Parent Multiemployer Plan.

(g)    No Post-Employment Obligations.    Except as set forth in Schedule 3.20(g), no Parent Employee Plan provides, or has any liability to provide, life insurance, medical or other employee benefits to any Parent Employee upon his or her retirement or termination of employment for any reason, except as may be required by statute, and Parent has never represented, promised or contracted (whether in oral or written form) to any Parent Employee (either individually or to Parent Employees as a group) that such Parent Employee(s) would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by statute.

(h)    Effect of Transaction.

(i)    Except as set forth on Schedule 3.20(h), the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Parent Employee Plan, Parent Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Parent Employee.

(ii)    Except as set forth on Schedule 3.20(h), no payment or benefit which will or may be made by Parent or the Company, or any Company ERISA Affiliate (as defined in Section 2.20) and Parent ERISA Affiliate, with respect to any Parent Employee (or to any other “disqualified individual”) as a result of the transactions contemplated by this Agreement will be characterized as an “excess parachute payment”, within the meaning of Section 280G(b)(1) of the Code.

(i)    Employment Matters.    Parent (i) is in compliance respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Parent Employees; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Parent Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Parent Employees (other than routine payments to be made in the normal course of business and consistent with past practice).

(j)    Labor.    No work stoppage or labor strike against Parent is pending or threatened. Parent is not involved in or threatened with, any labor dispute, grievance, or litigation relating to labor, safety or discrimination matters involving any Parent Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in liability to Parent. Neither Parent nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act which would, individually or in the aggregate, directly or indirectly result in a liability to Parent. Except as set forth in Schedule 3.20(j), Parent is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Parent Employees and no collective bargaining agreement is being negotiated by Parent.

3.21    Registration Statement; Parent Proxy Statement; Company Proxy Statement.

(a)    None of the information supplied or to be supplied by Parent for inclusion in the S-4 (as defined in Section 5.1), including the prospectus forming part of the registration statement and the Parent Proxy

Statement (as defined in Section 2.21) to be sent to the stockholders of Parent in connection with the meeting Parent Stockholders’ Meeting (as defined in Section 2.21), shall contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are were made, not misleading as of each of the following times: (i) at the time the S-4 becomes effective under the Securities Act, (ii) on the date the Parent Proxy Statement is first mailed to the stockholders of Parent, (iii) at the time of the Parent Stockholders’ Meeting, and (iv) at the Effective Time.

(b)    Assuming for the purposes of this representation only that the prospectus contained in the S-4 does not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading as of the times specified below, none of the information supplied or to be supplied by Parent for inclusion in the Company Proxy Statement (as defined in Section 5.1) to be sent to the stockholders of Company in connection with the Company Stockholders’ Meeting, shall contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are were made, not misleading as of each of the following times: (i) on the date the Company Proxy Statement is first mailed to the stockholders of the Company, (ii) at the time of the Company Stockholders’ Meeting, and (iii) at the Effective Time.

(c)    If at any time prior to the Effective Time, any event relating to Parent or any of its affiliates, officers or directors should be discovered by Parent which should be set forth in an amendment to the S-4 or a supplement to the Parent Proxy Statement or Company Proxy Statement, Parent shall promptly inform the Company. Any such information provided by Parent to Company shall qualify the representations and warranties made by Parent in this Section 3.21. Notwithstanding the foregoing, Parent makes no representation or warranty with respect to any information supplied the Company that is contained in any of the foregoing documents.

3.22    FDA Matters.

(a)    Except as set forth on Schedule 3.22, Parent is, and to Parent’s knowledge Parent’s agents are, in compliance in all material respects with all applicable statutes, rules and regulations of the U.S. Food and Drug Administration or similar federal, state or local governmental authority (the “FDA”) and, to the extent applicable, other foreign governmental authority (“Foreign Authorities”) with respect to the manufacture, collection, record keeping, reporting of adverse events, filing of reports, labeling, storing, testing, or distribution of Parent’s products, including, without limitation, Parent’s investigational gene therapy products (the “Parent Products”). Parent has, and to Parent’s knowledge Parent’s Agents have, adhered to, in all material respects, applicable regulations in the manufacture of Parent’s products, including current Good Manufacturing Practice, or CGMP, regulations, and, “Good Clinical Practice,” regulations “Informed Consent” and “Institutional Review Board” regulations, and all applicable requirements relating to the protection of human subjects for its clinical trials as required by the FDA and any applicable corresponding requirements of the Foreign Authorities. Parent has all requisite FDA and Foreign Authorities permits, approvals, registration, licenses or the like to conduct Parent’s business as it is currently conducted. Parent has previously delivered or made available to the Company an index of all applications, approvals, registration or licenses obtained by Parent from the FDA or Foreign Authorities or required in connection with the conduct of Parent’s business as it is currently conducted, and has made all such information available to the Company. Parent is in compliance with all applicable registration and listing requirements set forth in the U.S. Food, Drug & Cosmetic Act, 21 U.S.C. 360 and all similar applicable laws and regulations, except for noncompliance which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent.

(b)    Parent has made available to the Company all written communications and oral communications reduced to written form between Parent and the FDA or Foreign Authorities. Parent shall promptly deliver or make available to the Company copies of all written communications and information and records regarding all oral communications reduced to written form or otherwise recorded, between Parent and the FDA or Foreign Authorities from the date hereof through the Effective Time, but in no event shall such delivery take place later than one day prior to the Effective Time. Except as described in Schedule 3.22, Parent is not in receipt of notice of, and not subject to, any adverse inspection, finding of deficiency, finding of non-compliance, notices of adverse findings, warning letters, compelled or voluntary recall, investigation, penalty for corrective or remedial action or other compliance or enforcement action, in each case relating to any Parent Products or to the facilities in which Parent Products are manufactured, collected or handled, by the FDA or Foreign Authorities. Except as set forth in Schedule 3.22, there are no pending or, to the knowledge of Parent, threatened actions, proceedings or complaints by the FDA or Foreign Authorities which would prohibit or impede the conduct of Parent’s business as it is currently conducted.

(c)    Schedule 3.22 sets forth all Adverse Reaction Reports filed by Parent and Parent’s agents with the FDA and any applicable Foreign Authorities.

(d)    To the knowledge of Parent, Parent has, and Parent’s agents have, not made any false statements on, or omissions from, the applications, approvals, reports and other submissions to the FDA or Foreign Authorities or in or from any other records and documentation prepared or maintained to comply with the requirements of the FDA or Foreign Authorities relating to Parent Products that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.

(e)    Parent has not received any notification, written or oral, that remains unresolved, from the FDA, Foreign Authorities, or other authorities indicating that any Parent Product is misbranded or adulterated as defined in the U.S. Food, Drug & Cosmetic Act, 21 U.S.C. 321, et seq., as amended, and the rules and regulations promulgated thereunder.

(f)    No Parent Product has been recalled, suspended or discontinued as a result of any action by the FDA or any foreign authority, by Parent or, to the knowledge of Parent, any licensee or distributor of any Parent Product, in the United States.

(g)    Parent has not committed any act, made any statement or failed to make any statement that would reasonably be expected to provide a basis for the FDA to invoke its policy with respect to “Fraud, Untrue Statements of Material Facts; Bribery, and Illegal Gratuities” set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto. Additionally, neither Parent, nor to the knowledge of Parent any officer, key employee or agent of Parent has been convicted of any crime or engaged in any conduct that would reasonably be expected to result in (i) debarment under 21 U.S.C. Section 335a or any similar state law or regulation or (ii) exclusion under 42 U.S.C. Section 1320a-7 or any similar state law or regulation.

3.23    Studies.    Except as set forth in Schedule 3.23, the clinical, pre-clinical, safety and other studies and tests conducted by or on behalf of or sponsored by Parent or its agents or in which Parent’s product candidates under development have participated, were and, if still pending, are being conducted in accordance with medical and scientific research procedures. Parent and it’s agents have operated within, and currently are in compliance with, all applicable rules, regulations and policies of the FDA and other applicable foreign authorities. Except as set forth in Schedule 3.23, neither Parent nor its agents have received any notices or other correspondence from the FDA, other foreign authority, or any other governmental entity requiring the termination, suspension, or modification of any clinical, pre-clinical, safety or other studies or tests.

3.24    No Prior Activities.    Except for obligations incurred in connection with its incorporation or the negotiation and consummation of this Agreement and the transactions contemplated hereby, Merger Sub will not incur any obligation or liability nor engage in any business or activity of any type or kind whatsoever or enter into any agreement or arrangement with any other Person. At the Effective Time, all of the outstanding capital stock of Merger Sub will be directly owned by Parent.

3.25    Indebtedness.    Schedule 3.25 sets forth a complete and accurate list and description of all instruments or other documents relating to any direct or indirect indebtedness for borrowed money of Parent, as well as indebtedness by way of lease-purchase arrangements, guarantees, undertakings on which others rely in extending credit and all conditional sales contracts, chattel mortgages and other security arrangements with respect to personal property used or owned by Parent (other than those set forth on Schedule 3.12), other than regular trade payables. Parent has made available to the Company a true, correct and complete copy of each of the items required to be listed on Schedule 3.25.

3.26    Representations Complete.    None of the representations or warranties made by each of Parent and Merger Sub (as modified by the Parent Schedules), nor any statement made in any schedule or certificate furnished by Parent or Merger Sub pursuant to this Agreement, or furnished in or in connection with documents mailed or delivered to the stockholders of Parent in connection with soliciting their consent to this Agreement, the Merger and the Share Issuance, contains or will contain at the Effective Time, any untrue statement of a fact, or omits or will omit at the Effective Time to state any fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

ARTICLE IV

CONDUCT PRIOR TO THE EFFECTIVE TIME

4.1    Conduct of Business of the Company.

(a)    Company Conduct.    During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company agrees (except to the extent that Parent shall otherwise consent in writing) to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay its debts and Taxes when due, to pay or perform other obligations when due, and, to the extent consistent with such business, to use all reasonable efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve their relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired its goodwill and ongoing businesses at the Effective Time. The Company shall promptly notify Parent of any event or occurrence or emergency not in the ordinary course of its business, and any event involving or adversely affecting the Company or its business or assets. Except as expressly contemplated by this Agreement, including the consummation of the Recapitalization (as defined in Section 5.30) and the conversion of the Company Series A&C Preferred Stock into Company Common Stock, the Company shall not, without the prior written consent of Parent:

(i)    Enter into any commitment, activity or transaction not in the ordinary course of business;

(ii)    Transfer to any person or entity any rights to any Company Intellectual Property Rights (other than pursuant to end-user licenses in the ordinary course of business);

(iii)    Enter into or amend any agreements pursuant to which any other party is granted manufacturing, marketing, distribution or similar rights of any type or scope with respect to any products of the Company;

(iv)    Amend or otherwise modify (or agree to do so), except in the ordinary course of business, or violate the terms of, any of the agreements set forth or described in the Company Schedules;

(v)    Commence any litigation;

(vi)    Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock (or options, warrants or other rights exercisable therefor);

(vii)    Except for the issuance of shares of Company Capital Stock upon exercise or conversion of presently outstanding Company Options or warrants or except as agreed prior to the date of this

Agreement and disclosed on the applicable Schedule 4.1(a)(vii), issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities;

(viii)    Cause or permit any amendments to its Certificate of Incorporation or Bylaws, except for an amendment to its Certificate of Incorporation to increase the authorized common stock and to provide for the conversion of the Company Series A&C Preferred Stock into Company Common Stock immediately prior to the Closing (the “Conversion Amendment”);

(ix)    Acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of the Company;

(x)    Sell, lease, license or otherwise dispose of any of its properties or assets, except in the ordinary course of business and consistent with past practice;

(xi)    Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities of the Company or guarantee any debt securities of others, except for indebtedness to the Walters Group or other lenders (on terms substantially similar as provided in Schedule 2.7) not to exceed (x) $350,000 if the Effective Time occurs on or prior to January 15, 2003, and (y) $500,000 if the Effective Time occurs or is reasonably expected to occur after January 15, 2003;

(xii)    Grant any severance or termination pay to any director, officer employee or consultant, except payments made pursuant to written agreements outstanding on the date hereof (which such agreements are disclosed on Schedule 4.1(a)(xii));

(xiii)    Adopt or amend any employee benefit plan, program, policy or arrangement, amend any employment or consulting agreement or enter into any employment or consulting contract (except as contemplated in Section 5.21 herein), extend any employment offer, pay or agree to pay any special bonus or special remuneration to any director, officer, employee or consultant, or increase the salaries or wage rates of its directors, officers and employees;

(xiv)    Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business and consistent with past practice;

(xv)    Take any action that would be reasonably expected to cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code;

(xvi)    Pay, discharge or satisfy, in an amount in excess of $25,000, in any one case, or $100,000, in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Company Financial Statements;

(xvii)    Make or change any election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

(xviii)    Enter into any strategic alliance, joint venture, collaboration, joint development or joint marketing arrangement or agreement, except in the ordinary course;

(xix)    Fail to pay or otherwise satisfy its monetary obligations as they become due, except such as are being contested in good faith;

(xx)    Waive or commit to waive any rights with a value in excess of $25,000, in any one case, or $100,000, in the aggregate;

(xxi)    Cancel, amend or renew any insurance policy other than in the ordinary course of business;

(xxii)    Alter, or enter into any commitment to alter, its interest in any corporation, association, joint venture, partnership or business entity in which the Company directly or indirectly holds any interest on the date hereof; or

(xxiii)    Amend any agreements or governing documents with respect to the indemnification of the Company’s directors or officers; or

(xxiv)    Take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a)(i) through (xxiii) above, or any other action that would prevent the Company from performing or cause the Company not to perform its covenants hereunder.

(b)    Parent and Merger Sub Conduct.    During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, each of Parent and Merger Sub agrees (except to the extent that the Company shall otherwise consent in writing) to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay its debts and Taxes when due, to pay or perform other obligations when due, and, to the extent consistent with such business, to use all reasonable efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve their relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired its goodwill and ongoing businesses at the Effective Time. Each of Parent and Merger Sub shall promptly notify the Company of any event or occurrence or emergency not in the ordinary course of its business, and any event involving or adversely affecting Parent or Merger Sub, as the case may be, or its business or assets. Except as expressly contemplated by this Agreement, each of Parent and Merger Sub shall not, without the prior written consent of the Company:

(i)     Enter into any commitment, activity or transaction not in the ordinary course of business;

(ii)    Transfer to any person or entity any rights to any Parent Intellectual Property Rights (other than pursuant to end-user licenses in the ordinary course of business);

(iii)    Enter into or amend any agreements pursuant to which any other party is granted manufacturing, marketing, distribution or similar rights of any type or scope with respect to any products of Parent;

(iv)    Amend or otherwise modify (or agree to do so), except in the ordinary course of business, or violate the terms of, any of the agreements set forth or described in the Parent Schedules, except the amendment of the Investor Rights Agreement, dated July 8, 1998, as contemplated in Section 5.31 of this Agreement;

(v)    Commence any litigation;

(vi)    Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of Parent or Merger Sub, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock (or options, warrants or other rights exercisable therefor);

(vii)    Except for the issuance of shares of capital stock of Parent upon exercise or conversion of presently outstanding options or warrants or except as agreed prior to the date of this Agreement and disclosed on Schedule 4.1(b)(vii), issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities;

(viii)    Cause or permit any amendments to its Certificate of Incorporation or Bylaws, except for such amendments required to effect the Share Issuance, the Name Change, the conversion of Parent’s Series B Preferred Stock into Parent Common Stock, the modification of the conversion rights of Parent’s Series A Preferred Stock to allow Parent, in its sole discretion, to convert Parent’s Series A Preferred Stock into Parent Common Stock, and the authorization of eight (8) directors of Parent, each as contemplated by this Agreement

(ix)    Acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of Parent;

(x)    Sell, lease, license or otherwise dispose of any of its properties or assets, except in the ordinary course of business and consistent with past practice;

(xi)    Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities of Parent or Merger Sub or guarantee any debt securities of others;

(xii)    Grant any severance or termination pay to any director, officer employee or consultant, except payments made pursuant to standard written agreements outstanding on the date hereof (which such agreements are disclosed on Schedule 4.1(b)(xii));

(xiii)    Adopt or amend any employee benefit plan, program, policy or arrangement, amend any employment or consulting agreement or enter into any employment or consulting contract (except as contemplated in Section 5.21 hereunder), extend any employment offer, pay or agree to pay any special bonus or special remuneration to any director, officer, employee or consultant, or increase the salaries or wage rates of its directors, officers and employees;

(xiv)    Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business and consistent with past practice;

(xv)    Take any action that would be reasonably expected to cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code;

(xvi)    Pay, discharge or satisfy, in an amount in excess of $25,000, in any one case, or $100,000, in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Parent Financial Statements;

(xvii)    Make or change any election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

(xviii)    Enter into any strategic alliance, joint venture, collaboration, joint development or joint marketing arrangement or agreement, except in the ordinary course;

(xix)    Fail to pay or otherwise satisfy its monetary obligations as they become due, except such as are being contested in good faith;

(xx)    Waive or commit to waive any rights with a value in excess of $25,000, in any one case, or $100,000, in the aggregate;

(xxi)    Cancel, amend or renew any insurance policy other than in the ordinary course of business;

(xxii)    Alter, or enter into any commitment to alter, its interest in any corporation, association, joint venture, partnership or business entity in which Parent or Merger Sub directly or indirectly holds any interest on the date hereof;

(xxiii)    Amend any agreements or governing documents with respect to the indemnification of Parent’s directors or officers; or

(xxiv)    Take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(b)(i) through (xxiii) above, or any other action that would prevent Parent or Merger Sub from performing or cause the Company not to perform its covenants hereunder.

4.2    No Solicitation.

(a)    Until the earlier of the Effective Time, the date of termination of this Agreement or the termination of this Section 4.2(a) under the terms of Section 4.2(b), each of Parent and the Company will not (nor will Parent and the Company permit any of its respective officers, directors, stockholders, agents, representatives or affiliates to) directly or indirectly, take any of the following actions with any party except for the other party and its designees: (i) solicit, initiate, entertain, or encourage any proposals or offers from, or conduct discussions with or engage in negotiations with, any person relating to any possible acquisition of it or any of its respective subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any of its or their capital stock or assets or any equity interest in it or any of its subsidiaries, (ii) provide information with respect to it to any person, other than the other party, relating to, or otherwise cooperate with, facilitate or encourage any effort or attempt by any such person with regard to, any possible acquisition of it or its subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any of its or their capital stock or assets or any equity interest in it or any of its subsidiaries, (iii) enter into an agreement with any person, other than the other party, providing for the acquisition of it (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any of its or their capital stock or assets or any equity interest in it or any of its subsidiaries, or (d) make or authorize any statement, recommendation or solicitation in support of any possible acquisition of it or any of its subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any of its or their capital stock or assets or any equity interest in it or any of its subsidiaries by any person, other than by the other party. Each of Parent and Merger Sub shall immediately cease and cause to be terminated any such contacts or negotiations with third parties relating to any such transaction or proposed transaction. In addition to the foregoing, if either party receives prior to the Effective Time, the termination of this Agreement or the termination of this Section 4.2, any offer or proposal relating to any of the above, such party shall immediately notify the other party thereof, including information as to the identity of the offer or the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be, and such other information related thereto as the other party may reasonably request. Except as contemplated by this Agreement, disclosure by either Parent or the Company of the terms hereof (other than as required by any Government Entity, including the SEC and disclosures to Parent’s or the Company’s attorneys, accountants and advisors or to Parent’s or the Company’s board members and their respective attorneys, accountants and advisors) shall be deemed to be a violation of this Section 4.2.

(b)    Each of the Company and Parent may, at its option and upon delivery of written notice to the other party, terminate Section 4.2(a), with or without terminating this Agreement, upon the occurrence of any a Material Adverse Change (as defined in Section 6.2(f) below) to the other party.

ARTICLE V

ADDITIONAL AGREEMENTS

5.1     Parent Proxy Statement; S-4; Company Proxy Statement; Other Filings; Board Recommendations

(a)    As promptly as practicable after the execution of this Agreement, Parent and Merger Sub shall prepare and Parent shall file with the SEC, and pay all fees associated therewith, the Form S-4 Registration Statement (the “S-4”), which shall include a document or documents that will constitute (i) the prospectus forming part of the registration statement on the S-4 and (ii) the Parent Proxy Statement to be distributed to the stockholders of Parent in connection with the Parent Stockholders’ Meeting. Each of the parties hereto shall use all commercially reasonable efforts to cause the S-4 to become effective as promptly as practicable after the date hereof, and each of the parties hereto shall, prior to the effective date of the S-4, take all action required under any applicable laws in connection with the issuance of shares of Parent Common Stock pursuant to the Merger. Each of Parent and the Company shall provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Parent Proxy Statement and the S-4, or in any amendments or supplements thereto, and cause its counsel and auditors to cooperate with the other’s counsel and auditors in the preparation of the Parent Proxy Statement and the S-4. As promptly as practicable after the effective date of the S-4, the Parent Proxy Statement shall be mailed to the stockholders of Parent. Parent shall cause the S-4 and Parent Proxy Statement to comply as to form and substance with respect to such party in all material respects with the applicable requirements of (i) the Exchange Act, (ii) the Securities Act, (iii) the rules and regulations of the American Stock Exchange (“AMEX”).

(b)    As promptly as practicable after the date of this Agreement, Parent will prepare and file any other filings required to be filed by it under the Exchange Act, the Securities Act or any other Federal, foreign or Blue Sky or related securities laws relating to the Merger and the transactions contemplated by this Agreement (the “Other Filings”) and pay all fees associated therewith. Parent will notify the Company promptly upon the receipt of any comments from the SEC or its staff or the receipt of notice that the S-4 has become effective, of the issuance of any stop order, of the suspension of the qualification of Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or of any request by the SEC or its staff or any other Governmental Entity for amendments or supplements to the S-4, the Parent Proxy Statement or any Other Filing or for additional information and, except as may be prohibited by any Governmental Entity or by any legal requirement, will supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC or its staff or any other Governmental Entity, on the other hand, with respect to the S-4, the Parent Proxy Statement, the Merger or any Other Filing. Each of Company and Parent will cause all documents that Parent is responsible for filing with the SEC or other regulatory authorities under this Section 5.1(b) to comply in all material respects with all applicable requirements of securities law and the rules and regulations promulgated thereunder.

(c)    The Parent Proxy Statement shall, among other things, (i) solicit the approval of this Agreement and the Merger and include the recommendation of the Board of Directors of Parent to Parent’s stockholders that they vote in favor of approval of this Agreement and the Merger, (ii) solicit the approval of the Share Issuance and include the recommendation of the Board of Directors of Parent to Parent’s stockholders that they vote in favor of approval of the Share Issuance and (iii) solicit the approval of the amendment to Parent’s Certificate of Incorporation to accomplish the Name Change (as defined in Section 5.27).

(d)    At or prior to the effective time of the S-4, the parties shall execute and deliver to Wilson Sonsini Goodrich & Rosati, Professional Corporation, and McKenna Long & Aldridge, LLP, tax counsel to Parent and the Company, respectively, tax representation letters in form and substance reasonably satisfactory to such counsel, and shall confirm the accuracy and completeness as of the Effective Time of the tax representation letters. In rendering such opinions, tax counsel shall be entitled to rely on such tax representation letters.

(e)    As promptly as practicable after the effective date of the S-4, the Company shall prepare, with Parent’s assistance, a proxy statement (the “Company Proxy Statement”) for distribution to the stockholders of the Company in connection with the Company Stockholders’ Meeting (as defined in Section 2.21). Parent and the Company shall provide for inclusion in the Company Proxy Statement, such material as the other may reasonably request. Each of Parent and the Company shall use its reasonable best efforts to cause the Company Proxy Statement to be mailed or delivered to the Company’s stockholders at the earliest practicable time. The Company Proxy Statement and all other materials to be submitted to the stockholders shall have been subject to review and approval by Parent and the Company and include information regarding Parent and the Company, the terms of the Merger and this Agreement and the recommendation of the Board of Directors of the Company in favor of the Merger and this Agreement. The Company Proxy Statement shall comply with all applicable requirements of securities law and the rules and regulations promulgated thereunder.

(f)    Each of Parent and the Company shall promptly inform the other of any event which is required to be set forth in an amendment or supplement to the Parent Proxy Statement, the Company Proxy Statement, the S-4 or any Other Filing, and each of Parent and the Company shall amend or supplement such documents to the extent required by law to do so.

(g)    Each of Parent and the Company agrees to comply with any request made by the SEC or its staff or any other Governmental Entity for amendments or supplements to the S-4, the Parent Proxy Statement, the Company Proxy Statement or any Other Filing, as promptly as practicable after the receipt of such request.

(h)    No amendment or supplement to the Parent Proxy Statement, the Company Proxy Statement or the S-4 shall be made without the approval of Parent and the Company, which approval shall not be unreasonably withheld or delayed.

5.2    Stockholder Consent; Board Recommendation.

(a)    Promptly after the effectiveness of the S-4, the Company will take all action necessary in accordance with Delaware Law and its Certificate of Incorporation and Bylaws to call the Company Stockholders’ Meeting (as defined in Section 2.21) for the purpose of voting on, or soliciting written consents from its stockholders in favor of, the adoption and approval of this Agreement and the approval of the Merger. Nothing herein shall prevent the Company from adjourning or postponing any Company Stockholders’ Meeting if there are insufficient shares of Company Common Stock necessary to conduct business at the meeting. The Company shall use commercially reasonable efforts to solicit from its stockholders proxies in favor of the approval and adoption of this Agreement and the approval of the Merger, and shall take all other action necessary or advisable to secure the vote or consent of stockholders required by Delaware Law to obtain such approval.

(b)    Parent shall call and hold the Parent Stockholders’ Meeting (as defined in Section 3.21) as promptly as practicable after the date on which the S-4 becomes effective, for the purpose of voting upon the adoption and approval of this Agreement, and the approval of the Merger, Share Issuance and Name Change (as defined in Section 5.27), pursuant to the Parent Proxy Statement. Nothing herein shall prevent Parent from adjourning or postponing the Parent Stockholders’ Meeting if there are insufficient shares of Parent Common Stock necessary to conduct business at the meeting. Parent shall use commercially reasonable efforts to solicit from its stockholders proxies in favor of (i) the approval and adoption of this Agreement and the approval of the Merger, (ii) the approval of the Share Issuance, and (iii) the approval of the Name Change, and shall take all other action necessary or advisable to secure the vote or consent of stockholders required by Delaware Law or applicable stock exchange requirements to obtain such approval.

(c)    The Board of Directors of the Company shall recommend that the Company’s stockholders vote in favor of and adopt and approve this Agreement and the Merger, and the Company Proxy Statement shall include a statement to the effect that the Board of Directors of the Company has recommended that the Company’s stockholders vote in favor of and adopt and approve this Agreement and the Merger. Provided that no Material Adverse Change in Parent has occurred, neither the Board of Directors of the Company nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to Parent, the recommendation of the Board of Directors of the Company that the Company’s stockholders vote in favor of and adopt and approve this Agreement and the Merger.

(d)    The Board of Directors of Parent shall recommend that Parent’s stockholders vote in favor of and adopt and approve this Agreement and the Merger, and the Parent Proxy Statement shall include a statement to the effect that the Board of Directors of Parent has recommended that Parent’s stockholders vote in favor of and adopt and approve this Agreement and the Merger. Provided that no Material Adverse Change in the

Company has occurred, neither the Board of Directors of Parent nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to the Company, the recommendation of the Board of Directors of Parent that Parent’s stockholders vote in favor of and adopt and approve this Agreement and the Merger.

5.3    Access to Information.    Each of the parties hereto shall afford the others and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (a) all of its properties, books, contracts, commitments and records, and (b) all other information concerning its business, properties and personnel (subject to restrictions imposed by applicable law) as the others may reasonably request, subject to reasonable limits on access to its nonpublic information. No information or knowledge obtained in any investigation pursuant to this Section 5.3 shall affect or be deemed to modify any representation or warranty contained herein or, the conditions to the obligations of the parties to consummate the Merger.

5.4    Confidentiality.    Each of the parties hereto hereby agrees to keep such information or knowledge obtained in any investigation pursuant to Section 5.3, or pursuant to the negotiation and execution of this Agreement or the effectuation of the transactions contemplated hereby, confidential other than disclosures to such persons permitted by the last sentence of Section 4.2(a); provided, however, that the foregoing shall not apply to information or knowledge which (a) a party can demonstrate was already lawfully in its possession prior to the disclosure thereof by the other party, (b) is generally known to the public and did not become so known through any violation of law, (c) became known to the public through no fault of such party, (d) is later lawfully acquired by such party from other sources, (e) is required to be disclosed by order of court or government agency with subpoena powers or (f) which is disclosed in the course of any litigation between any of the parties hereto.

5.5    Expenses.    Whether or not the Merger is consummated, all fees and expenses incurred in connection with the Merger including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties (“Third Party Expenses”) incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses, provided, however, that the obligations of the Company to pay reasonable expenses of the Company in connection with the Merger shall, by virtue of the Merger, become obligations of the Surviving Corporation, and provided further that Parent shall pay all Third Party Expenses incurred by the Company in connection with any Transaction Proceeding (as defined in subsection 7.2(a)), and any Third Party Expenses paid by Parent shall be in addition to, and shall not be deducted from, the Parent Indemnification Fund. Third Party Expenses of each party accrued prior to Closing shall be paid at or prior to Closing. Each of Parent and the Company shall promptly notify the other party when its Third Party Expenses exceed $250,000. Each of Parent and Company agrees to use reasonable efforts to minimize Third Party Expenses. Other than the engagement of Duff & Phelps, LLC, by Parent, neither Parent nor the Company will engage the services of an investment banking firm in connection with this transaction without the prior consent of the other party.

5.6    Public Disclosure.    Unless otherwise required by law (including, without limitation, federal and state securities laws) or, as to Parent, by the rules and regulations of AMEX, prior to the Effective Time, no public disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement shall be made by any party hereto unless approved by Parent and the Company prior to release, provided that such approval shall not be unreasonably withheld.

5.7    Consents.    The Company and Parent shall use their respective reasonable efforts to obtain the consents, waivers and approvals under any of the Contracts as may be required in connection with the Merger (all of such consents, waivers and approvals are set forth in the Company Schedules and the Parent Schedules) so as to preserve all rights of and benefits to the Company thereunder.

5.8    FIRPTA Compliance.    On or prior to the Closing Date, the Company shall deliver to Parent a properly executed statement in a form reasonably acceptable to Parent for purposes of satisfying Parent’s obligations under Treasury Regulation Section 1.1445-2(c)(3).

5.9    Reasonable Efforts.    Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use its reasonable efforts to ensure that its representations and warranties remain true and correct in all respects, and to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals, to effect all necessary registrations and filings, and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement; provided that Parent shall not be required to agree to any divestiture by Parent or the Company or any of Parent’s subsidiaries or affiliates of shares of capital stock or of any business, assets or property of Parent or its subsidiaries or affiliates or the Company or its affiliates, or the imposition of any limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

5.10    Notification of Certain Matters.    The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of the Company and Parent, respectively, contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time and (ii) any failure of the Company or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.10 shall not limit or otherwise affect any remedies available to the party receiving such notice.

5.11    Certain Benefit Plans.    Parent shall provide benefits to the employees of the Company in a manner substantially equal in the aggregate to those provided to similarly-situated employees of Parent by permitting the employees of the Company to participate in the benefit programs of Parent, or by establishing alternative benefits programs substantially comparable to those applicable to similarly situated employees of Parent on similar terms, as soon as practicable after the Effective Time.

5.12    Termination of Company Benefit Plans.     Effective as of the day immediately preceding the Closing Date, the Company and its Affiliates, as applicable, shall each terminate any and all group severance, separation or salary continuation plans, programs or arrangements and any and all plans intended to include a Code Section 401(k) arrangement (unless Parent provides written notice to the Company that such 401(k) plans shall not be terminated) (collectively, “Company Employee Plans”). Unless Parent provides such written notice to the Company, no later than five (5) business days prior to the Closing Date, the Company shall provide Parent with evidence that such Company Employee Plan(s) have been terminated (effective as of the day immediately preceding the Closing Date) pursuant to resolutions of the Company’s Board of Directors. The form and substance of such resolutions shall be subject to review and approval of Parent. The Company also shall take such other actions in furtherance of terminating such Company Employee Plan(s) as Parent may reasonably require.

5.13    Affiliate Agreements.     Schedule 5.13 sets forth those persons who, in the Company’s reasonable judgment, are or may be “affiliates” of the Company within the meaning of Rule 145 (each such person an “Affiliate”) promulgated under the Securities Act (“Rule 145”). The Company shall provide Parent such information and documents as Parent shall reasonably request for purposes of reviewing such list. The Company shall use its reasonable efforts to deliver or cause to be delivered to Parent prior to the Closing from each of the Affiliates of the Company, an executed Affiliate Agreement in the form attached hereto as Exhibit A. Parent shall be entitled to place appropriate legends on the certificates evidencing any Parent Common Stock to be received by such Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for Parent Common Stock, consistent with the terms of such Affiliate Agreements.

5.14    Additional Documents and Further Assurances.    Each party hereto, at the request of the other party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

5.15    Form S-8.    Parent shall file a registration statement on Form S-8 for the shares of Parent Common Stock issuable with respect to assumed Company Options promptly after the Effective Time.

5.16    AMEX.    Parent shall authorize for listing on the AMEX the shares of Parent Common Stock issuable, and those required to be reserved for issuance (including the Parent Indemnification Amount), in connection with the Merger and all deposited in the Company Escrow Fund pursuant hereto, upon official notice of issuance.

5.17    Stockholder Agreements.    Concurrently with the execution of this Agreement, the Company will cause the persons listed in the preamble to Exhibit B hereto to execute Stockholder Agreements in the form attached hereto as Exhibit B, except for St. Elizabeth’s Medical Center Of Boston, Inc., Janet Campbell, and Daniel Pharand (the “Remaining Stockholders”), agreeing, among other things, to vote in favor of the Merger and against any competing proposals as well as certain Market Standoff (as defined in Section 5.18) provisions. The Company shall use reasonable efforts to secure executed Stockholder Agreements from the Remaining Stockholders in the form attached hereto as Exhibit B. Parent shall use reasonable efforts to secure executed Stockholder Agreements from the persons listed in the preamble to Exhibit C hereto in the form attached hereto as Exhibit C, agreeing, among other things, to vote in favor of the Merger and against any competing proposals as well as certain Market Standoff provisions.

5.18    Lock-Up Agreements.    The shares of Parent Common Stock issued in connection with the Merger to each of the directors and officers of the Company and their respective affiliates, along with shares of Parent Common Stock held by the directors and officers of Parent and their respective affiliates, shall be subject to a 270-day lock-up agreement (the “Lock-Up”) whereby such director, officer and affiliate agrees that he, she or it shall not sell or otherwise transfer or dispose of, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale of, any Parent Common Stock (or other securities) during the 270-day period following the Effective Time, and each such director, officer and affiliate shall execute a Stockholder Agreement providing for such Lock-Up in the applicable forms attached hereto as Exhibit B and Exhibit C. As of the date hereof, the Company shall deliver, the Lock-Up from the persons or entities identified in the preamble to Exhibit B hereto, except for the Remaining Stockholders. Each of Parent and the Company shall use reasonable efforts to secure the Lock-Up from the persons or entities identified in the preamble to Exhibit C and the Remaining Stockholders, respectively.

5.19    Stockholder Disclosure Letters.    Prior to Closing, certain stockholders of the Company, including Human Genome Science, Inc., Cato Holding Company (or its subsidiaries), St. Elizabeth’s Medical Center of Boston, Inc. and Societe Innovatech du Grande Montreal, shall each execute and deliver a disclosure letter (each, a “Stockholder Disclosure Letter”) to Parent confirming the accuracy of certain representations and other disclosures made by the Company as to such stockholder in form reasonably satisfactory to Parent and Company. Prior to Closing, Baxter Healthcare Corporation shall execute and deliver a Stockholder Disclosure Letter to the Company confirming the accuracy of certain representations and other disclosures made by Parent as to such stockholder in form reasonably satisfactory to Parent and the Company.

5.20    Transaction Proceedings.    In the event that Parent or the Company becomes aware of any Transaction Proceeding (as defined in Section 7.2(a)), Parent or the Company shall immediately notify the other party and such other party shall be entitled to participate in the defense of such Transaction Proceeding. Any Third Party Expenses of Parent and the Company in connection with any Transaction Proceeding shall be paid by Parent in accordance with Section 5.5 herein. Parent shall have the right in its sole discretion to settle any Transaction Proceeding; provided, however, that, the Company must consent in writing to such settlement by Parent, which consent will not be unreasonably withheld.

5.21    Executives and Employment.    Upon and after the Effective Time, the Chief Executive Officer of Parent shall be Richard Otto, who will report to the Board of Directors of Parent and will serve in such office until a successor is duly appointed by the Board of Directors of Parent. Upon and after the Effective Time, the

Chairman of Parent shall be Paul Quadros, who will report to the Board of Directors of Parent and will serve in such office until a successor is duly appointed by the Board of Directors of Parent. Upon and after the Effective Time, the President of Parent shall be Robert E. Sobol and the Interim Chief Financial Officer of Parent shall be Robert T. Atwood, which executive officers shall report to the Chief Executive Officer. At the Closing, Parent shall enter into executive employment agreements with the CEO, President and CFO on terms and conditions reasonably satisfactory to Parent, the Company and such officers; provided, the compensation of such officers shall be subject to approval by the Compensation Committee established pursuant to Section 5.22 below. The Chairman shall receive such compensation as established by the Compensation Committee (with the exception of obligations under the current Chairman’s Consulting and Employment Agreement, dated April 23, 1997, and the modifications to the severance terms of such Agreement approved by the Compensation Committee of Parent’s Board of Directors on August 29, 2002, as provided in Schedule 4.1(b)(xii)), and the Chairman shall not be an employee of the Parent after December 31, 2003. All existing employment and consulting agreements of such officers and the chairman with either Parent or the Company shall be terminated as of the Effective Time; provided, however, nothing herein shall be construed to modify or terminate any compensation, severance or similar benefits to which any such officer or the Chairman is entitled under such existing employment agreements, subject to the terms of such agreements, unless otherwise agreed by all of the parties.

5.22    Board of Directors of Parent.

(a)    Upon and after the Effective Time, and subject to the provisions of Delaware Law, the Board of Directors of Parent shall consist of eight (8) directors established and maintained pursuant to and in accordance with the requirements of (i) this Section 5.22 and (ii) the rules and regulations of the SEC and the American Stock Exchange (“AMEX”) from time to time, and any more stringent requirements of NASDAQ or the NYSE from time to time relating to companies’ boards of directors to the extent not inconsistent therewith (collectively, the “Exchange Rules”). A majority of the directors, or such greater number as required by the Exchange Rules, shall be “independent” as defined or construed in accordance with the Exchange Rules. Parent’s nominees to the Board of Directors of Parent shall be Victor W. Schmidt, M.D. Ivor Royston, Paul Quadros, and Robert E. Sobol (“Parent’s Board Nominees”). The Company’s nominees to the Board of Directors of Parent shall be Richard Otto, John Larson, Daniel Pharand, and James Gilstrap (“Company’s Board Nominees”). Parent and the Company agree to take all actions necessary and appropriate to cause the Board of Directors of Parent to be composed of Parent’s Board Nominees and the Company’s Board Nominees immediately upon and after the Effective Time until their successors have been duly appointed. If, prior to the Effective Time, Parent and the Company conclude, after reasonable inquiry, that the majority of the proposed directors are not “independent” as defined or construed in accordance with the Exchange Rules, then the Board of Directors of Parent shall be expanded to consist of nine (9) directors immediately upon and after the Effective Time, and, subject to approval of Parent’s Board of Directors (which approval shall not be unreasonably withheld or delayed), the additional director shall be Eric Falkenberg, or if such person is unable to serve or is not approved by Parent’s Board of Directors, such other person who shall be independent and jointly nominated by Parent and the Company. If, after the Effective Time, the Board of Directors of Parent concludes, after reasonable inquiry, that the majority of the directors are not “independent” as defined or construed in accordance with the Exchange Rules, then such Board of Directors shall be expanded to consist of nine (9) directors, and, subject to approval of Parent’s Board of Directors (which approval shall not be unreasonably withheld or delayed), the additional director shall be Eric Falkenberg, or if such person is unable to serve or is not approved by Parent’s Board, such other person who shall be independent and jointly nominated by the Parent Board Nominees and the Company Board Nominees.

(b)    Upon and after the Effective Time, the Board of Directors of Parent shall have the following three (3) committees, and such other committees as may be required by the Exchange Rules, established and maintained pursuant to and in accordance with the requirements of this Section 5.22 and the Exchange Rules: (1) Nominating and Governance Committee; (2) Audit Committee; and (3) Compensation Committee. Each such committee shall be comprised of five (5) directors, or such lesser number determined by the Board of Directors of Parent after the Effective Time subject to the requirements of the Exchange

Rules, all of whom shall be “independent” as defined or construed in accordance with the Exchange Rules. The composition of the Audit Committee shall comply with all other requirements of the Exchange Rules. The Board of Directors of the Parent in effect after the Effective Time shall appoint the initial members of each committee.

(c)    A representative of Human Genome Sciences, Inc. shall be permitted, at its own expense, to be a non-voting observer at all meetings of the Board of Directors of Parent and all committees of the Board of Directors of Parent for so long as Human Genome Sciences, Inc. holds at least five percent (5%) of the fully-diluted Parent Capital Stock after the Effective Time, unless prohibited by law or the Exchange Rules.

5.23    Acceleration of Vesting.    Prior to Closing, all agreements or plans relating to options, warrants, restricted stock and other securities of Parent and the Company which contain general change of control provisions that will result in the acceleration of vesting or repurchase rights in connection with the Merger and the transactions contemplated herein shall be modified to eliminate such provisions, except for those agreements of the Company set forth on Schedule 5.23.

5.24    Warrants.    Except for certain Assumed Warrants set forth in Schedule 1.6(e), immediately prior to the Effective Time and contingent upon consummation of the Merger, all outstanding warrants to purchase Company Capital Stock shall terminate unexercised by virtue of the Merger and without any action on the part of the holder thereof.

5.25    Company’s Auditors.    The Company will use its commercially reasonable efforts to cause its management and its independent auditors to facilitate on a timely basis (i) the preparation of financial statements (including pro forma financial statements if required) as required by Parent to comply with applicable SEC regulations, and (ii) the review of the Company’s audit work papers for up to the past three years, including the examination of selected interim financial statements and data.

5.26    Reorganization Status.    None of the parties hereto shall take any action that would reasonably be expected to cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code.

5.27    Name Change.    Parent agrees to recommend to its stockholders that the Certificate of Incorporation of Parent be amended to change the name of Parent to Autus Genetics Corp. (the “Name Change”).

5.28    Conversion of Parent Preferred Stock.    Parent shall use commercially reasonable effort to cause its outstanding shares of Series B Preferred Stock to be converted into shares of Parent Common Stock prior to the Closing.

5.29    Conversion of Company Series A&C Preferred Stock.    The Company shall use commercially reasonable efforts to cause the conversion of all shares of Company Series A&C Preferred Stock into Company Common Stock in accordance with the Company’s Certificate of Incorporation, as amended by the Conversion Amendment, prior to Closing.

5.30    Recapitalization.    Prior to Closing, the Company shall use commercially reasonable efforts to satisfy the conditions of closing in (i) the Recapitalization Agreement, dated as of September 5, 2002, by and between the Company and Human Genome Sciences, Inc. (“HGS”), (ii) the Recapitalization Agreement, dated as of September 6, 2002, by and between the Company and Cato Holding Company and Cato Research Ltd. (collectively, “CATO”), and (iii) the Recapitalization Agreement, dated as of August 22, 2002, by and between the Company and St. Elizabeth’s Medical Center of Boston, Inc. (“St. Elizabeth”) ((i), (ii) and (iii) collectively referred to as the “Recapitalization Agreements”), and to consummate all of the transactions contemplated in the Reorganization Agreements, including (but not limited to) the contribution to capital or forgiveness and thereafter conversion into capital stock of the Company of the outstanding indebtedness of Company to such stockholders as set forth in the Recapitalization Agreement; the execution of the First Amendment to the HGS

Agreement and the First Amendment to the Amended and Restated License Agreement by and between the Company and HGS; and the execution of the Settlement Agreement by and between the Company and Cato (all such transactions, collectively referred to as the “Recapitalization”). Notwithstanding the foregoing, the parties hereto agree that the indebtedness set forth in Schedule 5.30 shall survive Closing and be assumed by the Surviving Corporation.

5.31    Modification of Investor Rights Agreement.    Parent agrees to use commercially reasonable efforts to cause Sections 4.1, 4.2 and 5.8 of the Investor Rights Agreement, dated July 8, 1998, and all rights referenced in such Sections, to be terminated prior to the Closing. Further, Parent agrees to cause Section 4.5 of such agreement to be modified to provide that Parent is not obligated to accept any subscription for Series C Preferred Stock or to issue any additional shares of Parent’s Series C Preferred Stock.

5.32    Parent Supplemental Retirement Income Plan.    Parent agrees to use commercially reasonable efforts to cause all eligible participants in the GenStar Therapeutics Supplemental Retirement Income Plan (the “Retirement Plan”) to waive any payments they may be entitled to under the terms of the Retirement Plan as a result of this Agreement, the Merger and the transactions contemplated herein.

5.33    Tax Liabilities.    Each of Parent and the Company shall use their best efforts to minimize any material tax liability that may accrue to either party from actions or inactions between the date hereof until the Effective Time. To the extent that either Parent or the Company are not reasonably satisfied (with advice from its respective legal counsel) prior to October 15, 2002 that the Company will not incur material tax liability from such actions or inactions, either Parent or the Company may terminate this Agreement in accordance with the terms and conditions of Section 8.1(f) herein.

ARTICLE VI

CONDITIONS TO THE MERGER

6.1    Conditions to Obligations of Each Party to Effect the Merger.    The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing of the following conditions:

(a)    Stockholder Approval.    (i) This Agreement, the Merger and the Conversion Amendment (as defined in Section 4.1(a)(viii) shall have been approved and adopted by the stockholders of the Company by the requisite vote under applicable law and the Company’s Certificate of Incorporation and (ii) this Agreement, the Merger, the Share Issuance and the Name Change shall have been approved and adopted by the requisite vote under applicable law, Parent’s Certificate of Incorporation and the rules and regulations of AMEX.

(b)    S-4 Effective; Parent Proxy Statement.    The SEC shall have declared the S-4 effective. No stop order suspending the effectiveness of the S-4 or any part thereof shall have been issued, and no proceeding for that purpose, and no similar proceeding in respect of the Parent Proxy Statement, shall have been initiated or threatened in writing by the SEC.

(c)    No Injunctions or Restraints; Illegality     No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect.

(d)    AMEX Listing.    The shares of Parent Common Stock issuable to stockholders of the Company pursuant to this Agreement and such other shares required to be reserved for issuance in connection with the Merger (including the Parent Indemnification Amount) or required to be deposited in the Company Escrow Fund shall have been authorized for listing on the AMEX upon official notice of issuance.

(e)    Insurance.    Each of the Company and Parent shall have adequate liability coverage, to the satisfaction of the other party, under their respective insurance policies and fidelity bonds to cover any potential liability to the Company, Parent, their respective properties or any of their respective directors or officers, in any potential or threatened action, suit, proceeding, claim, arbitration or investigation.

6.2    Additional Conditions to Obligations of the Company.    The obligations of the Company to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

(a)    Representations and Warranties.    The representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct on and as of the Closing Date, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Closing Date, except, in all such cases, for such breaches, inaccuracies or omissions of such representations and warranties which have neither had nor reasonably would be expected to amount to a Material Adverse Change (as defined in Section 6.2(f) below) on Parent and Merger Sub as a whole; and the Company shall have received a certificate to such effect signed on behalf of Parent and Merger Sub by a duly authorized officer of each.

(b)    Agreements and Covenants.    Parent and Merger Sub shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and the Company shall have received a certificate to such effect signed by a duly authorized officer of Parent.

(c)    Third Party Consents.    The Company shall have been furnished with evidence satisfactory to it that Parent has obtained the consents, approvals and waivers set forth in Schedule 6.2(c).

(d)    Legal Opinion.    The Company shall have received a legal opinion from Wilson Sonsini Goodrich & Rosati, P.C., legal counsel to Parent, in a form satisfactory to the parties hereto.

(e)    Certificate of Good Standing.    The Company shall have received a certificate of good standing for Parent from the Secretary of State for the State of Delaware, dated within a reasonable period prior to Closing.

(f)    Material Adverse Change.    There shall not have occurred any material adverse change in the business or financial condition, when taken as a whole (a “Material Adverse Change”), of Parent, since the date of the Current Parent Balance Sheet. For the purpose of this condition, the commencement of Transaction Proceeding shall not constitute a Material Adverse Change.

(g)    Average Trading Price of Parent Common Stock.    The average trading price for shares of Parent Common Stock, as reported on AMEX, for the fifteen (15) day period ending on the third day prior to Closing shall be equal to or greater than $0.30.

(h)    Litigation.    Any pending or threatened action, suit, proceeding, claim, arbitration or investigation initiated by or against Parent or any of its respective subsidiaries, directors and officers (in their capacity as such) shall have reached final adjudication or settlement, or adequate provision shall have been made by Parent to the satisfaction of the Company, that Parent and its directors and officers will be protected against any potential liabilities in any such pending action, suit, proceeding, claim, arbitration or investigation; provided, however, that any Transaction Proceeding (as defined in Section 7.2(a)) shall not be subject to terms of this subsection 6.2(h).

(i)    Tax Opinion.    The Company shall have received an opinion of McKenna Long & Aldridge, LLP, tax counsel to the Company, in form and substance reasonably satisfactory to the Company, dated as of the Closing Date, to the effect that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code. In connection with such opinion, the parties hereto shall deliver to such tax counsel the tax representation letters referred to in Section 5.1(d) of this Agreement, upon which tax counsel shall be entitled to rely.

(j)    Absence of Liens.    As of the Closing, Parent shall have good and valid title to, or, in the case of leased or licensed properties and assets, valid leasehold interests in or licenses to, all of its Parent Intellectual Property Rights, free and clear of any Liens, except as reflected in Schedule 6.2(j).

(k)    Parent Preferred Stock.    All shares of Parent’s Series B Preferred Stock have been converted into Parent Common Stock. and the Certificate of Designations setting forth the rights and preferences of Parent’s Series A Preferred Stock has been amended to allow Parent, in its sole discretion, to convert Parent’s Series A Preferred Stock into Parent Common Stock.

(l)    Modification of Investor Rights Agreement.    Parent shall have amended the Investor Rights Agreement, dated July 8, 1998, with Baxter Healthcare Corporation to expressly provide that Parent is not obligated to accept any subscription for Series C Preferred Stock or to issue any additional shares of Series C Preferred Stock. Further, Sections 4.1, 4.2 and 5.8 of such agreement, and all rights referenced in such Sections, shall have been terminated.

(m)    Amendment of Bylaws.    Parent shall have amended its Bylaws to authorize eight (8) directors as contemplated by this Agreement.

(n)    Adoption of 2002 Stock Option Plan.    Parent shall have submitted to its stockholders for approval, and Parent’s stockholders shall have approved, the 2002 Stock Option Plan in form reasonably satisfactory to Parent and the Company

(o)    Parent Supplemental Retirement Income Plan.    All eligible participants in the Retirement Plan shall have waived any payments they may be entitled to under the terms of the Retirement Plan as a result of this Agreement, the Merger and the transactions contemplated herein.

6.3    Additional Conditions to the Obligations of Parent and Merger Sub.    The obligations of Parent and Merger Sub to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

(a)    Representations and Warranties.    The representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the Closing Date, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Closing Date, except, in all such cases,for such breaches, inaccuracies or omissions of such representations and warranties which have neither had nor reasonably would be expected to have a Material Adverse Effect on the Company or Parent; and Parent and Merger Sub shall have received a certificate to such effect signed on behalf of the Company by a duly authorized officer of the Company;

(b)    Agreements and Covenants.    The Company shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and Parent and Merger Sub shall have received a certificate to such effect signed by a duly authorized officer of the Company;

(c)    Third Party Consents.    Parent shall have been furnished with evidence satisfactory to it that the Company has obtained the consents, approvals and waivers set forth in Schedule 6.3(c).

(d)    Legal Opinion.    Parent shall have received a legal opinion from McKenna Long & Aldridge, LLP, legal counsel to the Company, in a form satisfactory to the parties hereto.

(e)    Certificate of Good Standing.    Parent shall have received a certificate of good standing for the Company from the Secretary of State for the State of Delaware, dated within a reasonable period prior to Closing.

(f)    Material Adverse Change.    There shall not have occurred any Material Adverse Change in the Company since the date of the Current Company Balance Sheet. For the purpose of this condition, the commencement of Transaction Proceeding shall not constitute a Material Adverse Change.

(g)    Litigation.    Any pending or threatened action, suit, proceeding, claim, arbitration or investigation initiated by or against the Company or any of its respective subsidiaries, directors and officers (in their capacity as such) shall have reached final adjudication or settlement, or adequate provision shall have been made by the Company to the satisfaction of Parent, that Parent and the Company and their respective directors and officers will be protected against any potential liabilities in any such pending or threatened action, suit, proceeding, claim, arbitration or investigation; provided, however, that any Transaction Proceeding (as defined in Section 7.2(a)) shall not be subject to terms of this subsection 6.3(g).

(h)    Exercise of Warrants.    All warrants other than the Assumed Warrants (as defined in Section 1.6(e) shall have been exercised for Company Common Stock in full or otherwise terminated.

(i)    No Dissenters.    Holders of more than ten percent (10%) of the outstanding shares of Company Capital Stock shall not have exercised, nor shall they have any continued right to exercise, appraisal, dissenters’ or similar rights under applicable law with respect to their shares by virtue of the Merger.

(j)    Absence of Liens.    As of the Closing, the Company shall have good and valid title to, or, in the case of leased or licensed properties and assets, valid leasehold interests in or licenses to, all of its Company Intellectual Property Rights (as defined in Section 2.11(a)) free and clear of any Liens (as defined in Section 2.8(b)(vii)), except as reflected in Schedule 6.3(j).

(k)    Recapitalization Agreements.    The Company shall have consummated the transactions contemplated in the Recapitalization Agreements in order to effect the Recapitalization, and the terms of such Recapitalization Agreements shall not have been materially altered from the form previously provided to Parent prior to the execution of this Agreement.

(l)    Tax Opinion.    Parent shall have received an opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, tax counsel to Parent, in form and substance reasonably satisfactory to the Parent, dated as of the Closing Date, to the effect that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code. In connection with such opinion, the parties hereto shall deliver to such tax counsel the tax representation letters referred to in Section 5.1(d) of this Agreement, upon which tax counsel shall be entitled to rely.

(m)    Termination of Company Agreements.    At or upon the Closing, the Company shall have terminated, on terms reasonably satisfactory to Parent, the following agreements: (a) Second Amended and Restated Registration Rights Agreement dated February 28, 2001; (b) Second Amended and Restated Subordination Agreement dated February 18, 2001; (c) Third Amended and Restated Shareholders’ Agreement dated February 28, 2001; (d) Restricted Stock Purchase Agreement with Todd Keiller dated November 17, 1997; and (e) Restricted Stock Purchase Agreement with Jeffrey Isner dated November 17, 1997.

(n)    Affiliate Agreements.    Each of the parties identified by the Company as being an Affiliate of the Company shall have delivered to Parent an executed Affiliate Agreement which shall be in full force and effect.

ARTICLE VII

SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW

7.1    Survival of Representations and Warranties.    All of the Company’s representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement (each as modified by the Company Schedules) and all covenants of the Company shall survive the Merger and continue until 5:00 p.m., California time, on the date which is two (2) years following the date of this Agreement (the “Expiration Date”). All of Parent’s representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement (each as modified by the Parent Schedules) and all covenants of the Parent shall survive the Merger and continue until 5:00 p.m., California time, on the Expiration Date.

7.2    Escrow Arrangements

(a)    Escrow Fund.    At the Effective Time, the Company’s stockholders will be deemed to have received, for federal income tax purposes and otherwise, and then deposited with the Escrow Agent (as defined below) the Company Escrow Amount (plus any additional shares as may be issued upon any stock split, stock dividend or recapitalization effected by Parent after the Effective Time) without any act of any stockholder. As soon as practicable after the Effective Time, the Company Escrow Amount, without any act of any stockholder, will be deposited with an escrow agent acceptable to Parent and Securityholder Agent (or other institution acceptable to such parties), as Escrow Agent (the “Escrow Agent”), such deposit to constitute an escrow fund (the “Escrow Fund”) to be governed by the terms set forth herein and at Parent’s sole cost and expense. The portion of the Company Escrow Amount contributed on behalf of each stockholder of the Company shall be in proportion to the aggregate Parent Common Stock which such holder would otherwise be entitled under Section 1.6(a). No portion of the Company Escrow Amount shall be contributed in respect of any Company Options. The Escrow Fund shall be to indemnify and hold harmless Parent and its affiliates from and against all claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys’ fees and expenses, and expenses of investigation and defense (hereinafter individually a “Loss” and collectively “Losses”) incurred by Parent, its officers, directors, or affiliates (including the Surviving Corporation) directly or indirectly as a result of (i) any inaccuracy or breach of a representation or warranty made by the Company in this Agreement (as modified by the Company Schedules), (ii) any failure by the Company to perform or comply with any of its covenants contained herein binding on the Company and not excused hereunder, (iii) the pending litigation styled Susan Darke, et al v. Estate of Dr. Jeffrey M. Isner, et al, in the Superior Court of Suffolk County for the Commonwealth of Massachusetts, and (iv) any action, suit, proceeding, claim, arbitration or investigation initiated by or against the Company or any of its respective subsidiaries, directors and officers (in their capacity as such) relating to any matter whatsoever that is alleged to have occurred (irrespective of when asserted) on or prior to the Effective Time; provided, however, that Losses relating to any action, suit, proceeding or claim initiated by a Company Stockholder listed on Schedule 7.2(a) against Parent or the Company, or any of their respective subsidiaries, directors or officers (in their capacity as such) relating to this Agreement, the Merger, the other transactions contemplated herein or actions taken by the Company in contemplation of the Merger (including any such action, suit, proceeding or claim relating to the perfection of appraisal rights under Section 262 of the Delaware General Corporation Law) (each, a “Transaction Proceeding”) shall not be subject to indemnification from the Escrow Fund by reason of this subsection (iv). Parent and the Company each acknowledge that such Losses, if any, would relate to unresolved contingencies existing at the Effective Time, which if resolved at the Effective Time would have led to a reduction in the Merger Consideration (as defined in Section 1.6(j)) in an amount equal to the entire Losses. Except for liability of the Company for fraud or willful breach of a covenant, this Section 7.2 and the rights and restrictions set forth herein shall be the exclusive and sole remedy of Parent in connection with this Agreement, the Merger and the transactions contemplated herein. However, nothing herein shall limit the liability of the Company for any breach of any representation, warranty or covenant if the Merger does not close. Parent may not receive any shares from the Escrow Fund unless and until Officer’s Certificates (as defined in paragraph (d) below) identifying Losses, the aggregate amount of which exceed $100,000 (the “Threshold Amount”), have been delivered to the Escrow Agent as provided in paragraph (e); in such case, Parent may recover from the Escrow Fund the total of its Losses, excluding the first $100,000 (the “Deductible”), except for Losses relating to breaches of representations and warranties contained in Section 2.2 (Company Capital Structure) or Section 2.8 (Tax and Other Returns and Reports), which shall not be subject to the Deductible or the Threshold Amount.

(b)    Notice of Claim; Right to Cure.    Promptly after discovery by Parent of an alleged Loss or receipt of notice (a “Parent Notice”) of the assertion of a claim of a Loss by a third party against Parent, Parent shall, if a claim for indemnification is to be made against the Company or the Company stockholders, give notice to the Securityholder Agent of such alleged Loss or asserted claim, but the delay in notifying or failure to notify the Securityholder Agent will not relieve the Company and the Company stockholders of any liability that they may have to Parent hereunder, except to the extent that the Securityholder Agent demonstrates that the defense of such claim is prejudiced by the Parent’s delay or failure to give such notice. The Securityholder Agent, on behalf of the Company stockholders, shall have a period of ten days (the “Company Cure Period”) to attempt to cure any breach or failure resulting in any alleged Loss, unless such

Loss cannot by its nature be cured, and the cost of such attempted cure shall be borne out of the Escrow Fund but shall be subject to Securityholder Agent Reimbursement Limit. A Parent Notice must be delivered on or before the last day of the Escrow Period.

(c)    Escrow Period; Distribution upon Termination of Escrow Periods.    Subject to the following requirements, the Escrow Fund shall be in existence immediately following the Effective Time and shall terminate at 5:00 p.m., California time, on the Expiration Date (the “Escrow Period”), at which time all shares and other property in the Escrow Fund, after payment to (x) the Securityholder Agent of any fees and expenses to which it is entitled hereunder, but which have not been paid because of the limitations on such payment imposed by the Securityholder Agent Reimbursement Limit, and (y) Parent of $20,000 as reimbursement for fees payable to the Securityholder Agent in accordance with subsection (i) herein, shall be distributed to the Company stockholders on a pro rata basis based upon such stockholders initial contribution to the Escrow Fund; provided, further that the Escrow Period shall also terminate with respect to such amount (or some portion thereof) remaining in the Escrow Fund which, subject to the objection of Parent and the Securityholder Agent, is transferred by the Escrow Agent to the registry of a court of competent jurisdiction and the prior arbitration of the matter in the manner provided in Section 7.2(g) hereof, to satisfy any unsatisfied claims concerning facts and circumstances existing prior to the termination of such Escrow Period specified in any Officer’s Certificate delivered to the Escrow Agent prior to termination of such Escrow Period. At the end of the Escrow Period, the Escrow Agent shall deliver to the stockholders of the Company the remaining portion of the Escrow Fund not required to satisfy such claims. Deliveries of Company Escrow Amounts to the stockholders of the Company (i) pursuant to this Section 7.2(c) or (ii) by the court to which some or all of the Escrow Fund has been transferred and has rendered a final judgment as to the proper disposition of such portion of the Escrow Fund, shall be made in proportion to their respective original contributions to the Escrow Fund.

(d)    Protection of Escrow Fund.

(i)    The Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Parent, and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

(ii)    Any shares of Parent Common Stock or other equity securities issued or distributed by Parent (including shares issued upon a stock split) (“New Shares”) in respect of Parent Common Stock in the Escrow Fund which have not been released from the Escrow Fund shall be added to the Escrow Fund and become a part thereof. New Shares issued in respect of shares of Parent Common Stock which have been released from the Escrow Fund shall not be added to the Escrow Fund but shall be distributed to the record holders thereof. Any and all cash dividends paid by Parent to the Escrow Agent in respect of Parent Common Stock held in the Escrow Fund shall be distributed by the Escrow Agent to the record holders thereof as promptly as possible after payment by Parent.

(iii)    Each stockholder shall have voting rights with respect to the shares of Parent Common Stock deemed contributed to the Escrow Fund by such stockholder (and on any voting securities added to the Escrow Fund in respect of such shares of Parent Common Stock). In the event that Parent takes any action where such stockholder shall have voting rights, the Escrow Agent shall be responsible for the distribution of proxy materials or any other information distributed to Parent’s stockholders in connection with such action.

(e)    Claims Upon Escrow Fund.    Regardless of whether the Securityholder Agent has effected a cure of a breach or failure specified in a Parent Notice during the applicable Company Cure Period, Parent may deliver to the Escrow Agent, within five (5) days after the expiration of the Cure Period, a certificate signed by any officer of Parent (an “Officer’s Certificate”): (A) stating that Parent has paid or properly accrued or reasonably anticipates that it will have to pay or accrue Losses, and (B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related.

(f)    Objections to Claims; Distributions.    At the time of delivery of any Officer’s Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to the Securityholder Agent and for a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery to Parent of any Company Escrow Amounts unless the Escrow Agent shall have received written authorization from the Securityholder Agent to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall deliver to Parent out of the Escrow Fund, as promptly as practicable, shares of Parent Common Stock held in the Escrow Fund in an amount equal to such Losses (valued as determined in Section 7.2(g) below), provided that no such payment or delivery may be made if the Securityholder Agent shall object in a written statement to the claim made in the Officer’s Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30) day period.

(g)    Parent Common Stock Valuation.    For the purposes of determining the number of shares of Parent Common Stock to be delivered to Parent out of the Escrow Fund pursuant to Section 7.2(f) hereof, the shares of Parent Common Stock shall be valued at the average of the closing prices of Parent’s Common Stock on the AMEX or principal securities exchange on which Parent’s Common Stock is then traded, for the five (5) consecutive trading days ending on the date that is one (1) trading day prior to the date of the (A) the Officer’s Certificate, if there is no objection to the claim, (B) the date of resolution of the claim if the claim is resolved in accordance with Section 7.2(h), or (C) the payment to the Securityholder Agent of any amount paid out of the Escrow Fund pursuant to this Agreement. Parent and the Securityholder Agent shall certify such fair market value in a certificate signed by both Parent and the Securityholder Agent, and shall deliver such certificate to the Escrow Agent.

(h)    Resolution of Conflicts; Arbitration.

(i)    In case the Securityholder Agent shall so object in writing to any claim or claims made in any Officer’s Certificate, the Securityholder Agent and Parent shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Securityholder Agent and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute shares of Parent Common Stock from the Escrow Fund in accordance with the terms thereof.

(ii)    If no such agreement can be reached after good faith negotiation, either Parent or the Securityholder Agent may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Parent and the Securityholder Agent shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The arbitrators shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrators, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrators shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys’ fees and costs, to the extent as a court of competent law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of a majority of the three arbitrators as to the validity and amount of any claim in such Officer’s Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 7.2(f) hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrators.

(iii)    Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in San Diego County, California under the rules then in effect of the American Arbitration Association. For purposes of this Section 7.2(h), in any arbitration hereunder in which any claim or the amount thereof stated in the Officer’s Certificate is at issue, Parent shall be deemed to be the Non-Prevailing Party in the event that the arbitrators award Parent any amounts not in dispute plus one-half (1/2) or less of the disputed amount; otherwise, the stockholders of the Company as represented by the Securityholder Agent shall be deemed to be the Non-Prevailing Party. If the Securityholder Agent is deemed to be the Non-Prevailing Party to an arbitration, the fees of each arbitrator, the administrative costs of the arbitration and the expenses, including without limitation, reasonable attorneys’ fees and costs (collectively, “Arbitration Costs”), incurred by the Securityholder Agent and Parent shall be paid out of the Escrow Fund prior to payment of any Loss, such payment to be in shares of Parent Common Stock held in the Escrow Fund (valued as provided in Section 7.2(g)); provided, however, that such Arbitration Costs may not exceed the greater of (i) $230,000, or (ii) the value of the number of shares in the Escrow Fund equal to 20% of the aggregate number of shares initially placed in the Escrow Fund (valued as provided in Section 7.2(g)) which value shall not to exceed $600,000, in the aggregate for all reimbursements to the Securityholder Agent pursuant to terms of Sections 7.2 and 7.3 herein (the “Securityholder Agent Reimbursement Limit”). If Parent is deemed to be the Non-Prevailing Party to any arbitration, it shall pay the Arbitration Costs incurred by the Securityholder Agent.

(iv)    Prior to any payment subject to the Securityholder Agent Reimbursement Limit herein, the Securityholder Agent shall provide Parent a detailed memorandum setting forth in sufficient detail the Arbitration Costs incurred by the Securityholder Agent. Following the receipt of such memorandum, Parent shall have the right to object in writing to any and all such Arbitration Costs. In the event of an objection by Parent, Securityholder Agent and Parent shall attempt in good faith to agree upon the amount of Arbitration Costs. If no such agreement can be reached after good faith negotiation, either Parent or the Securityholder Agent may demand arbitration of the matter in accordance with this Section 7.

(i)    Securityholder Agent of the Stockholders; Power of Attorney.

(i)    In the event that the Merger is approved, effective upon such vote, and without further act of any stockholder, Century Capital Associates LLC, a Delaware limited liability company, shall be appointed as agent and attorney-in-fact (the “Securityholder Agent”) for each stockholder of the Company (except such stockholders, if any, as shall have perfected their appraisal rights under Delaware Law), for and on behalf of stockholders of the Company, to give and receive notices and communications, to authorize delivery to Parent of shares of Parent Common Stock from the Escrow Fund and the Parent Indemnification Fund (as defined below) in satisfaction of claims by Parent, to object to such deliveries, to attempt to and effect cures, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of Securityholder Agent for the accomplishment of the foregoing. The stockholders of the Company shall, in approving this Agreement and adopting the Merger, shall expressly approve the appointment of Century Capital Associates LLC, as Securityholder Agent and the grant of authority hereunder. Such agency may be changed by the stockholders of the Company from time to time upon not less than thirty (30) days prior written notice to Parent; provided that the Securityholder Agent may not be removed unless holders of a two-thirds interest of the Escrow Fund agree to such removal and to the identity of the substituted agent. Any vacancy in the position of Securityholder Agent may be filled by approval of the holders of a majority in interest of the Escrow Fund. No bond shall be required of the Securityholder Agent. The Securityholder Agent shall be paid an annual fee of $10,000 as compensation for its services performed during the applicable year aggregating fifty (50) hours or less, which amounts shall be paid by Parent and reimbursed from the Escrow Fund prior to the distribution of the shares in the Escrow Fund at the termination of the Escrow Period (as contemplated in subsection (c) herein), such reimbursement valued as provided in Section 7.2(g). The Securityholder Agent shall be compensated an additional amount for each hour worked in excess of fifty (50) hours in one year at an hourly rate of $250 per hour, which amounts shall also be paid from the Escrow Fund, valued as provided in Section 7.2(g), and shall be subject to the Securityholder Agent Reimbursement

Limit. Notices or communications to or from the Securityholder Agent shall constitute notice to or from each of the stockholders of the Company.

(ii)    The Securityholder Agent shall not be liable for any act done or omitted hereunder as Securityholder Agent while acting in good faith and in the exercise of reasonable judgment. The stockholders of the Company on whose behalf the Company Escrow Amount was contributed to the Escrow Fund shall severally indemnify the Securityholder Agent and hold the Securityholder Agent harmless against any loss, liability or expense incurred without negligence or bad faith on the part of the Securityholder Agent and arising out of or in connection with the acceptance or administration of the Securityholder Agent’s duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Securityholder Agent, with such indemnity to be funded out of the Escrow Fund prior to the payment of any Loss subject to the Securityholder Agent Reimbursement Limit, such payment to be in the form of shares of Parent Common Stock (valued as provided in Section 7.2(g)).

(j)    Actions of the Securityholder Agent.    A decision, act, consent or instruction of the Securityholder Agent, in each case in a writing signed by the Securityholder Agent, shall constitute a decision of all the stockholders for whom a portion of the Company Escrow Amount and the Parent Indemnification Fund otherwise issuable to them are deposited in the Escrow Fund and the Indemnification Fund, as the case may be, and shall be final, binding and conclusive upon each of such stockholders, and the Escrow Agent and Parent may rely upon any such decision, act, consent or instruction of the Securityholder Agent as being the decision, act, consent or instruction of each and every such stockholder of the Company. The Escrow Agent and Parent are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Securityholder Agent.

(k)    Third-Party Claims.    In the event Parent becomes aware of a third-party claim which Parent believes may result in a demand against the Escrow Fund, Parent shall notify the Securityholder Agent of such claim pursuant to Section 7.2(b), and the Securityholder Agent, as representative for the stockholders of the Company, shall be entitled to participate in any defense of such claim, with the expense of such participation to be paid out of the Escrow Fund subject to the Securityholder Agent Reimbursement Limit, such payment to be in the form of shares of Parent Common Stock (valued as provided in Section 7.2(g)). Parent shall have the right in its sole discretion to settle any such claim; provided, however, that, except with the consent of the Securityholder Agent, no settlement of any such claim with third-party claimants shall alone be determinative of the amount of any claim against the Escrow Fund. In the event that the Securityholder Agent has consented to any such settlement, the Securityholder Agent shall have no power or authority to object under any provision of this Article VII to the amount of any claim by Parent against the Escrow Fund with respect to such settlement.

(l)    Escrow Agent’s Duties.

(i)    The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of Parent and the Securityholder Agent, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

(ii)    The Escrow Agent is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court of law, notwithstanding any notices, warnings or other communications from any party or any other person to the contrary. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

(iii)    In the absence of gross negligence or willful misconduct, the Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

(iv)    The Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

(v)    In performing any duties under the Agreement, the Escrow Agent shall not be liable to any party for damages, losses, or expenses, except for gross negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for (A) any act or failure to act made or omitted in good faith, or (B) any action taken or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, the Escrow Agent may consult with the legal counsel in connection with Escrow Agent’s duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by him/her in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

(vi)    If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and shares of Parent Common Stock and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent’s discretion, the Escrow Agent may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for damage. Furthermore, the Escrow Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and shares of Parent Common Stock held in escrow, except all cost, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader action and which the parties jointly and severally agree to pay. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

(vii)    Parent and the Company and their respective successors and assigns agree jointly and severally to indemnify and hold Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, and disbursements that may be imposed on Escrow Agent or incurred by Escrow Agent in connection with the performance of his/her duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter.

(viii)    The Escrow Agent may resign at any time upon giving at least thirty (30) days written notice to the parties; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: the parties shall use their best efforts to mutually agree on a successor escrow agent within thirty (30) days after receiving such notice. If the parties fail to agree upon a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent authorized to do business in the State of California. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. The Escrow Agent shall be discharged from any further duties and liability under this Agreement.

(m)    Fees.    All fees of the Escrow Agent for performance of its duties hereunder shall be paid by Parent. It is understood that the fees and usual charges agreed upon for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement, or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to this escrow or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorney’s fees, and expenses occasioned by such default, delay, controversy or litigation. Parent promises to pay these sums upon demand.

(n)    Duties of Parent Board of Directors.    Notwithstanding any other provision in this Section 7.2, any and all decisions made by Parent regarding the Escrow Fund, including, but not limited to, whether to proceed with a claim against the Escrow Fund for Losses or the resolution or settlement of any such claims, shall be made by resolution of the Board of Directors of Parent.

(o)    Escrow Tax Matters.    In the parties’ efforts to satisfy the IRS advance ruling requirements set forth in Section 5.03 of IRS Revenue Procedure 77-37, as it has been amplified and interpreted by the IRS, the parties agree that: (i) all shares of Parent Common Stock, whether originally deposited in or subsequently added to the Escrow Fund, shall be issued to and registered in the names of the stockholders who would be entitled to such shares under Section 1.6(a) and will appear as issued and outstanding on Parent’s balance sheet and will be legally outstanding under Delaware law at the Effective Time of the Merger; (ii) the rights of the Company stockholders set forth in this Agreement to such Parent Common Stock held in the Escrow Fund shall not be assignable except that such rights may be transferred by the laws of descent and distribution or by a deceased stockholder’s will; (iii) none of the Parent Common Stock held in the Escrow Fund will be subject to return to Parent on account of a Company stockholder’s death, failure to continue employment with Parent or similar restrictions; and (iv) the release of Parent Common Stock for the Escrow Fund to Company stockholders will not be triggered by the payment of additional or less taxes by Parent or such stockholders as a result of an IRS audit.

7.3    Parent Indemnification for Certain Losses.

(a)    Parent Indemnification Fund.    At the Effective Time and until the Expiration Date (as defined in Section 7.1), Parent shall reserve for issuance to stockholders of Company a number of shares of Parent Common Stock equal to the Parent Indemnification Amount (as defined in Section 1.6) (the “Parent Indemnification Fund”). The Parent Indemnification Fund shall be used to indemnify and hold each stockholder of the Company (collectively, the “Company Stockholder Indemnified Persons”) harmless, on a pro rata basis, from and against all claims, losses, liabilities, damages, deficiencies, costs and expenses (including reasonable attorneys’ fees and expenses, and expenses of investigation and defense) (hereinafter individually a “Company Loss” and collectively “Company Losses”) incurred by Parent or the Company Stockholder Indemnified Persons, directly or indirectly, as a result of (i) any inaccuracy or breach of a representation or warranty made by Parent herein, (ii) any failure by Parent to perform or comply with any of its covenants contained herein, binding on Parent and not excused hereunder, (iii) any action, suit, proceeding, claim, arbitration or investigation initiated by or against Parent or any of its respective subsidiaries, directors and officers (in their capacity as such) relating to any matter whatsoever that is alleged to have occurred (irrespective of when asserted) on or prior to the Effective Time; provided, however, that Company Losses relating to any action, suit, proceeding or claim initiated by a Company Stockholder listed on Schedule 7.2(a) against Parent or the Company, or any of their respective subsidiaries, directors or officers (in their capacity as such) relating to any Transaction Proceeding (as defined in subsection 7.2(a)) shall not be subject to indemnification from the Parent Indemnification Fund by reason of this subsection (iii), or (iv) any litigation, claim or investigation against Parent or any of its officers, directors or employees relating to any alleged violation of the Securities Act or Exchange Act or state or common law securities fraud, which violation is alleged to have occurred, irrespective of when asserted, on or prior to the Effective Time. Parent and the Company each acknowledge that such Company Losses, if any, would relate to unresolved contingencies existing at the Effective Time, which if resolved at the Effective Time would have led to an increase in the Merger Consideration (as defined in Section 1.6(j)) in an amount equal to the entire Company Losses. Notwithstanding anything to the contrary contained herein, Parent shall not have any liability or obligation under this Section 7.3 to indemnify the Company

Stockholder Indemnified Persons for any Company Losses unless and until such Company Losses exceed the Threshold Amount (as defined in Section 7.2 above); in such case, Company Stockholder Indemnified Persons may recover from the Parent Indemnification Fund the total of their Company Losses, on a pro rata basis, excluding the Deductible (as defined in paragraph 7.2 above), except for Company Losses relating to breaches of representations and warranties contained in Section 3.2 (Parent Capital Structure) or Section 3.8 (Tax and Other Returns and Reports), which shall not be subject to the Deductible or the Threshold Amount. Except for liability of Parent for fraud or willful breach of a covenant, this Section 7.3 and of the rights and restrictions set forth herein shall be the exclusive and sole remedy of the Company Stockholder Indemnified Persons in connection with this Agreement, the Merger and the transactions contemplated herein. However, nothing herein shall limit the liability of Parent for any breach of any representation, warranty or covenant if the Merger does not close.

(b)    Notice of Claim; Right to Cure.    Promptly after discovery by the Securityholder Agent of an alleged Company Loss or receipt of notice (a “Company Notice”) of the assertion of a claim of a Company Loss by a third party against the Company, the Securityholder Agent shall, if a claim for indemnification is to be made against Parent, give notice to Parent of such alleged Company Loss or asserted claim, but the delay in notifying or failure to notify Parent shall not relieve Parent of any liability that they may have to the Company Stockholder Indemnified Persons hereunder, except to the extent that Parent demonstrates that the defense of such claim is prejudiced by the Securityholder Agent’s delay or failure to give such notice. Parent shall have a period of ten (10) days (the “Parent Cure Period”) to attempt to cure any breach or failure resulting in any alleged Company Loss, unless such Company Loss by its nature cannot be cured. To the extent the Company Stockholder Indemnified Persons suffer a Company Loss in connection with such attempted cure by Parent, such Company Stockholder Indemnified Persons may assert a claim for indemnification in accordance with this Section 7.3. A Company Notice must be delivered on or before the last day of the Indemnification Period.

(c)    Indemnification Period; Distribution upon Indemnification Claims.    Subject to the following requirements, the Parent Indemnification Fund shall be in existence immediately following the Effective Time and shall terminate at 5:00 p.m., California time, on the Expiration Date (the “Indemnification Period”), at which time Parent shall have no further obligation to reserve and maintain the registration of shares of Parent Common Stock in the Parent Indemnification Fund for distribution to the Company Stockholder Indemnified Persons under the terms and conditions of this Section 7.3; provided that the Indemnification Period shall not terminate with respect to such amount (or some portion thereof) remaining in the Indemnification Fund that is necessary in the reasonable judgment of the Securityholder Agent, subject to the objection of Parent and the subsequent arbitration of the matter in the manner provided in Section 7.3(h) hereof, to satisfy any unsatisfied claims concerning facts and circumstances existing prior to the termination of such Indemnification Period specified in any Securityholder Agent’s Certificate (as defined in 7.3(e)) delivered to Parent prior to termination of such Indemnification Period. Any distribution to Company Stockholder Indemnified Persons from the Parent Indemnification Fund pursuant to this Section 7.3 shall be made on a pro rata basis based on the number of shares of Parent Common Stock issued to such stockholder in relation to the Parent Aggregate Share Number (as defined in Section 1.6(i)) excluding the Aggregate Option Number (as defined in Section 1.6(i)). Parent shall take all reasonable actions necessary to ensure that the shares in the Parent Indemnification Fund shall be freely tradable immediately upon distribution to Company Stockholder Indemnified Persons in the event that such shares are distributed to Company Stockholder Indemnified Persons pursuant to an indemnification claim. Without limiting the generality of the foregoing sentence, Parent shall at its cost maintain the registration of all of the shares in the Parent Indemnification Fund until such shares are distributed to the Company Stockholder Indemnified Persons or until Parent shall have no further obligation to reserve such shares pursuant to the terms hereof, whichever first occurs.

(d)    Protection of Parent Indemnification Fund.

(i)    The shares of Parent Common Stock comprising the Parent Indemnification Fund shall remain in the treasury account of Parent and shall only become beneficially owned by the Company

Stockholder Indemnified Persons in the event that the distribution of such shares, or a portion thereof, is required to indemnify or otherwise compensate such stockholders as provided in this Section 7.3. The Company Stockholder Indemnified Persons are intended third party beneficiaries of the Parent Indemnification Fund for purposes of this Section 7.3. Parent shall hold and dispose of the Parent Indemnification Fund only in accordance with the terms hereof.

(ii)    Any New Shares issued or distributed by Parent in respect of Parent Common Stock in the Parent Indemnification Fund which have not been distributed to Company Stockholder Indemnified Persons shall be added to the Parent Indemnification Fund and become a part thereof. New Shares issued in respect of shares of Parent Common Stock which have been distributed to Company Stockholder Indemnified Persons from the Parent Indemnification Fund shall not be added to the Parent Indemnification Fund but shall be distributed to the record holders thereof.

(iii)    Company Stockholder Indemnified Persons shall only have voting rights with respect to the shares of Parent Common Stock in the Parent Indemnification Fund in the event that such shares are distributed to Company Stockholder Indemnified Persons pursuant to an indemnification claim under the provisions of this Section 7.3.

(e)    Claims Upon Parent Indemnification Fund.    Regardless of whether Parent has effected a cure of a breach or failure specified in a Company Notice during the applicable Parent Cure Period, the Securityholder Agent may deliver to Parent, within five (5) days after the expiration of the Parent Cure Period, if applicable, a certificate signed by the Securityholder Agent (a “Securityholder Agent’s Certificate”): (A) stating that the Company Stockholder Indemnified Persons or Parent has paid or properly accrued or reasonably anticipates that it will have to pay or accrue Company Losses, and (B) specifying in reasonable detail the individual items of Company Losses included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation or breach of warranty to which such item is related.

(f)    Objections to Claims; Distributions.    For a period of thirty (30) days after the delivery of any Securityholder Agent’s Certificate to Parent, Parent shall have the right to object in a written statement to the claims made in the Securityholder’s Certificate. After the expiration of such thirty (30) day period, Parent shall distribute to the Securityholder Agent shares of Parent Common Stock registered under the Securities Act held in the Parent Indemnification Fund in an amount equal to the applicable Company Losses (valued as determined in Section 7.3(g)) as promptly as practicable.

(g)    Parent Common Stock Valuation.    For the purposes of determining the number of shares of Parent Common Stock to be delivered to the Securityholder Agent out of the Parent Indemnification Fund pursuant to Section 7.3(f) hereof, the shares of Parent Common Stock shall be valued at the average of the closing prices of Parent’s Common Stock on the AMEX or principal securities exchange on which Parent’s Common Stock is then traded, for the five (5) consecutive trading days ending on the date that is one (1) trading day prior to the date of (A) the Securityholder Agent’s Certificate, if there is no objection to the claim, or (B) the date of resolution of the claim, if the claim is resolved in accordance with Section 7.3(h). Parent shall certify such fair market value in a certificate signed by Parent to the Securityholder Agent, subject to objection in accordance with the provisions of Section 7.3(f).

(h)    Resolution of Conflicts; Arbitration.

(i)    In case Parent shall so object in writing to any claim or claims made in any Securityholder’s Certificate, Parent and the Securityholder Agent shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If Parent and the Securityholder Agent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties, and Parent shall thereafter be obligated to distribute shares of Parent Common Stock from the Parent Indemnification Fund in accordance with the terms thereof.

(ii)    If no such agreement can be reached after good faith negotiation, than either Parent or the Securityholder Agent may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Parent and the Securityholder Agent shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The arbitrators shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrators, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrators shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys’ fees and costs, to the extent as a court of competent law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of a majority of the three arbitrators as to the validity and amount of any claim in such Securityholder Agent’s Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 7.3(h) hereof, Parent shall be entitled to act in accordance with such decision and make or withhold payments out of the Parent Indemnification Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrators.

(iii)    Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in San Diego County, California under the rules then in effect of the American Arbitration Association. For purposes of this Section 7.3(h), in any arbitration hereunder in which any claim or the amount thereof stated in the Securityholder’s Certificate is at issue, Parent shall be deemed to be the Non-Prevailing Party in the event that the arbitrators award Parent any amounts not in dispute plus one-half (1/2) or less of the disputed amount; otherwise, the stockholders of the Company as represented by the Securityholder Agent shall be deemed to be the Non-Prevailing Party. If the Securityholder Agent is deemed to be the Non-Prevailing Party to an arbitration, the Arbitration Costs incurred by Parent and the Securityholder Agent shall be paid out of the Escrow Fund prior to payment of any Company Loss, such payment to be in shares of Parent Common Stock held in the Escrow Fund (valued as provided Section 7.3(g)); provided, however, that such Arbitration Costs will be subject to the Securityholder Agent Reimbursement Limit. If Parent is deemed to be the Non-Prevailing Party to any arbitration, it shall pay any Arbitration Costs incurred by the Securityholder Agent.

(i)    Third-Party Claims.    In the event that the Securityholder Agent becomes aware of a third-party claim which the Securityholder Agent believes may result in a demand against the Parent Indemnification Fund, the Securityholder Agent shall notify Parent of such claim, and Parent shall be entitled, at its expense, to participate in any defense of such claim. The Securityholder Agent shall have the right in its sole discretion to settle any such claim; provided, however, that, except with the consent of Parent, no settlement of any such claim with third-party claimants shall alone be determinative of the amount of any claim against the Parent Indemnification Fund. In the event that Parent has consented to any such settlement, Parent shall have no power or authority to object under any provision of this Article VII to the amount of any claim by the Securityholder Agent against the Parent Indemnification Fund with respect to such settlement.

(j)    Duties of Parent Board of Directors.    Notwithstanding any other provision in this Section 7.3, any and all decisions made by Parent regarding the Parent Indemnification Fund, including, but not limited to, whether to distribute shares of Parent Common Stock from the Parent Indemnification Fund for alleged Company Losses or the resolution or settlement of any such claims, shall be made by resolution of the Board of Directors of Parent.

(k)    Tax-Treatment for Indemnification.    Parent, Merger Sub and Company expressly agree that any distribution of shares in the Parent Indemnification Fund to Company Stockholder Indemnified Persons pursuant to this Section 7.3 shall be treated by the parties hereto as a non-taxable purchase price adjustment in the consideration received by the Company stockholders in the Merger.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

8.1    Termination.    Except as provided in Section 8.2 below, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

(a)    by mutual consent of the Company and Parent;

(b)    by Parent or the Company if: (i) the Effective Time has not occurred before 5:00 p.m. (Pacific time) on February 15, 2003 (provided that the right to terminate this Agreement under this clause 8.1(b)(i) shall not be available to any party whose willful failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date); (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger; (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity that would make consummation of the Merger illegal; or (v) a Material Adverse Change to the other party has occurred.

(c)    by Parent if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger, by any Governmental Entity, which would: (i) prohibit Parent’s or the Company’s ownership or operation of all or any portion of the business of the Company or (ii) compel Parent or the Company to dispose of or hold separate all or a portion of the business or assets of the Company or Parent as a result of the Merger;

(d)    by Parent if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company and (i) such breach has not been cured within twenty (20) business days after written notice to the Company (provided that, no cure period shall be required for a breach which by its nature cannot be cured), and (ii) as a result of such breach the conditions set forth in Section 6.3(a) or 6.3(b), as the case may be, would not then be satisfied;

(e)    by the Company if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Parent or Merger Sub and (i) such breach has not been cured within twenty (20) business days after written notice to Parent (provided that, no cure period shall be required for a breach which by its nature cannot be cured), and (ii) as a result of such breach the conditions set forth in Section 6.2(a) or 6.2(b), as the case may be, would not then be satisfied;

(f)    by Parent or the Company if either Parent or the Company are not reasonably satisfied (with advice from its respective legal counsel) prior to October 15, 2002 that the Company will not incur material tax liability from its actions or inactions between the date hereof until the Effective Time; provided, however, that the right to terminate this Agreement under this clause 8.1(f) shall only be available until the earlier of November 15, 2002 or the date that is one day prior to the date on which the Parent Proxy Statement is mailed to the stockholders of Parent.

Where action is taken to terminate this Agreement pursuant to this Section 8.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

8.2    Effect of Termination.    In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Merger Sub or the Company, or their respective officers, directors or stockholders, provided that each party shall remain liable for any breaches of this Agreement prior to its termination; and provided further that, the provisions of Sections 5.4, 5.5 and 5.6 and Article VIII of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

8.3    Amendment.    Except as is otherwise required by applicable law after the stockholders of the Company approve this Agreement, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

8.4    Extension; Waiver.    At any time prior to the Effective Time, Parent and Merger Sub, on the one hand, and the Company, on the other, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

ARTICLE IX

GENERAL PROVISIONS

9.1    Notices.    All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)	if to Parent or Merger Sub, to:

GenStar Therapeutics Corporation
10865 Altman Row
San Diego, California 92121
Attention: Robert E. Sobol
Telephone No.: (858) 450-5949
Facsimile No.: (858) 450-0425

with a copy to:

Wilson Sonsini Goodrich & Rosati, P.C.
650 Page Mill Road
Palo Alto, California 94304
Attention: Herbert Fockler, Esq.
Telephone No.: (650) 493-9300
Facsimile No.: (650) 493-6811

(b)	if to the Company, to:

Vascular Genetic, Inc.
3350 Peachtree Road, NE
Suite 1050
Atlanta, Georgia 30326
Attention: Robert T. Atwood
Telephone No.: (678) 420-3810
Facsimile No.: (678) 420-2126

with a copy to:

McKenna Long & Aldridge, LLP
303 Peachtree Street, Suite 5300
Atlanta, Georgia 30308
Attention: Robert E. Tritt, Esq.
Telephone No.: (404) 527-8130
Facsimile No.: (404) 527-4198

(c)	if to the Securityholder Agent:

Century Capital Associates LLC
215 Morris Avenue
Spring Lake, New Jersey 07762
Telephone No.: (732) 285-1055
Facsimile No.: (732) 282-0210

9.2    Interpretation.    The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

9.3    Counterparts.    This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

9.4    Entire Agreement; Assignment.    This Agreement, the Schedules and Exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof other than the Mutual Non-Disclosure Agreement between Parent and the Company dated April 25, 2002, which shall survive; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise.

9.5    Severability.    In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

9.6    Other Remedies.    Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

9.7    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

9.8    Rules of Construction.    The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

9.9    Specific Performance.    The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

IN WITNESS WHEREOF, Parent, Merger Sub, the Company and the Securityholder Agent (as to Article VII only) have caused this Agreement to be signed by their duly authorized respective officers, all as of the date first written above.

VASCULAR GENETICS INC.		GENSTAR THERAPEUTICS CORPORATION

By:	/S/ RICHARD E. OTTO	By:	/S/ ROBERT E. SOBOL
	Name: Richard E. Otto Title: President/CEO		Name: Robert E. Sobol Title: CEO

CENTURY CAPITAL ASSOCIATES LLC		GENESIS ACQUISITION CORPORATION

By:		By:	/S/ ROBERT E. SOBOL
	Name: Title:		Name: Robert E. Sobol Title: CEO

EXHIBIT A

AFFILIATE LETTER

GenStar Therapeutics Corporation
10865 Altman Row
San Diego, California 92121

Ladies and Gentlemen:

The undersigned has been advised that, as of the date of this letter, the undersigned may be deemed to be an “affiliate” of Vascular Genetics Inc., a Delaware corporation (the “Company”), as the term “affiliate” is defined for purposes of paragraphs (c) and (d) of Rule 145 under the Securities Act of 1933, as amended (the “Act”). Pursuant to the terms of the Agreement and Plan of Reorganization dated as of September 3, 2002 (the “Agreement”) by and among GenStar Therapeutics Corporation, a Delaware corporation (“GenStar”), Genesis Acquisition Corporation, a Delaware corporation and direct wholly owned subsidiary of GenStar (“Merger Sub”) and the Company, Merger Sub will merge with and into the Company (the “Merger”). Capitalized terms used and not otherwise defined herein shall have the meanings given those terms in the Agreement.

As a result of the Merger, the undersigned will receive common stock of GenStar (the “GenStar Common Stock”) in exchange for the undersigned’s shares of common stock and/or preferred stock of the Company. In connection therewith, the undersigned represents, warrants and covenants to GenStar as follows:

A.    The undersigned will not make any sale, transfer or other disposition of any GenStar Common Stock the undersigned receives in the Merger in violation of the Act or the rules and regulations of the Securities and Exchange Commission (“SEC”) under the Act.

B.    The undersigned has carefully read this letter and the Agreement and discussed with counsel, to the extent the undersigned felt necessary, the requirements of such documents and other applicable limitations upon the undersigned’s ability to sell, transfer or otherwise dispose of the GenStar Common Stock.

C.    The undersigned has been advised that the issuance of GenStar Common Stock to the undersigned pursuant to the Merger will be registered pursuant to an effective registration statement on Form S-4. The undersigned has also been advised that, because the undersigned may be deemed to be an affiliate of the Company at the time the Merger is submitted for a vote of the stockholders of the Company, the undersigned may not sell, transfer or otherwise dispose of any GenStar Common Stock issued to the undersigned pursuant to the Merger unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with Rule 145 under the Act, (iii) in the opinion of counsel reasonably acceptable to GenStar, such sale, transfer or other disposition is otherwise exempt from registration under the Act or (iv) an authorized representative of the SEC takes a position in writing to the effect that the SEC would take no action, or that the staff of the SEC would not recommend that the SEC take action, with respect to such sale, transfer or other disposition, and a copy of such written position is delivered to GenStar. In addition, the undersigned understands and acknowledges that the undersigned may not sell, transfer or otherwise dispose of any GenStar Common Stock held by the undersigned unless such sale, transfer or other disposition is in conformity with the terms of the Stockholders Agreement dated as of September 3, 2002 by and among Genstar, Merger Sub, the Company and the Stockholders (all as defined therein).

D.    Notwithstanding any other provision contained herein, this letter and all of the undersigned’s obligations hereunder shall terminate if the Agreement terminates without the Merger becoming effective.

The undersigned’s execution of this letter should not be considered to be an admission on the undersigned’s part that the undersigned is an “affiliate” of the Company as described in the first paragraph of this letter or to be a waiver of any rights the undersigned may have to object to any claim that the undersigned is such an affiliate on or after the date of this letter.

Very truly yours,

Name:
Signature:
Name of Signatory, if applicable:
Title of Signatory, if applicable:

Agreed to and accepted this
         day of August, 2002

GENSTAR THERAPEUTICS CORPORATION

Signature:
Name of Signatory:
Title of Signatory:

EXHIBIT B

STOCKHOLDERS AGREEMENT

This Stockholders Agreement (this “Agreement”) is made and entered into as of September 3, 2002, by and among GenStar Therapeutics Corporation, a Delaware corporation (“GenStar”), Genesis Acquisition Corporation, a Delaware corporation and direct wholly owned subsidiary of GenStar (“Merger Sub”), Vascular Genetics Inc., a Delaware corporation (the “Company”), and the stockholders of the Company listed on Exhibit A to this Agreement (individually, a “Stockholder”, and collectively, the “Stockholders”).

RECITALS

A.    Each Stockholder is, as of the date of this Agreement, the record and beneficial owner of that number and class of shares of capital stock of the Company (the “Company Capital Stock”) set forth opposite the name of such Stockholder on Exhibit A hereto.

B.    Concurrently with the execution of this Agreement, GenStar, Merger Sub and the Company have entered into an Agreement and Plan of Reorganization, dated as of the date hereof (the “Merger Agreement”), which provides, among other things, (i) for all issued and outstanding Company Capital Stock to be exchanged into the right to receive shares of GenStar Common Stock, and (ii) for Merger Sub to merge with and into the Company, with the Company continuing as the surviving corporation (the “Merger”), all upon the terms and subject to the conditions set forth in the Merger Agreement.

C.    As a condition to the willingness of GenStar and Merger Sub to enter into the Merger Agreement and as an inducement and in consideration therefor, the Stockholders have agreed to enter into this Agreement.

D.    Capitalized terms used but not otherwise defined in this Agreement shall have the meanings given to those terms in the Merger Agreement to the extent such terms are not otherwise modified by this Agreement.

AGREEMENT

In consideration of the terms hereof, the parties, intending to be legally bound, agree as follows:

Section 1.    Representations and Warranties of the Stockholders.

Each Stockholder hereby represents and warrants to GenStar and Merger Sub, severally and not jointly, as follows:

(a)    Such Stockholder is, as of the date of this Agreement, the record and beneficial owner of that number and class of shares of Company Capital Stock set forth opposite such Stockholder’s name on Exhibit A hereto (such Company Capital Stock, together with any Company Capital Stock acquired by such Stockholder after the date of this Agreement, whether by transfer from any other Stockholder, upon the exercise of options, warrants or otherwise, the “Shares”).

(b)    Such Stockholder has the legal capacity to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement.

(c)    In the case of any Stockholder that is a corporation, limited partnership or limited liability company, such Stockholder is an entity duly organized and validly existing under the laws of the jurisdiction in which it is incorporated or constituted, and such Stockholder has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement.

(d)    This Agreement has been duly executed and delivered by such Stockholder and constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms.

(e)    The execution, delivery and performance of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby will not result in a violation of or a default under, or conflict with, any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which such Stockholder is a party or by which such Stockholder or his, her or its assets are bound. The consummation by such Stockholder of the transactions contemplated by this Agreement will not violate, or require any consent, approval or notice under, any provision of any law applicable to such Stockholder.

(f)    The Shares owned by such Stockholder are now, and at all times during the term of this Agreement will be, held by such Stockholder or by a nominee or custodian for the benefit of such Stockholder, free and clear of all encumbrances.

Section 2.    Transfer of the Shares.

(a)    Except pursuant to the Merger or as otherwise contemplated by this Agreement, each of the Stockholders agrees that, until the Termination Date (as defined in Section 8 of this Agreement), such Stockholder shall not, directly or indirectly:

(i)    sell, grant any option or other right to acquire, acquire any option to dispose of, assign, donate, gift, pledge or otherwise transfer or dispose of any Shares beneficially owned or controlled by such Stockholder or any right or interest therein, or enter into any contract, option or other agreement, arrangement or understanding with respect to any of the foregoing (including, without limitation, any short sale) (each, a “Transfer”), provided, however, the Stockholders may exercise any options or warrants for shares of Company Capital Stock;

(ii)    grant any proxy, power of attorney or other authorization or consent with respect to any of the Shares inconsistent with such Stockholder’s obligations under this Agreement;

(iii)    deposit any of the Shares into a voting trust, or enter into a voting agreement or arrangement with respect to any of the Shares inconsistent with such Stockholder’s obligations under this Agreement; or

(iv)    take any other action that would in any way restrict, limit or interfere with the performance of such Stockholder’s obligations under this Agreement or the consummation of the transactions contemplated by this Agreement.

Notwithstanding the foregoing, any Stockholder may Transfer such Shares, (i) either during the Stockholder’s lifetime or, on death, by will or intestacy to members of the Stockholder’s immediate family or to trusts exclusively for the benefits of members of the undersigned’s immediate family, (ii) to any entity which is under common management with or related to such Stockholder, (iii) to any partners, or retired partners, or to the estate of any partners or retired partners of such Stockholder if such Stockholder is a partnership, (iv) to any stockholder, parent or subsidiary corporation of such Stockholder if such Stockholder is a corporation, (v) pursuant to private sale to any of the other Stockholders in accordance with applicable federal and state securities laws, or (vi) exclusive to St. Elizabeth’s Medical Center of Boston, Inc., in the event the Company conducts its business in a manner or undertakes activities that result in public embarrassment to the Roman Catholic Archdiocese of Boston or the Roman Catholic Archbishop of Boston, as determined in the sole discretion of the Roman Catholic Archbishop of Boston; provided, however that in each such case, other than a transfer to the Company, prior to such Transfer, the transferee executes an agreement or an amendment to an existing agreement, reasonably satisfactory to GenStar, to be bound by the terms of, and to hold the Shares subject to, this Agreement.

Section 3.    Voting Arrangements.

Each Stockholder covenants and agrees as follows:

(a)    Agreement to Vote.    Until the Termination Date, at any meeting of the stockholders of the Company, however called, and at every adjournment or postponement thereof (a “Company Stockholders’ Meeting”), such Stockholder shall:

(i)    appear at such Company Stockholders’ Meeting or otherwise cause his, her or its Shares to be counted as present at such Company Stockholders’ Meeting for purposes of establishing a quorum;

(ii)    vote or execute consents with respect to his, her or its Shares, or cause his, her or its Shares to be voted or consents to be executed with respect to his, her or its Shares, in favor of the approval of the Merger and the Merger Agreement;

(iii)    vote or execute consents with respect to his, her or its Shares, or cause his, her or its Shares to be voted or consents to be executed with respect to his, her or its Shares, against any amendment of the Company’s Certificate of Incorporation or Bylaws or other proposal, action or transaction (except for the Recapitalization and the Conversion Amendment as such terms are defined in the Merger Agreement and except as otherwise specifically contemplated in the Merger Agreement) involving the Company or any of the Stockholders presented to stockholders (regardless of any recommendation of the Company Board of Directors) or with respect to which vote or consent of the Stockholders is requested or sought, which amendment or other proposal, action or transaction could reasonably be expected to
(1) prevent or materially impede or delay the consummation of the Merger or the consummation of the transactions contemplated by the Merger Agreement or this Agreement, or (2) change the voting rights of any class of Company Capital Stock in a manner that would result in the number of Shares held by the Stockholders not being sufficient to authorize the Merger (each, a “Frustrating Transaction”).

(b)    Irrevocable Proxy.    As security for such Stockholder’s obligations under subsection (a) of this Section 3, such Stockholder hereby irrevocably constitutes and appoints GenStar as his, her or its attorney and proxy in accordance with Section 212 of the Delaware General Corporation Law (“DGCL”), with full power of substitution and resubstitution, to cause such Stockholder’s shares to be counted as present at any Company Stockholders’ Meeting, to vote his, her or its Shares at any Company Stockholders’ Meeting and to execute consents in respect of his, her or its Shares, all of the foregoing as and to the extent provided in subsection (a) of this Section 3. Such Stockholder hereby revokes all other proxies and powers of attorney that he, she or it may have heretofore appointed or granted with respect to his, her or its Shares to the extent inconsistent with such Stockholder’s obligations under this Agreement, and such Stockholder shall grant no subsequent proxy or power of attorney inconsistent with such Stockholder’s obligations under this Agreement.

(c)    Such Stockholder represents that any proxies given before the date of this Agreement with respect to his, her or its Shares are, to the extent inconsistent with such Stockholder’s obligations under this Agreement, revocable.

(d)    Such Stockholder hereby affirms that the irrevocable proxy granted by such Stockholder pursuant to this Section 3 (the “Irrevocable Proxy”) is given in connection with the execution of the Merger Agreement, and that the Irrevocable Proxy is given to secure the performance of the duties of such Stockholder under this Agreement. Such Stockholder hereby further affirms that the Irrevocable Proxy is coupled with an interest and, except as otherwise provided herein, is intended to be irrevocable in accordance with Section 212 of the DGCL. If for any reason the Irrevocable Proxy is not irrevocable, then such Stockholder agrees to vote his, her or its Shares in accordance with Section 3(a) as instructed by GenStar in writing.

(e)    The Irrevocable Proxy shall not be terminated by any act of such Stockholder or by operation of law, whether by the death or incapacity of such Stockholder or by the occurrence of any other event or events (including the termination of any trust or estate for which such Stockholder is acting as a fiduciary or fiduciaries or the dissolution or liquidation of any corporation or partnership or other entity). If at any time during the term of this Agreement (i) such Stockholder should die or become incapacitated, (ii) any trust or estate holding the Shares should be terminated, (iii) any corporation or partnership or other entity holding the Shares should be dissolved or liquidated, or (iv) any other such similar event or events shall occur, certificates representing the Shares shall be delivered by or on behalf of such Stockholder in accordance with the terms and conditions of the Merger Agreement and this Agreement, and any and all actions taken by GenStar pursuant to the terms of this Agreement shall be as valid as if such death, incapacity, termination, dissolution, liquidation or other similar event or events had not occurred, regardless of whether or not GenStar has received notice of such death, incapacity, termination, dissolution, liquidation or other event.

Section 4.    No Frustrating Transactions.

Each of the Stockholders agrees that, until the Termination Date, such Stockholder shall not, directly or indirectly, between the date of this Agreement and the Effective Time, through any representative or otherwise, solicit, initiate, encourage the submission of any proposal or offer from any person or entity relating to any Frustrating Transaction, or participate in any negotiations regarding, or furnish to any other person or entity any information with respect to, or otherwise cooperate or negotiate in any way with, or assist or participate in, facilitate or encourage, any Frustrating Transaction or any effort or attempt by any other person or entity to make any such proposal or offer relating to a Frustrating Transaction. Such Stockholder shall notify GenStar promptly if any such proposal or offer, or any inquiry or contact with any person or entity with respect thereto, is made and shall, in any such notice to GenStar, indicate in reasonable detail the identity of the person making such proposal, offer, inquiry or contact and the terms and conditions of such proposal, offer, inquiry or contact.

Section 5.    Lockup Agreement.

Each Stockholder hereby agrees that he, she or it shall not, without the prior written consent of GenStar, sell or otherwise transfer or dispose of, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale of, any GenStar Common Stock (or other securities) owned by such Stockholder prior to the Effective Time (as defined in the Merger Agreement) or received by such Stockholder pursuant to the terms of the Merger Agreement during the two hundred and seventy (270) day period following the Effective Time.

Each Stockholder acknowledges that GenStar may impose stop-transfer instructions with respect to the shares of GenStar Common Stock (or other securities) owned by such Stockholder prior to the Effective Time or received by such Stockholder pursuant to the terms of the Merger Agreement subject to the foregoing restrictions until the end of such applicable two hundred and seventy (270) day period. Each Stockholder agrees to execute a market standoff agreement with said underwriter in customary form consistent with the provisions of this Section 5.

Notwithstanding the foregoing, if the Company or GenStar as a result of the Merger conducts its business in a manner or undertakes activities that result in public embarrassment to the Roman Catholic Archdiocese of Boston or the Roman Catholic Archbishop of Boston, as determined in the sole discretion of the Roman Catholic Archbishop of Boston, St. Elizabeth’s Medical Center of Boston, Inc. may sell, transfer, or otherwise dispose of all of the GenStar Common Stock owned by it, including prior to the end of such 270 day period.

GenStar shall, or GenStar shall cause the transfer agent for GenStar to, place on any and all certificates evidencing any GenStar Common Stock (or other securities) received by the Stockholders pursuant to the terms of the Merger Agreement a legend substantially similar to the following:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE, INCLUDING A LOCK-UP PERIOD OF 270 DAYS AFTER ISSUANCE, AS SET FORTH IN A STOCKHOLDERS AGREEMENT, COPIES OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY.

Section 6.    Waiver of Appraisal Rights.

Each Stockholder hereby waives any appraisal rights with respect to his, her or its Company Capital Stock or any other rights to dissent from the Merger (including, without limitation, under Section 262 of the DGCL), that he, she or it has or may have with respect to the Merger or the transactions contemplated thereby.

Section 7.    Further Assurances.

Each Stockholder shall, upon request of GenStar or Merger Sub, execute and deliver any additional documents and take such further actions as may reasonably be deemed by GenStar or Merger Sub to be necessary or desirable to carry out the provisions hereof and to vest in GenStar the power to vote the Shares as contemplated by Section 3 of this Agreement.

Section 8.    Termination.

This Agreement, and all rights and obligations of the parties hereunder, shall terminate immediately upon the earlier of (a) the Effective Time and (b) the date of termination of the Merger Agreement (the “Termination Date”); provided, however, that Section 5 and Section 9 shall survive any termination of this Agreement.

Section 9.    Expenses.

Each party will pay his, her or its own fees and expenses incident to the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated hereby (including legal fees and accounting expenses).

Section 10.    Public Announcements.

Each of the Stockholders agrees that he, she or it will not issue any press release or otherwise make any public statement with respect to the Merger Agreement, this Agreement or the transactions contemplated hereby or thereby without the prior written consent GenStar and the Company; provided, however, that such disclosure may be made without obtaining such prior consent if required by law and if the Stockholder making such disclosure has first used his, her or its best efforts to consult with GenStar and the Company about the form and substance of such disclosure.

Section 11.    Miscellaneous.

(a)    Amendment and Waiver.    No amendment, modification or waiver in respect of this Agreement shall be effective against any party unless it shall be in writing and signed by such party or his, her or its permitted successors and assigns. Any amendment or waiver effected in accordance with this Section 11(a) shall be binding upon the parties and their respective successors and assigns.

(b)    Notices.    Any notice, request or demand desired or required to be given hereunder shall be in writing given by personal delivery, confirmed facsimile transmission or overnight courier service, in each case addressed as set forth below or to such other address as any party shall have previously designated by such a notice. The effective date of any notice, request or demand shall be the date of personal delivery, the date on which successful facsimile transmission is confirmed or the date actually delivered by a reputable overnight courier service, as the case may be, in each case properly addressed as provided in this Section 11(b) and with all charges prepaid.

TO ANY OF THE STOCKHOLDERS: at the address set forth opposite the name of such Stockholder on Exhibit A hereto:

TO GENSTAR OR MERGER SUB:

GenStar Therapeutics Corporation
10865 Altman Row
San Diego, California 92121
Fax: (858) 450-0425
Attention: Chief Executive Officer

With a copy to:

Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, California 94304
Fax: (650) 493-6811
Attention: Herbert P. Fockler, Esq.

TO COMPANY:

Vascular Genetics Inc.
3350 Peachtree Road, NE
Suite 1050
Atlanta, Georgia 30326
Fax: (678) 420-2126
Attention: Chief Executive Officer

With a copy to:

McKenna Long & Aldridge, LLP
303 Peachtree Street, Suite 5300
Atlanta, Georgia 30308
Fax: (404) 527-4198
Attention: Robert E. Tritt, Esq.

(c)    Severability.    If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(d)    Specific Performance.    Each of the parties hereto acknowledges and agrees that the other parties hereto would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties hereto agrees that the other parties hereto shall be entitled to an injunction to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any competent court having jurisdiction over the parties, in addition to any other remedy to which they may be entitled at law or in equity.

(e)    Parties in Interest.    This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors heirs, legal representatives and permitted assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person or entity any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(f)    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

(g)    Headings.    The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

(h)    Counterparts.    This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

(i)    Waiver of Jury Trial.    EACH PARTY HERETO IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF SUCH PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

(j)    Representation by Counsel; Construction.    Each party to this Agreement was represented by his, her or its own counsel in connection with this Agreement and had the opportunity to discuss with such counsel the terms of this Agreement. This Agreement has been drafted with the joint participation of each of the parties and shall be construed to be neither against nor in favor of any party.

(k)    Capacity as Stockholder.    All representations and covenants made by a Stockholder hereunder are made solely in his, her or its capacity as a stockholder of the Company and shall not in any way affect or limit his, her or its, or his, her or its affiliates’ ability to act in accordance with such person’s obligations or duties as an officer or director of the Company.

IN WITNESS WHEREOF, GenStar, Merger Sub, the Company and the each of the Stockholders have caused this Agreement to be duly executed and delivered as of the date first written above.

GENSTAR THERAPEUTICS CORPORATION

By:
Name:
Title:

GENESIS ACQUISITION CORPORATION

By:
Name:
Title:

VASCULAR GENETICS, INC.

By:
Name:
Title:

SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT

STOCKHOLDERS: CATO HOLDING COMPANY

By:
Name:
Title:
Address:
Fax:

HUMAN GENOME SCIENCES, INC.

By:
Name:
Title:
Address:
Fax:

SOCIETE INNOVATECH DU GRANDE MONTREAL

By:
Name:
Title:
Address:
Fax:

SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT

STOCKHOLDERS: ST. ELIZABETH’S MEDICAL CENTER OF BOSTON, INC.

By:
Name:
Title:
Address:
Fax:

Richard E. Otto
Address:
Fax:

Robert T. Atwood
Address:
Fax:

Janet Campbell
Address:
Fax:

SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT

STOCKHOLDERS:

John R. Larson
Address:
Fax:

Allen Cato
Address:
Fax:

Daniel Pharand
Address:
Fax:

SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT

STOCKHOLDERS:

Craig Rosen
Address:
Fax:

Richard Schatz
Address:
Fax:

Lynda Sutton
Address:
Fax:

SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT

EXHIBIT C

GENSTAR STOCKHOLDERS AGREEMENT

This Stockholders Agreement (this “Agreement”) is effective as of September 12, 2002, by and among GenStar Therapeutics Corporation, a Delaware corporation (“GenStar”), Genesis Acquisition Corporation, a Delaware corporation and direct wholly owned subsidiary of GenStar (“Merger Sub”), Vascular Genetics, Inc., a Delaware corporation (the “Company”), and the stockholders of GenStar listed on Exhibit A to this Agreement (individually, a “Stockholder”, and collectively, the “Stockholders”).

RECITALS

A.    Each Stockholder is, as of the date of this Agreement, the record and beneficial owner of that number and class of shares of capital stock of GenStar (the “GenStar Capital Stock”) set forth opposite the name of such Stockholder on Exhibit A hereto.

B.    Concurrently with the execution of this Agreement, GenStar, Merger Sub and the Company have entered into an Agreement and Plan of Reorganization, dated as of the date hereof (the “Merger Agreement”), which provides, among other things, (i) for all issued and outstanding capital stock of the Company to be exchanged into the right to receive shares of GenStar Common Stock, and (ii) for Merger Sub to merge with and into the Company, with the Company continuing as the surviving corporation (the “Merger”), all upon the terms and subject to the conditions set forth in the Merger Agreement.

C.    As a condition to the willingness of the Company to enter into the Merger Agreement and as an inducement and in consideration therefor, the Stockholders have agreed to enter into this Agreement.

D.    Capitalized terms used but not otherwise defined in this Agreement shall have the meanings given to those terms in the Merger Agreement to the extent such terms are not otherwise modified by this Agreement.

AGREEMENT

In consideration of the terms hereof, the parties, intending to be legally bound, agree as follows:

Section 1.    Representations and Warranties of the Stockholders.

Each Stockholder hereby represents and warrants to the Company, severally and not jointly, as follows:

(a)    Such Stockholder is, as of the date of this Agreement, the record and beneficial owner of that number and class of shares of GenStar Capital Stock set forth opposite such Stockholder’s name on Exhibit A hereto (such GenStar Capital Stock, together with any GenStar Capital Stock acquired by such Stockholder after the date of this Agreement, whether upon the exercise of options, warrants or otherwise, the “Shares”).

(b)    Such Stockholder has the legal capacity to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement.

(c)    In the case of any Stockholder that is a corporation, limited partnership or limited liability company, such Stockholder is an entity duly organized and validly existing under the laws of the jurisdiction in which it is incorporated or constituted, and such Stockholder has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement.

(d)    This Agreement has been duly executed and delivered by such Stockholder and constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms.

(e)    The execution, delivery and performance of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby will not result in a violation of or a default under, or conflict with, any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which such Stockholder is a party or by which such Stockholder or his, her or its assets are bound. The consummation by such Stockholder of the transactions contemplated by this Agreement will not violate, or require any consent, approval or notice under, any provision of any law applicable to such Stockholder.

(f)    The Shares owned by such Stockholder are now, and at all times during the term of this Agreement will be, held by such Stockholder or by a nominee or custodian for the benefit of such Stockholder, free and clear of all encumbrances.

Section 2.    Transfer of the Shares.

(a)    Except pursuant to the Merger or as otherwise contemplated by this Agreement, each of the Stockholders agrees that, until the Termination Date (as defined in Section 8 of this Agreement), such Stockholder shall not, directly or indirectly:

(i)    sell, grant any option or other right to acquire, acquire any option to dispose of, assign, donate, gift, pledge or otherwise transfer or dispose of any Shares beneficially owned or controlled by such Stockholder or any right or interest therein, or enter into any contract, option or other agreement, arrangement or understanding with respect to any of the foregoing (including, without limitation, any short sale) (each, a “Transfer”);

(ii)    grant any proxy, power of attorney or other authorization or consent with respect to any of the Shares inconsistent with such Stockholder’s obligations under this Agreement;

(iii)    deposit any of the Shares into a voting trust, or enter into a voting agreement or arrangement with respect to any of the Shares inconsistent with such Stockholder’s obligations under this Agreement; or

(iv)    take any other action that would in any way restrict, limit or interfere with the performance of such Stockholder’s obligations under this Agreement or the consummation of the transactions contemplated by this Agreement.

(b)    Notwithstanding the foregoing, any Stockholder may Transfer such Shares (i) either during the Stockholder’s lifetime or, on death, by will or intestacy to members of the Stockholder’s immediate family or to trusts exclusively for the benefits of members of the undersigned’s immediate family, (ii) to any entity which is under common management with or related to such Stockholder, (iii) to any partners, or retired partners, or to the estate of any partners or retired partners of such Stockholder if such Stockholder is a partnership or (iv) to any stockholder, parent or subsidiary corporation of such Stockholder if such Stockholder is a corporation; provided, however that in each such case, prior to such Transfer, the transferee executes an agreement, reasonably satisfactory to the Company, to be bound by the terms of, and to hold the Shares subject to, this Agreement.

Section 3.    Options and Warrants

Each of the Stockholders agrees that, until the Termination Date, such Stockholder shall not, directly or indirectly, exercise any stock option or warrant granted to such Stockholder by GenStar to purchase any GenStar Capital Stock.

Section 4.    Voting Arrangements.

Each Stockholder covenants and agrees as follows:

(a)    Agreement to Vote.    Until the Termination Date, at any meeting of the stockholders of GenStar, however called, and at every adjournment or postponement thereof (a “GenStar Stockholders’ Meeting”), such Stockholder shall:

(i)    appear at such GenStar Stockholders’ Meeting or otherwise cause his, her or its Shares to be counted as present at such GenStar Stockholders’ Meeting for purposes of establishing a quorum;

(ii)    vote or execute consents with respect to his, her or its Shares, or cause his, her or its Shares to be voted or consents to be executed with respect to his, her or its Shares, in favor of the approval of the Merger, the Merger Agreement, the Share Issuance and the Name Change;

(iii)    except as set forth in Section 11(k) herein, vote or execute consents with respect to his, her or its Shares, or cause his, her or its Shares to be voted or consents to be executed with respect to his, her or its Shares, against any amendment of GenStar’s Certificate of Incorporation or Bylaws (except for the conversion of all shares of GenStar’s Series B Preferred Stock into GenStar Common Stock and an amendment to the Certificate of Designations of GenStar’s Series A Preferred Stock to allow GenStar, in its sole discretion, to convert such Series A Preferred Stock into GenStar Common Stock, as contemplated in Section 6.2(k) of the Merger Agreement) or other proposal, action or transaction involving GenStar or any of the Stockholders presented to stockholders (regardless of any recommendation of the GenStar Board of Directors) or with respect to which vote or consent of the Stockholders is requested or sought, which amendment or other proposal, action or transaction could reasonably be expected to (1) prevent or materially impede or delay the consummation of the Merger or the consummation of the transactions contemplated by the Merger Agreement or this Agreement, or (2) change the voting rights of any class of GenStar Capital Stock in a manner that would result in the number of Shares held by the Stockholders not being sufficient to authorize the Merger (each, a “Frustrating Transaction”).

(b)    Irrevocable Proxy. Until the Termination Date, as security for such Stockholder’s obligations under subsection (a) of this Section 4, such Stockholder hereby irrevocably constitutes and appoints the Company as his, her or its attorney and proxy in accordance with Section 212 of the Delaware General Corporation Law (“DGCL”), with full power of substitution and resubstitution, to cause such Stockholder’s shares to be counted as present at any GenStar Stockholders’ Meeting, to vote his, her or its Shares at any GenStar Stockholders’ Meeting and to execute consents in respect of his, her or its Shares, all of the foregoing as and to the extent provided in subsection (a) of this Section 4. Such Stockholder hereby revokes all other proxies and powers of attorney that he, she or it may have heretofore appointed or granted with respect to his, her or its Shares to the extent inconsistent with such Stockholder’s obligations under this Agreement, and such Stockholder shall grant no subsequent proxy or power of attorney inconsistent with such Stockholder’s obligations under this Agreement.

(c)    Such Stockholder represents that any proxies given before the date of this Agreement with respect to his, her or its Shares are, to the extent inconsistent with such Stockholder’s obligations under this Agreement, revocable.

(d)    Such Stockholder hereby affirms that the irrevocable proxy granted by such Stockholder pursuant to this Section 4 (the “Irrevocable Proxy”) is given in connection with the execution of the Merger Agreement, and that the Irrevocable Proxy is given to secure the performance of the duties of such Stockholder under this Agreement. Such Stockholder hereby further affirms that the Irrevocable Proxy is coupled with an interest and, except as otherwise provided herein, is intended to be irrevocable in accordance with Section 212 of the DGCL. If for any reason the Irrevocable Proxy is not irrevocable, then such Stockholder agrees to vote his, her or its Shares in accordance with Section 4(a) as instructed by the Company in writing.

(e)    The Irrevocable Proxy shall not be terminated by any act of such Stockholder or by operation of law, whether by the death or incapacity of such Stockholder or by the occurrence of any other event or events (including the termination of any trust or estate for which such Stockholder is acting as a fiduciary or fiduciaries or the dissolution or liquidation of any corporation or partnership or other entity). If at any time during the term of this Agreement (i) such Stockholder should die or become incapacitated, (ii) any trust or estate holding the Shares should be terminated, (iii) any corporation or partnership or other entity holding the Shares should be dissolved or liquidated, or (iv) any other such similar event or events shall occur, certificates representing the Shares shall be delivered by or on behalf of such Stockholder in accordance with the terms and conditions of the Merger Agreement and this Agreement, and any and all actions taken by the Company pursuant to the terms of this Agreement shall be as valid as if such death, incapacity, termination, dissolution, liquidation or other similar event or events had not occurred, regardless of whether or not the Company has received notice of such death, incapacity, termination, dissolution, liquidation or other event.

Section 5.    No Frustrating Transactions.

Except as set forth in Section 11(k) herein, each of the Stockholders agrees that, until the Termination Date, such Stockholder shall not, directly or indirectly, between the date of this Agreement and the Effective Time, through any representative or otherwise, solicit, initiate, encourage the submission of any proposal or offer from any person or entity relating to any Frustrating Transaction, or participate in any negotiations regarding, or furnish to any other person or entity any information with respect to, or otherwise cooperate or negotiate in any way with, or assist or participate in, facilitate or encourage, any Frustrating Transaction or any effort or attempt by any other person or entity to make any such proposal or offer relating to a Frustrating Transaction. Such Stockholder shall notify the Company promptly if any such proposal or offer, or any inquiry or contact with any person or entity with respect thereto, is made and shall, in any such notice to the Company, indicate in reasonable detail the identity of the person making such proposal, offer, inquiry or contact and the terms and conditions of such proposal, offer, inquiry or contact.

Section 6.    Lockup Agreement.

Each Stockholder hereby agrees that he, she or it shall not sell or otherwise transfer or dispose of, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale of, any GenStar Common Stock (or other securities) owned by such Stockholder prior to the Effective Time during the two hundred and seventy (270) day period following the Effective Time.

Each Stockholder acknowledges that GenStar may impose stop-transfer instructions with respect to the shares of GenStar Common Stock (or other securities) owned by such Stockholder prior to the Effective Time subject to the foregoing restrictions until the end of such applicable two hundred and seventy (270) day period. Each Stockholder agrees to execute a market standoff agreement with said underwriter, in a form negotiated between such Stockholder and said underwriter, consistent with the provisions of this Section 6.

Section 7.    Further Assurances.

Each Stockholder shall, upon request of the Company, execute and deliver any additional documents and take such further actions as may reasonably be deemed by the Company to be necessary or desirable to carry out the provisions hereof and to vest in the Company the power to vote the Shares as contemplated by Section 4 of this Agreement.

Section 8.    Termination.

This Agreement, and all rights and obligations of the parties hereunder, shall terminate (the “Termination Date”) immediately upon the earlier of (a) the Effective Time and (b) the date of termination of the Merger Agreement; provided, however, that Section 6 and Section 9 shall survive any termination of this Agreement.

Section 9.    Expenses.

Each party will pay his, her or its own fees and expenses incident to the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated hereby (including legal fees and accounting expenses).

Section 10.    Public Announcements.

Each of the Stockholders agrees that he, she or it will not issue any press release or otherwise make any public statement with respect to the Merger Agreement, this Agreement or the transactions contemplated hereby or thereby without the prior written consent GenStar and the Company; provided, however, that such disclosure may be made without obtaining such prior consent if required by law and if the Stockholder making such disclosure has first used his, her or its reasonable efforts to consult with GenStar and the Company about the form and substance of such disclosure.

Section 11.    Miscellaneous.

(a)    Amendment and Waiver.    No amendment, modification or waiver in respect of this Agreement shall be effective against any party unless it shall be in writing and signed by such party or his, her or its permitted successors and assigns. Any amendment or waiver effected in accordance with this Section 11(a) shall be binding upon the parties and their respective successors and assigns.

(b)    Notices.    Any notice, request or demand desired or required to be given hereunder shall be in writing given by personal delivery, confirmed facsimile transmission or overnight courier service, in each case addressed as set forth below or to such other address as any party shall have previously designated by such a notice. The effective date of any notice, request or demand shall be the date of personal delivery, the date on which successful facsimile transmission is confirmed or the date actually delivered by a reputable overnight courier service, as the case may be, in each case properly addressed as provided in this Section 11(b) and with all charges prepaid.

TO ANY OF THE STOCKHOLDERS: at the address set forth below the signature of such Stockholder to this Agreement:

TO GENSTAR OR MERGER SUB:

GenStar Therapeutics Corporation
10865 Altman Row
San Diego, California 92121
Fax: (858) 450-0425
Attention: Chief Executive Officer

With a copy to:

Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, California 94304
Fax: (650) 493-6811
Attention: Herbert P. Fockler, Esq.

TO COMPANY:

Vascular Genetics Incorporated
3350 Peachtree Road, NE
Suite 1050
Atlanta, Georgia 30326
Fax: (678) 420-2126
Attention: Chief Executive Officer

With a copy to:

McKenna Long & Aldridge, LLP
303 Peachtree Street, Suite 5300
Atlanta, Georgia 30308
Fax: (404) 527-4198
Attention: Robert E. Tritt, Esq.

(c)    Severability.    If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(d)    Specific Performance.    Each of the parties hereto acknowledges and agrees that the other parties hereto would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties hereto agrees that the other parties hereto shall be entitled to an injunction to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any competent court having jurisdiction over the parties, in addition to any other remedy to which they may be entitled at law or in equity.

(e)    Parties in Interest.    This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors heirs, legal representatives and permitted assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person or entity any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(f)    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

(g)    Headings.    The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

(h)    Counterparts.    This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

(i)    Waiver of Jury Trial.    EACH PARTY HERETO IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF SUCH PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

(j)    Representation by Counsel; Construction.    Each party to this Agreement was represented by his, her or its own counsel in connection with this Agreement and had the opportunity to discuss with such counsel the terms of this Agreement. This Agreement has been drafted with the joint participation of each of the parties and shall be construed to be neither against nor in favor of any party.

(k)    Capacity as Stockholder.    All representations and covenants made by a Stockholder hereunder are made solely in his, her or its capacity as a stockholder of GenStar and shall not in any way affect or limit his, her or its, or his, her or its affiliates’ ability to act in accordance with such person’s obligations or duties as an officer or director of GenStar.

IN WITNESS WHEREOF, GenStar, Merger Sub, the Company and the each of the Stockholders have caused this Agreement to be duly executed and delivered as of the date first written above.

GENSTAR THERAPEUTICS CORPORATION

By:
Name:
Title:

GENESIS ACQUISITION CORPORATION

By:
Name:
Title:

VASCULAR GENETICS, INC.

By:
Name:
Title:

STOCKHOLDERS: BAXTER HEALTHCARE CORPORATION

By:
Name:
Title:
Address:	One Baxter Parkway
Deerfield, IL 60015
Attention: General Counsel

Fax:	847-948-2450

Peter F. Bernardoni
Address:	1035 Suncast Lane, Suite 122
El Dorado Hills, CA 95762

Fax:

Yawen L. Chiang
Address:	10865 Altman Row
San Diego, CA 95762

Fax:

Connie J. Kohne
Address:	10865 Altman Row
San Diego, CA 95762

Fax:

STOCKHOLDERS:

Creighton Lawhead

Address:	10865 Altman Row San Diego, CA 92121

Fax:

Paul D. Quadros

Address:	10865 Altman Row
San Diego, CA 92121

Fax:

William C. Raschke

Address:	10865 Altman Row
San Diego, CA 92121

Fax:

Ivor Royston

Address:	9255 Towne Centre Dr.
San Diego, CA 92121

Fax:

STOCKHOLDERS:

Carin D. Sandvik

Address:	10865 Altman Row
San Diego, CA 92121

Fax:

Victor W. Schmitt

Address:	One Baxter Parkway
Deerfield, IL 60015

Fax:

Robert E. Sobol

Address:	10865 Altman Row
San Diego, CA 92121

Fax:

TECHNOLOGY FUNDING

By:
Name:
Title:
Address:	1035 Suncast Lane, Suite 122
El Dorado Hills, CA 95762

Fax: